Prospectus Supplement
(To Prospectus dated February 16, 2005)

                          $1,089,221,300 (APPROXIMATE)
                         HOMEBANC MORTGAGE TRUST 2005-4
                              MORTGAGE BACKED NOTES

                                 [HOMEBANC LOGO]

         HOMEBANC CORP.                               HMB ACCEPTANCE CORP.
             SPONSOR                                       DEPOSITOR

                             WELLS FARGO BANK, N.A.
                                 MASTER SERVICER

                              ---------------------

      The trust will issue notes including the following classes offered hereby:

      O Two classes of senior notes.

      O Four classes of subordinate notes.


     The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under "Summary of Terms--The Notes" on page S-3 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-3 and not to the ownership certificate that will be issued by the trust as described in this prospectus supplement. Principal and interest on each class of notes will be payable monthly beginning in September 2005. Amounts payable under three interest rate swap agreements will be applied to pay certain interest shortfalls and basis risk shortfalls and maintain overcollateralization. Credit enhancement for the notes will include excess interest, overcollateralization and subordination.

     The assets of the trust will primarily consist of a pool of conventional, first and second lien, adjustable rate, residential mortgage loans.

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     INVESTING IN THE OFFERED NOTES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT.

     The offered notes will represent obligations of the trust only and will not represent obligations of any other entity.
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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The notes offered by this prospectus supplement (other than the Class M-4 Notes) will be purchased by the underwriters from HMB Acceptance Corp., and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to HMB Acceptance Corp. from the sale of these notes will be approximately 99.75% of their initial total class principal amount before deducting expenses. There is no underwriting arrangement for the Class M-4 Notes. See "Underwriting" in this prospectus supplement.

     On or about August 30, 2005, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

BEAR, STEARNS & CO. INC.
                                  JPMORGAN
                                                        KEYBANC CAPITAL MARKETS

           The date of this prospectus supplement is August 25, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                ----------------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                ----------------

         This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors" and "Yield and Prepayment Considerations" in the prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


                                                                            PAGE

Summary of Terms.............................................................S-1
Risk Factors................................................................S-13
Description of the Trust....................................................S-34
   General..................................................................S-34
   The Owner Trustee........................................................S-34
   The Ownership Certificate................................................S-35
Description of the Notes....................................................S-35
   General..................................................................S-35
   Book-Entry Registration..................................................S-36
   Payments of Interest.....................................................S-37
   Determination of LIBOR...................................................S-42
   Payments of Principal....................................................S-42
   Credit Enhancement.......................................................S-44
   Optional Purchase of the Mortgage Loans..................................S-47
   The Securities Administrator.............................................S-47
   The Indenture Trustee....................................................S-48
   The Custodian............................................................S-48
Fees and Expenses of the Trust..............................................S-48
Description of the Mortgage Pool............................................S-49
   General..................................................................S-50
   Adjustable Mortgage Rates................................................S-51
   The Indices..............................................................S-51
   Primary Mortgage Insurance...............................................S-52
   Certain Characteristics of the
     Mortgage Loans.........................................................S-52
Additional Information......................................................S-52
The Seller..................................................................S-53
Underwriting Standards......................................................S-53
The Master Servicer.........................................................S-55
The Servicer and the Subservicer............................................S-55
   General..................................................................S-55
   Delinquency and Foreclosure Experience...................................S-56
Servicing of the Mortgage Loans.............................................S-60
   General..................................................................S-65
   The Subservicer..........................................................S-66
   Servicing Account and Collection Account.................................S-66
   Servicing Compensation and
     Payment of Expenses....................................................S-66

   Prepayment Interest Shortfalls...........................................S-67
   Monthly Advances, Servicing Advances.....................................S-67
   Collection of Taxes, Assessments
     and Similar Items......................................................S-68
   Waiver or Modification of
     Mortgage Loan Terms....................................................S-68
   Insurance Coverage.......................................................S-69
   Evidence as to Compliance................................................S-69
   Custody of the Mortgage Files............................................S-69
   Delinquent Mortgage Loans................................................S-70
   Termination of Servicer..................................................S-70
   Optional Purchase of Distressed
     Mortgage Loans.........................................................S-70
The Mortgage Loan Purchase
 Agreement and the Transfer and
 Servicing Agreement........................................................S-70
   General..................................................................S-70
   Administration...........................................................S-70
   Reports to Securityholders...............................................S-71
   Delivery and Substitution of Mortgage Loans..............................S-72
   Voting Rights............................................................S-73
   Termination of the Trust.................................................S-73
   Sale of the Mortgage Loans...............................................S-73
   Events of Default; Servicer Termination Events...........................S-75
The Trust Agreement and the Indenture.......................................S-76
   General..................................................................S-76
   Certain Matters under the Agreements.....................................S-76
   Administration...........................................................S-81
   Amendment................................................................S-81
Yield, Prepayment and Weighted Average Life.................................S-81
   General..................................................................S-81
   Overcollateralization....................................................S-85
   Subordination of the Subordinate Notes...................................S-85
   Weighted Average Life....................................................S-85

Material Federal Income Tax
 Considerations.............................................................S-92
   Tax Classification of the Trust and
     of the Offered Notes...................................................S-92
   Tax Consequences to Holders of
     the Offered Notes......................................................S-93
   State and Local Income Tax Considerations................................S-93
Legal Investment Considerations.............................................S-94
ERISA Considerations........................................................S-94
   General..................................................................S-94
   Purchases of the Offered Notes...........................................S-94
Use of Proceeds.............................................................S-96
Underwriting................................................................S-96
Legal Matters...............................................................S-97
Ratings.....................................................................S-97
Annex A: Defined Terms.....................................................S-A-1
Annex B: Global Clearance,
  Settlement and Tax Documentation
  Procedures...............................................................S-B-1
Annex C: Certain Characteristics of
  the Mortgage Loans.......................................................S-C-1
Annex D: Scheduled Notional
  Amounts For Interest Rate Swap
  Agreements...............................................................S-D-1

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASHFLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASHFLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF AUGUST 1, 2005, UNLESS WE SPECIFY OTHERWISE. THE DEFINITION OF "SCHEDULED PRINCIPAL BALANCE" IN "ANNEX A--DEFINED TERMS" DESCRIBES HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY OTHERWISE.

PARTIES

SPONSOR AND SELLER

       HomeBanc Corp.

DEPOSITOR

       HMB Acceptance Corp.

ISSUING ENTITY

       HomeBanc Mortgage Trust 2005-4, a Delaware statutory trust.

INDENTURE TRUSTEE

       U.S. Bank National Association. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

OWNER TRUSTEE

       Wilmington Trust Company.

SECURITIES ADMINISTRATOR

       Wells Fargo Bank, N.A., will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust and will perform certain administrative functions on behalf of the trust under the trust agreement, the indenture and the transfer and servicing agreement.


MASTER SERVICER

       Wells Fargo Bank, N.A.

SERVICER

       HomeBanc Corp.

SUBSERVICER

       HomeBanc Mortgage Corporation.

CUSTODIAN

       JPMorgan Chase Bank, National Association.


ORIGINATOR

       HomeBanc Mortgage Corporation.

SWAP COUNTERPARTY

         The trust will enter into three interest rate swap agreements with Bear Stearns Financial Products Inc. to partially mitigate certain interest rate risk, as described in this prospectus supplement.

                                    THE NOTES

CLASSES OF NOTES

       HomeBanc Mortgage Trust 2005-4 will issue on the closing date the classes of notes listed in the table below, together with the Class M-5, Class B-1 and Class B-2 Notes and an ownership certificate evidencing the entire equity interest in the trust. Only the classes of notes listed in the table below are offered by this prospectus supplement.


                  CLASS        INTEREST RATE FORMULA   INTEREST RATE FORMULA
                 PRINCIPAL        (UNTIL INITIAL          (AFTER INITIAL      INITIAL RATINGS     EXPECTED FINAL
   CLASS        AMOUNT(1)      PURCHASE DATE) (2)(4)   PURCHASE DATE) (3)(4)  S&P/MOODY'S(5)     PAYMENT DATE(6)
------------   ------------    ---------------------   ---------------------  ---------------    ---------------
A-1.........   $932,897,800      LIBOR plus 0.270%       LIBOR plus 0.540%         AAA/Aaa        April 25, 2011
A-2.........   $112,059,800      LIBOR plus 0.330%       LIBOR plus 0.660%         AAA/Aaa        April 25, 2011
M-1.........   $13,447,200       LIBOR plus 0.470%       LIBOR plus 0.705%         AA+/Aa1        April 25, 2011
M-2.........   $11,766,300       LIBOR plus 0.490%       LIBOR plus 0.735%         AA+/Aa2        April 25, 2011
M-3.........    $7,283,900       LIBOR plus 0.540%       LIBOR plus 0.810%         AA+/Aa3        April 25, 2011
M-4.........   $11,766,300       LIBOR plus 0.650%       LIBOR plus 0.975%          AA/A2         April 25, 2011

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(1) These amounts are approximate, as described in this prospectus supplement.
(2) Reflects the interest rate formula up to and including the earliest possible payment date on which the holder of the ownership certificate has the option to purchase the mortgage loans as described below under "-- Optional Purchase of the Mortgage Loans."
(3) Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by the holder of the ownership certificate at the earliest possible payment date as described below under "-- Optional Purchase of the Mortgage Loans."
(4) Subject to the available funds rate and a maximum fixed rate cap of 11.50% per annum, as described below under "-- The Notes -- Payments on the Notes -- Interest Payments."
(5) The designation of "NR" means that the specified rating agency will not rate the notes of that class. (6) Reflects the expected final payment date, based upon (a) the receipt of principal payments at 25% CPR and
       (b) the assumption that the option to purchase the mortgage loans is exercised by the holder of the ownership certificate at the earliest possible payment date as described below under "--Optional Purchase of Mortgage Loans." The actual final payment date for each class of offered notes may be earlier or later, and could be substantially later, than the applicable expected final payment date listed above.

       The notes will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

       The notes will represent obligations of the trust and will be secured by collateral consisting of conventional, first and second lien, adjustable rate, residential mortgage loans having a total principal balance as of August 1, 2005, of approximately $1,120,598,134.

       The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

       The ownership certificate and the Class M-5, B-1 and B-2 Notes are not offered by this prospectus supplement. The offered notes will have an approximate total initial principal amount of $1,089,221,300. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 10%.

PAYMENTS ON THE NOTES

       Principal and interest on the notes will be paid on the 25th day of each month, beginning in September 2005. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

       The rights of holders of the Class M-1, M-2, M-3, M-4, M-5, B-1 and B-2 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a higher priority of payment, as described in "--Enhancement of Likelihood of Payment on the Notes--Subordination of Payments" below. We refer to the Class M-1, M-2, M-3, M-4, M-5, B-1 and B-2 Notes as "subordinate" notes, and we refer to the Class A-1 and A-2 Notes as "senior" notes.

Interest Payments

       Interest will accrue on each class of notes at the applicable annual rates described as follows: the least of (1) the applicable annual rate as described in the table on page S-3, (2) 11.50% annually and (3) the available funds rate.

         If the option to purchase the mortgage loans is not exercised by the holder of the ownership certificate on the first payment date following the month in which the total principal balance of the mortgage loans declines to less than 20% of their initial total principal balance as described under "--Optional Purchase of the Mortgage Loans" below, then with respect to the next payment date and each payment date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of notes, by substituting in clause (1) the applicable annual rate as described in the table on page S-3, subject in each case to the limitations described above.

       See "--Optional Purchase of the Mortgage Loans" below.

       The available funds rate is a limitation generally based on the amount of interest collections received from the mortgage loans during the applicable collection period, net of certain fees and expenses of the trust.

       For a complete description of the available funds rate and the priority of payment of interest, see "Description of the Notes--Payments of Interest" in this prospectus supplement.

Principal Payments

       The amount of principal payable on each class of notes will be determined by (1) funds received on the mortgage loans that are available to make payments of principal on the notes, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of notes and (3) the application of excess interest to pay principal on the notes, as described in this prospectus supplement.

       Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

       The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the stepdown date described in this prospectus supplement or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

      See "Description of the Notes--Payments of Principal" in this prospectus supplement.

LIMITED RECOURSE

       The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise and any payments received under the interest rate swap agreements described below. No other entity will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

       In order to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, the payment structure includes excess interest, overcollateralization and subordination, as well as three interest rate swap agreements. The notes will not be insured by any surety bond.

       The Class B-2 Notes are more likely to experience losses than the Class B-1, M-5, M-4, M-3, M-2 and M-1 Notes and the senior notes; the Class B-1 Notes are more likely to experience losses than the Class M-5, M-4, M-3, M-2 and M-1 Notes and the senior notes; the Class M-5 Notes are more likely to experience losses than the Class M-4, M-3, M-2, M-1 Notes and the senior notes; the Class M-4 Notes are more likely to experience losses than the M-3, M-2, M-1 Notes and the senior notes; the Class M-3 Notes are more likely to experience losses than the Class M-2 and M-1 Notes and the senior notes; the Class M-2 Notes are more likely to experience losses than the Class M-1 Notes and the senior notes; and the Class M-1 Notes are more likely to experience losses than the senior notes.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement," "Description of the Notes--Credit Enhancement" and "--Payments of Interest--The Interest Rate Swap Agreements" in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the notes.

Excess Interest

       The mortgage loans owned by the trust will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at the required levels.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Notes--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

       On the closing date, the total principal balance of the mortgage loans is expected to approximately equal the total principal amount of the notes. Thereafter, to the extent described in this prospectus supplement, commencing with the first payment date, any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and certain fees and expenses of the trust (referred to in this prospectus supplement as "excess interest") will be used to reduce the total principal amount of the notes until the total principal balance of the mortgage loans exceeds the total principal amount of the notes by an amount set by the rating agencies. We call this condition "overcollateralization." We cannot, however, assure you that sufficient excess interest will be generated by the mortgage loans in the mortgage pool to achieve and maintain the required level of overcollateralization set by the rating agencies.

See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Notes--Credit Enhancement-- Overcollateralization" in this prospectus supplement.

Subordination of Payments

       The senior notes will have a payment priority with respect to payments of interest as a group over other notes; the Class M-1 Notes will have a payment priority over the Class M-2, M-3, M-4, M-5, B-1 and B-2 Notes; the Class M-2 Notes will have a payment priority over the Class M-3, M-4, M-5, B-1 and B-2 Notes; the Class M-3 Notes will have a payment priority over the Class M-4, M-5, B-1 and B-2 Notes; the Class M-4 Notes will have a payment priority over the Class M-5, B-1 and B-2 Notes; the Class M-5 Notes will have a payment priority over the Class B-1 and Class B-2 Notes; and the Class B-1 Notes will have a payment priority over the Class B-2 Notes.

       As described in this prospectus supplement, if losses on the mortgage loans exceed excess interest and overcollateralization, the notes will incur principal deficiencies in inverse order of seniority, which will reduce the amount of accrued note interest accrued on that class and will represent an ultimate loss of principal on the notes of that class unless excess interest becomes available to pay the amount of the principal deficiency.

      See "Description of the Notes--Credit Enhancement--Subordination" in this prospectus supplement.

Primary Mortgage Insurance

      Approximately 15.54% and 84.22% of the mortgage loans with original loan-to-value ratios in excess of 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See "Risk Factors--Potential Inadequacy of Credit Enhancement--Primary Mortgage Insurance" and "Description of the Mortgage Pool--Primary Mortgage Insurance" in this prospectus supplement.

THE INTEREST RATE SWAP AGREEMENTS

      On or before the closing date, the trust will enter into three interest rate swap agreements with Bear Stearns Financial Products Inc., as swap counterparty. On each payment date, the trust will be obligated to make fixed payments under each interest rate swap agreement at a rate of 4.570% (for three-year hybrid mortgage loans), 4.765% (for five-year hybrid mortgage loans) and 4.835% (for seven-year hybrid mortgage loans), and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the related interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of (i) the outstanding aggregate principal balance of the three-year hybrid mortgage loans, five-year hybrid mortgage loans or seven-year hybrid mortgage loans, as applicable, or (ii) the applicable scheduled notional amount for the related payment date, and adjusted to a monthly basis. To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds a fixed payment on any payment date, the swap counterparty will owe a net payment to the trust. Any net amounts received by the trust under the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls and achieve and maintain overcollateralization as described in this prospectus supplement. The interest rate swap agreements will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, may diminish the amount of basis risk shortfalls experienced by the notes during the periods the interest rate swap agreements are in effect as specified in the related interest rate swap agreement.

       See "Description of the Notes -- Payments of Interest -- The Interest Rate Swap Agreements" in this prospectus supplement.

MATURITY DATE

       The maturity date for the notes will occur on the payment date in October 2035. As to each class, the actual final payment date may be earlier, and could be substantially earlier, than that class's final maturity date.

FEES AND EXPENSES

      Before payments are made on the notes, the servicer will be paid a monthly fee, depending on the characteristics of the mortgage loans as described in this prospectus supplement, calculated as 0.25% annually, 0.375% annually, 0.50% annually or 0.25% annually until the first adjustment date and 0.375% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement.

      In addition, the applicable percentage rate described above will increase by an annual percentage ranging from 0.17% annually to 0.40% annually with respect to each mortgage loan covered by a lender-paid loan-level primary mortgage insurance policy. The servicer will pay the fees related to the lender-paid loan-level primary mortgage insurance policies on behalf of the trust.

      The indenture trustee, the owner trustee and the custodian will each be paid a fixed annual fee from investment earnings on funds held in the collection account. The master servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the indenture trustee, the owner trustee and the custodian. The securities administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the trust.

      The servicer, the master servicer, the indenture trustee, the owner trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the notes.

      See "Fees and Expenses of the Trust" in this prospectus supplement.

THE MORTGAGE LOANS

       On the closing date, the assets of the trust will consist primarily of a pool of conventional, first and second lien, adjustable rate, residential mortgage loans with a total principal balance as of August 1, 2005, of approximately $1,120,598,134. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages. All of the second lien mortgage loans were originated concurrently with the origination of a first lien mortgage loan in connection with the purchase or refinancing of the related mortgaged property.

       The mortgage loans have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement. Approximately 4.45% of the mortgage loans have original terms to maturity of 20 years, approximately 2.16% of the mortgage loans have original terms to maturity of 25 years, and approximately 93.39% of the mortgage loans have original terms to maturity of 30 years.

      The mortgage loans will not be insured or guaranteed by any government agency.

      The Depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

                              MORTGAGE LOAN SUMMARY


                                                                                          AVERAGE
                                                                                             OR
                                                                                          WEIGHTED        TOTAL
                                                                  RANGE OR TOTAL          AVERAGE       PERCENTAGE
                                                                ------------------      ----------      ----------

Number of Mortgage Loans...............................                      5,205             --              --
Total Scheduled Principal Balance......................             $1,120,598,134             --              --
Scheduled Principal Balances...........................         $252 to $2,000,000       $215,293              --
Mortgage Rates.........................................            3.50% to 8.875%         5.814%              --
Original Terms to Maturity (in months).................                 240 to 360            353              --
Remaining Terms to Maturity (in months)................                 228 to 360            352              --
Original Loan to Value Ratios
(First Lien Mortgage Loans Only).......................          17.65% to 100.00%         82.49%              --
Original Combined Loan to Value Ratios
(Both First and Second Lien Mortgage Loans)............          19.23% to 100.00%         86.42%              --
Number of Interest-Only Mortgage Loans.................                      5,205             --            100%
Geographic Distribution in Excess of 10.00% of the
    Total Scheduled Principal Balance:
    Number of Mortgage Loans in Florida................                      2,622             --          57.92%
    Number of Mortgage Loans in Georgia................                      2,172             --          35.60%
Number of Mortgage Loans in the Maximum Single Zip
    Code Concentration.................................                         27             --           1.13%
Credit Scores*.........................................                 608 to 821            727              --
Gross Margins..........................................            1.375% to 5.00%         2.321%              --
Maximum Mortgage Rates.................................            9.50% to 18.00%        12.920%              --
Minimum Mortgage Rates.................................            1.375% to 5.00%         2.321%              --
Months to Next Mortgage Rate Adjustment................                    1 to 85             57              --
Periodic Caps*.........................................                     5.000%         5.000%              --

---------
* Non-zero weighted average.

      See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans expected to be included in the trust.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

      The seller has made certain representations and warranties concerning the mortgage loans to the depositor under the mortgage loan purchase agreement. The depositor's rights to these representations and warranties will be assigned to the issuer under the transfer and servicing agreement and pledged by the issuer to the indenture trustee under the indenture for the benefit of securityholders.

      Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuer or (3) in certain circumstances, substitute another mortgage loan.

      In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty,
(a) substitution must generally take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

      See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Sale of the Mortgage Loans" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

       The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by the servicer, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the transfer and servicing agreement and described in this prospectus supplement.

       The mortgage loans will be serviced by HomeBanc Corp. On the closing date, HomeBanc Corp. will enter into a subservicing agreement with HomeBanc Mortgage Corporation for the servicing of the mortgage loans.

       If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

      See "The Servicer and the Subservicer," "Servicing of the Mortgage Loans" and "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Events of Default; Servicer Termination Events" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

       The holder of the ownership certificate may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 20% of their initial total principal balance.

       If the mortgage loans are purchased, noteholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

       If the option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the next succeeding payment date and thereafter, the interest rates of the notes will be increased as described in this prospectus supplement.

      See "Description of the Notes--Optional Purchase of the Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

      See the table on page S-3 for a description of the increased interest rates to be paid on the notes in the event that the purchase option with respect to the mortgage loans is not exercised as described above.

FINANCING

       The underwriters, or affiliates of the underwriters, have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay this financing.

TAX STATUS

       For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each holder of an offered note that is unrelated to the owner of the ownership certificate, by its acceptance of an offered note, will agree to treat the offered notes as debt.

       The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as a 100% ownership interest in each of the ownership certificate and the Class M-5, B-1 and B-2 Notes is owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." The seller will represent that it has filed with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue Code of 1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. The seller will further represent that it will own a 100% ownership interest in the ownership certificate and the Class M-5, B-1 and B-2 Notes directly, or indirectly through the depositor, its "qualified REIT subsidiary." Moreover, the trust agreement will set forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary." In addition, the indenture will set forth restrictions on the transferability of the Class M-5, B-1 and B-2 Notes to ensure that the holder of the ownership certificate will not transfer its ownership of any of the Class M-5, B-1 or Class B-2 Notes so long that it is the holder of the ownership certificate, or if it transfers the ownership certificate to a REIT or a "qualified REIT subsidiary, " it will transfer its entire ownership interest in the Class M-5, B-1 and B-2 Notes to that transferee unless, in each case, the holder of the ownership certificate provides an opinion of counsel concluding that the Class M-5, B-1 and B-2 Notes will be classified as indebtedness for federal income tax purposes.

       See "Risk Factors--Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

       Generally, all of the notes offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of notes.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

       The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

       There may be other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

      See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE OFFERED NOTES

       Each class of offered notes will initially have the ratings from Standard and Poor's Ratings Services and Moody's Investors Service specified on page S-3.

       These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

       The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

       The ratings do not address the payment of any basis risk shortfalls with respect to the offered notes.

      See "Ratings" in this prospectus supplement for a more complete discussion of the ratings of the offered notes.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED NOTES.

MORTGAGE LOAN INTEREST RATES MAY
    LIMIT INTEREST RATES ON THE NOTES.......   The notes will accrue interest at
                                               interest rates based on the
                                               one-month LIBOR index plus a
                                               specified margin, but these
                                               interest rates are subject to
                                               limitation. The available funds
                                               rate, which is a limitation based
                                               on the amount of interest
                                               collections received during the
                                               applicable period, net of certain
                                               fees and expenses of the trust,
                                               will limit the interest rates on
                                               the notes.

                                               All of the mortgage loans to be
                                               included in the mortgage pool
                                               will have interest rates that
                                               adjust based on either a
                                               one-month LIBOR index or a
                                               six-month LIBOR index, as
                                               described under "Description of
                                               the Mortgage Pool--The Indices"
                                               in this prospectus supplement.
                                               The mortgage loans in the pool
                                               may also have periodic maximum
                                               and minimum limitations on
                                               adjustments to their interest
                                               rates, and the first interest
                                               rate adjustment date for
                                               substantially all of the mortgage
                                               loans will occur approximately
                                               one month, approximately six
                                               months, approximately three
                                               years, approximately five years
                                               or approximately seven years
                                               after their first payment date.
                                               If as a result of these factors,
                                               or due to delinquencies in
                                               payment, the interest rates on
                                               the notes are limited by the
                                               available funds rate, the notes
                                               will accrue less interest than if
                                               the interest rates were not
                                               subject to the available funds
                                               rate described in this prospectus
                                               supplement.

                                               The interest rates on the notes
                                               are also subject to a fixed rate
                                               cap. The fixed rate cap limits
                                               the interest rates on the notes
                                               to a maximum annual rate of
                                               11.50%. If the interest rate for
                                               any class of notes at any time is
                                               limited by the fixed rate cap,
                                               the market value of those notes
                                               may be temporarily or permanently
                                               reduced.

                                               A variety of factors could limit
                                               the interest rates and adversely
                                               affect the yields on and market
                                               values of the notes. These
                                               factors include:

                                               o   The interest rates for the
                                                   notes adjust monthly, while
                                                   the interest rates on
                                                   approximately 99.29% of the
                                                   mortgage loans to be included
                                                   in the mortgage pool adjust
                                                   semi-annually. Consequently,
                                                   the available
                                                   funds rate limitation on the
                                                   interest rates on these notes
                                                   may prevent increases in the
                                                   interest rates on the related
                                                   notes for extended periods in
                                                   a rising interest rate
                                                   environment.

                                               o   The interest rates on certain
                                                   of the mortgage loans to be
                                                   included in the mortgage pool
                                                   may respond to economic and
                                                   market factors that differ
                                                   from those that affect
                                                   one-month LIBOR. It is
                                                   possible that the interest
                                                   rates on these mortgage loans
                                                   may decline while one-month
                                                   LIBOR is stable or rising, or
                                                   that one-month LIBOR will
                                                   increase more rapidly than
                                                   the interest rates on these
                                                   mortgage loans.

                                               o   To the extent that mortgage
                                                   loans are delinquent in
                                                   payment or subject to default
                                                   or prepayment, the interest
                                                   rates on the notes may be
                                                   reduced as a result of the
                                                   available funds rate
                                                   limitation described in this
                                                   prospectus supplement.

                                               If the interest rates on the
                                               notes are limited for any payment
                                               date, the resulting basis risk
                                               shortfalls may be paid to holders
                                               of those notes on future payment
                                               dates, but only if there is
                                               enough cashflow generated from
                                               excess interest on the mortgage
                                               loans to fund those shortfalls or
                                               payments are received under the
                                               interest rate swap agreements in
                                               an amount sufficient to cover
                                               those shortfalls.

                                               See "Description of the
                                               Notes--Payments of Interest" and
                                               "--Credit Enhancement--
                                               Overcollateralization" in this
                                               prospectus supplement. For a
                                               general description of the
                                               interest rates of the mortgage
                                               loans, see "Description of the
                                               Mortgage Pool" in this prospectus
                                               supplement.

RISKS RELATED TO MORTGAGE LOANS WITH
    INTEREST-ONLY PAYMENTS..................
                                                 Substantially all of the
                                                 mortgage loans provide for
                                                 payment of interest at the
                                                 related mortgage interest rate,
                                                 but no payment of principal,
                                                 for a period of ten years
                                                 following the origination of
                                                 the mortgage loan,
                                                 respectively. Following the
                                                 interest-only period, the
                                                 monthly payment with respect to
                                                 each of these mortgage loans
                                                 will be increased to an amount
                                                 sufficient to amortize the
                                                 principal balance of the
                                                 mortgage loan over the
                                                 remaining term and to pay
                                                 interest at the applicable
                                                 mortgage interest rate.

                                               The presence of these mortgage
                                               loans will, absent other
                                               considerations, result in longer
                                               weighted average lives of the
                                               notes than would have been the
                                               case had these loans not been
                                               included in the trust. If you
                                               purchase a note at a discount,
                                               you should consider that the
                                               extension of weighted average
                                               lives could result in a lower
                                               yield than would be the case if
                                               these mortgage loans provided for
                                               payment of principal and interest
                                               on every payment date. In
                                               addition, a borrower may view the
                                               absence of any obligation to make
                                               a payment of principal during the
                                               interest only period of the
                                               mortgage loan as a disincentive
                                               to prepayment.

                                               If a recalculated monthly payment
                                               as described above is
                                               substantially higher than a
                                               borrower's previous interest-only
                                               monthly payment, that loan may be
                                               subject to an increased risk of
                                               delinquency, default and loss.

SPECIAL DEFAULT RISKS OF SECOND LIEN
    MORTGAGE LOANS..........................   Approximately 4.45% of the
                                               mortgage loans are secured by
                                               second liens on the related
                                               mortgaged properties. With
                                               respect to approximately 2.26% of
                                               the second lien mortgage loans,
                                               the trust will hold the related
                                               first lien mortgage loans. The
                                               weighted average original
                                               combined loan-to-value ratio of
                                               the related first and second lien
                                               mortgage loans that will be held
                                               by the trust is approximately
                                               96.15%. The second lien mortgage
                                               loans are subordinate to the
                                               rights of the mortgagees under
                                               the related first lien mortgage
                                               loans. Generally, the holder of a
                                               second lien mortgage loan will be
                                               subject to a loss of its mortgage
                                               if the holder of the related
                                               first mortgage loan is successful
                                               in foreclosure of its mortgage,
                                               because no junior liens or
                                               encumbrances survive such a
                                               foreclosure. In addition, due to
                                               the priority of the first lien
                                               mortgage loan, the holder of the
                                               second lien mortgage loan may not
                                               be able to control the timing,
                                               method or procedure of any
                                               foreclosure action relating to
                                               the mortgaged property.
                                               Furthermore, any liquidation,
                                               insurance or condemnation
                                               proceeds received on the second
                                               lien mortgage loans will be
                                               available to satisfy the
                                               outstanding balance of those
                                               mortgage loans only to the extent
                                               that the claims of the related
                                               first lien mortgage loan have
                                               been satisfied in full, including
                                               any related foreclosure costs.
                                               Accordingly, if liquidation
                                               proceeds are insufficient to
                                               satisfy a mortgage loan secured
                                               by a second lien and the related
                                               first lien in the aggregate, and
                                               if the credit enhancement
                                               provided by excess interest and
                                               overcollateralization has been
                                               exhausted or is otherwise
                                               unavailable to cover the loss,
                                               noteholders will bear:

                                               o   The risk of delay in payments
                                                   while any deficiency judgment
                                                   against the borrower is
                                                   sought; and

                                               o   The risk of loss if a
                                                   deficiency judgment is not
                                                   pursued, cannot be obtained
                                                   or is not realized for any
                                                   other reason.

RISKS RELATING TO DECLINES IN PROPERTY
    VALUES AND SECOND LIEN MORTGAGE
    LOANS...................................   An overall decline in residential
                                               real estate prices could
                                               adversely affect the values of
                                               the mortgaged properties and
                                               cause the outstanding principal
                                               balances of the second lien
                                               mortgage loans, together with the
                                               senior lien mortgage loans
                                               secured by the same mortgaged
                                               properties, to equal or exceed
                                               the value of the mortgaged
                                               properties. This type of a
                                               decline would adversely affect
                                               the position of a second
                                               mortgagee before having the same
                                               effect on the related first
                                               mortgagee. A rise in interest
                                               rates over a period of time and
                                               the general condition of a
                                               mortgaged property as well as
                                               other factors may have the effect
                                               of reducing the value of the
                                               mortgaged property from the
                                               appraised value at the time the
                                               mortgage loan was originated. If
                                               there is a reduction in the value
                                               of a mortgaged property, the
                                               ratio of the principal balance of
                                               the mortgage loan to the value of
                                               the mortgaged property may
                                               increase, reducing the likelihood
                                               of liquidation or other proceeds
                                               being sufficient to satisfy the
                                               second lien mortgage loan after
                                               satisfaction of the senior lien.
                                               In addition, because the second
                                               lien mortgage loans provide for
                                               interest only payments for the
                                               first ten years after
                                               origination, there will be no
                                               principal amortization of the
                                               second lien mortgage loans and
                                               consequent reduction in the
                                               combined loan-to-value ratio
                                               during that period.

RISKS RELATED TO SIMULTANEOUS SECOND
    LIENS...................................   Approximately 26.93% of the
                                               mortgage loans are first lien
                                               mortgage loans with respect to
                                               which, at the time of
                                               origination, the originator or
                                               another lender also originated
                                               second lien mortgage loans that
                                               may not be included in the trust.
                                               In addition, other borrowers
                                               whose first lien loans are
                                               included in the trust may have
                                               obtained secondary mortgage
                                               financing following origination
                                               of the first lien loans.
                                               Investors should consider that
                                               borrowers who have less equity in
                                               their homes may be more likely to
                                               default, and may be more likely
                                               to submit to foreclosure
                                               proceedings.


CERTAIN ASPECTS OF THE MORTGAGE LOAN
    ORIGINATION PROCESS MAY RESULT IN
    HIGHER EXPECTED DELINQUENCIES...........   Various factors in the process of
                                               originating the mortgage loans in
                                               the trust may have the effect of
                                               increasing delinquencies and
                                               defaults on the mortgage loans.
                                               These factors may include any or
                                               all of the following:

                                               STREAMLINED UNDERWRITING
                                               GUIDELINES: In some cases, no
                                               verification of a borrower's
                                               income or employment is required,
                                               which increases the risk that
                                               these borrowers may have
                                               overstated their income and may
                                               not have sufficient income to
                                               make their monthly mortgage loan
                                               payments. You should consider the
                                               risk that the presence in the
                                               mortgage pool of mortgage loans
                                               originated in this manner may
                                               result in increased delinquencies
                                               and defaults on the mortgage
                                               loans in the trust.

                                               APPRAISAL QUALITY: During the
                                               mortgage loan underwriting
                                               process, appraisals are generally
                                               obtained on each prospective
                                               mortgaged property. If appraisals
                                               are inaccurate, there could be an
                                               increase in the number and
                                               severity of losses on the
                                               mortgage loans.

                                               UNDERWRITING GUIDELINE
                                               EXCEPTIONS: Although the
                                               originator generally underwrites
                                               mortgage loans in accordance with
                                               its pre-determined loan
                                               underwriting guidelines, from
                                               time to time and in the ordinary
                                               course of business, the
                                               originator will make exceptions
                                               to these guidelines. Loans
                                               originated with exceptions may
                                               result in a higher number of
                                               delinquencies and loss severities
                                               than loans originated in strict
                                               compliance with the designated
                                               underwriting guidelines.

                                               NON-OWNER OCCUPIED PROPERTIES:
                                               Mortgage Loans secured by
                                               properties acquired by investors
                                               for the purposes of rental income
                                               or capital appreciation, or
                                               properties acquired as second
                                               homes, tend to have higher
                                               severities of default than
                                               properties that are regularly
                                               occupied by the related
                                               borrowers. In a default, real
                                               property investors who do not
                                               reside in the mortgaged property
                                               may be more likely to abandon the
                                               property, increasing the severity
                                               of the default.

                                               Although the aspects of the
                                               mortgage loan origination
                                               process described above may be
                                               indicative of the performance of
                                               the mortgage loans, information
                                               regarding these factors may not
                                               be available for the mortgage
                                               loans in the trust.

                                               See "Description of the Mortgage
                                               Pool" for a description of the
                                               characteristics of the related
                                               mortgage loans and "Underwriting
                                               Standards" for a general
                                               description of the underwriting
                                               guidelines applied in originating
                                               the related mortgage loans.

CHANGES IN U.S. ECONOMIC CONDITIONS
    MAY ADVERSELY AFFECT THE
    PERFORMANCE OF MORTGAGE LOANS,
    PARTICULARLY ADJUSTABLE
    RATE LOANS..............................   Recently, an increasingly large
                                               proportion of residential
                                               mortgage loans originated in the
                                               United States have been
                                               adjustable rate mortgage loans,
                                               including loans that have
                                               interest-only features.

                                               Borrowers with adjustable rate
                                               mortgage loans, such as those
                                               included in the trust, will
                                               likely be exposed to increased
                                               monthly payments (1) if interest
                                               rates rise significantly or (2)
                                               in the case of interest-only
                                               mortgage loans, from the large
                                               increases in monthly payments
                                               when the interest-only terms
                                               expire and the monthly payments
                                               on these loans are recalculated
                                               to amortize the outstanding
                                               principal balance over the
                                               remaining term.

                                               In recent years, mortgage
                                               interest rates have been at
                                               historically low levels. Although
                                               short-term interest rates have
                                               increased from their lowest
                                               levels, long-term interest rates
                                               have remained low. If mortgage
                                               interest rates rise, borrowers
                                               will experience increased monthly
                                               payments on their adjustable rate
                                               mortgage loans. As the fixed
                                               interest rates on hybrid mortgage
                                               loans expire and convert to
                                               adjustable rates, borrowers may
                                               find that the new minimum monthly
                                               payments are considerably higher
                                               and they may not be able to make
                                               those payments.

                                               In addition, without regard to
                                               changes in interest rates, the
                                               monthly payments on mortgage
                                               loans with interest-only features
                                               will increase substantially when
                                               the principal must be repaid.

                                               Borrowers who intend to avoid
                                               increased monthly payments by
                                               refinancing their mortgage loans
                                               may find that lenders may not in
                                               the future be willing or able to
                                               offer these adjustable rate
                                               mortgage loan products, or to
                                               offer these products at
                                               relatively low interest rates. A
                                               decline in housing prices
                                               generally or in certain regions
                                               of the United States could also
                                               leave borrowers with insufficient
                                               equity in their homes to permit
                                               them to refinance.

                                               Any of these factors, or a
                                               combination of these factors,
                                               could cause mortgage loan
                                               defaults to increase.

                                               See "--Risks Related to Mortgage
                                               Loans with Interest-Only
                                               Payments" for further discussion
                                               of mortgage loans with
                                               interest-only features.

RISKS RELATED TO SERVICING AND
    SUBSERVICING............................   The servicer and the subservicer
                                               have only limited experience
                                               servicing mortgage loans in their
                                               portfolios and limited experience
                                               servicing mortgage loans in a
                                               securitization, which could lead
                                               to higher levels of delinquencies
                                               and defaults on the mortgage
                                               loans than would be the case if
                                               the mortgage loans were directly
                                               serviced by a more experienced
                                               servicer. The master servicer
                                               will monitor the performance of
                                               the servicer and the subservicer,
                                               but if substantial losses occur
                                               as a result of delinquencies and
                                               defaults on the mortgage loans,
                                               you may suffer losses. As a
                                               result of the servicer's and
                                               subservicer's limited experience
                                               in servicing mortgage loans, the
                                               historical delinquency,
                                               bankruptcy, foreclosure and
                                               default experience of the
                                               subservicer included in this
                                               prospectus supplement under "The
                                               Servicer and the Subservicer" may
                                               not be reflective of the future
                                               delinquency and loss experience
                                               to be expected of the
                                               subservicer.

                                               See "The Servicer and the
                                               Subservicer" and "Servicing of
                                               the Mortgage Loans" in this
                                               prospectus supplement.

RISKS RELATED TO POTENTIAL INADEQUACY
    OF CREDIT ENHANCEMENT AND OTHER
    SUPPORT.................................   The notes are not insured by any
                                               surety bond. The credit
                                               enhancement features described in
                                               this prospectus supplement are
                                               intended to enhance the
                                               likelihood that holders of more
                                               senior classes of notes will
                                               receive regular payments of
                                               interest and principal, but are
                                               limited in nature and may be
                                               insufficient to cover all losses
                                               on the mortgage
                                               loans.

                                               EXCESS INTEREST AND
                                               OVERCOLLATERALIZATION. In order
                                               to achieve and maintain
                                               overcollateralization after
                                               losses have occurred on the
                                               mortgage loans it will be
                                               necessary that the mortgage loans
                                               generate more interest than is
                                               needed to pay interest on the
                                               notes, as well as the fees and
                                               expenses of the trust and any net
                                               swap payments payable to the swap
                                               counterparty by the trust. We
                                               expect that the mortgage loans
                                               will generate more interest than
                                               is needed to pay these amounts,
                                               at least during certain periods,
                                               because the weighted average of
                                               the interest rates on the
                                               mortgage loans in the mortgage
                                               pool is expected to be higher
                                               than the weighted average of the
                                               interest rates on the notes. Any
                                               remaining interest generated by
                                               the mortgage loans will, in
                                               effect, absorb losses on the
                                               mortgage loans, and will be
                                               applied to achieve and maintain
                                               overcollateralization.

                                               We cannot assure you, however,
                                               that the mortgage loans, together
                                               with amounts available from the
                                               interest rate swap agreements,
                                               will generate enough excess
                                               interest in all periods to
                                               achieve and maintain the
                                               overcollateralization level
                                               required by the rating agencies.
                                               The following factors will affect
                                               the amount of excess interest
                                               that the mortgage loans will
                                               generate:

                                                   Prepayments. Every time a
                                                   mortgage loan is prepaid,
                                                   total excess interest after
                                                   the date of prepayment will
                                                   be reduced because that
                                                   mortgage loan will no longer
                                                   be outstanding and generating
                                                   interest, or, in the case of
                                                   a partial prepayment, will be
                                                   generating less interest. The
                                                   effect on your notes of this
                                                   reduction will be influenced
                                                   by the amount of prepaid
                                                   loans and the characteristics
                                                   of the prepaid loans.
                                                   Prepayment of a
                                                   disproportionately high
                                                   number of high interest rate
                                                   mortgage loans would have a
                                                   greater negative effect on
                                                   future excess interest.

                                                   Defaults, Delinquencies and
                                                   Liquidations. If the rates of
                                                   delinquencies, defaults or
                                                   losses on the mortgage loans
                                                   turn out to be higher than
                                                   expected, excess interest
                                                   will be reduced by the amount
                                                   necessary to compensate for
                                                   any shortfalls in cash
                                                   available to pay noteholders.
                                                   Every time a mortgage loan is
                                                   liquidated or written off,
                                                   excess interest is reduced
                                                   because the mortgage loan
                                                   will no longer be outstanding
                                                   and
                                                   generating interest. Defaults
                                                   on a disproportionately high
                                                   number of high interest rate
                                                   mortgage loans would have a
                                                   greater negative effect on
                                                   future excess interest.

                                                   Increases in LIBOR.
                                                   Approximately 99.29% of the
                                                   mortgage loans have interest
                                                   rates that adjust based on a
                                                   six-month LIBOR index and not
                                                   the one-month LIBOR index
                                                   used to determine the
                                                   interest rates on the notes.
                                                   As a result of an increase in
                                                   one-month LIBOR, the interest
                                                   rate on the related notes may
                                                   increase relative to interest
                                                   rates on the mortgage loans,
                                                   requiring that more of the
                                                   interest generated by the
                                                   mortgage loans be applied to
                                                   cover interest on the notes.

                                                   Limitations on Adjustments of
                                                   Mortgage Rates. The
                                                   adjustable rate mortgage
                                                   loans to be included in the
                                                   trust may have periodic
                                                   maximum and minimum
                                                   limitations on adjustments to
                                                   their interest rates. Due to
                                                   the application of these
                                                   limitations, in a rising
                                                   interest rate environment the
                                                   interest rates on the
                                                   adjustable rate mortgage
                                                   loans may increase more
                                                   slowly than the level of
                                                   one-month LIBOR and the
                                                   corresponding interest rates
                                                   on the offered notes,
                                                   requiring that more of the
                                                   interest generated by the
                                                   adjustable rate mortgage
                                                   loans be applied to cover
                                                   interest on the notes.

                                               See "Description of the Mortgage
                                               Pool--Adjustable Mortgage Rates"
                                               and "Description of the
                                               Notes--Credit Enhancement--
                                               Overcollateralization" in this
                                               prospectus supplement.

                                               THE INTEREST RATE SWAP
                                               AGREEMENTS. Any amounts received
                                               under the interest rate swap
                                               agreements will be applied as
                                               described in this prospectus
                                               supplement to pay interest due on
                                               the notes and achieve and
                                               maintain overcollateralization.
                                               In general, however, no amounts
                                               will be payable to the trust by
                                               the swap counterparty unless the
                                               floating amount owed by the swap
                                               counterparty on a payment date
                                               exceeds the fixed amount owed to
                                               the swap counterparty. This will
                                               not occur except in periods when
                                               one-month LIBOR (as determined
                                               pursuant to the interest rate
                                               swap agreements) generally
                                               exceeds 4.570%, 4.765% or 4.835%
                                               with respect to the swap
                                               agreements relating to three-year
                                               hybrid mortgage loans, five-year
                                               hybrid
                                               mortgage loans and seven-year
                                               hybrid mortgage loans,
                                               respectively. We cannot assure
                                               you that any amounts will be
                                               received under the interest rate
                                               swap agreements, or that any such
                                               amounts that are received will be
                                               sufficient to maintain required
                                               overcollateralization or to cover
                                               interest shortfalls.

                                               Any net amount payable to the
                                               swap counterparty under the terms
                                               of the interest rate swap
                                               agreements will reduce amounts
                                               available for payment to
                                               noteholders, and may reduce the
                                               interest rates of the notes. If
                                               the rate of prepayments on the
                                               mortgage loans is faster than
                                               anticipated, the notional amount
                                               on which payments due under the
                                               interest rate swap agreements are
                                               calculated may exceed the total
                                               principal balance of the
                                               applicable mortgage loans,
                                               thereby increasing the relative
                                               proportion of interest
                                               collections on the loans that
                                               must be applied to make net
                                               payments to the swap
                                               counterparty. The combination of
                                               a rapid rate of prepayment and
                                               low prevailing interest rates
                                               could adversely affect the yields
                                               on the notes.

                                               In addition, any termination
                                               payment payable to the swap
                                               counterparty in the event of
                                               early termination of an interest
                                               rate swap agreement will reduce
                                               amounts available for payments to
                                               noteholders.

                                               See "Description of the
                                               Notes--Payments of Interest--The
                                               Interest Rate Swap Agreements" in
                                               this prospectus supplement.

                                               SUBORDINATION. Subordination in
                                               right of payment of the
                                               subordinate notes provides a form
                                               of credit enhancement for the
                                               senior notes and for each class
                                               of subordinate notes having a
                                               higher priority of payment.
                                               However, if this subordination is
                                               insufficient to absorb losses in
                                               excess of excess interest and any
                                               overcollateralization, then
                                               holders of subordinate notes,
                                               particularly the Class M-4 Notes,
                                               may never receive all of their
                                               principal payments. You should
                                               consider the following:

                                               o   if you buy a Class M-4 Note
                                                   and losses on the mortgage
                                                   loans exceed excess interest
                                                   and any overcollateralization
                                                   that has been created, plus
                                                   the total class principal
                                                   amount of the Class B-2, B-1
                                                   and M-5 Notes, your note will
                                                   incur a principal deficiency;
                                                   although the principal
                                                   deficiency will not reduce
                                                   the
                                                   principal amount of your
                                                   note, interest accrued on the
                                                   amount of the principal
                                                   deficiency and the portion of
                                                   the note principal amount
                                                   represented by the principal
                                                   deficiency will not be repaid
                                                   unless future amounts of
                                                   excess interest are available
                                                   to pay it;

                                               o   if you buy a Class M-3 Note
                                                   and losses on the mortgage
                                                   loans exceed excess interest
                                                   and any overcollateralization
                                                   that has been created, plus
                                                   the total class principal
                                                   amount of the Class B-2, B-1,
                                                   M-5 and M-4 Notes, your note
                                                   will incur a principal
                                                   deficiency; although the
                                                   principal deficiency will not
                                                   reduce the principal amount
                                                   of your note, interest
                                                   accrued on the amount of the
                                                   principal deficiency and the
                                                   portion of the note principal
                                                   amount represented by the
                                                   principal deficiency will not
                                                   be repaid unless future
                                                   amounts of excess interest
                                                   are available to pay it;

                                               o   if you buy a Class M-2 Note
                                                   and losses on the mortgage
                                                   loans exceed excess interest
                                                   and any overcollateralization
                                                   that has been created, plus
                                                   the total class principal
                                                   amount of the Class B-2, B-1,
                                                   M-5, M-4 and M-3 Notes, your
                                                   note will incur a principal
                                                   deficiency; although the
                                                   principal deficiency will not
                                                   reduce the principal amount
                                                   of your note, interest
                                                   accrued on the amount of the
                                                   principal deficiency and the
                                                   portion of the note principal
                                                   amount represented by the
                                                   principal deficiency will not
                                                   be repaid unless future
                                                   amounts of excess interest
                                                   are available to pay it;

                                               o   if you buy a Class M-1 Note
                                                   and losses on the mortgage
                                                   loans exceed excess interest
                                                   and any overcollateralization
                                                   that has been created, plus
                                                   the total class principal
                                                   amount of the Class B-2, B-1,
                                                   M-5, M-4, M-3 and M-2 Notes,
                                                   your note will incur a
                                                   principal deficiency;
                                                   although the principal
                                                   deficiency will not reduce
                                                   the principal amount of your
                                                   note, interest accrued on the
                                                   amount of the principal
                                                   deficiency and the portion of
                                                   the note principal amount
                                                   represented by the principal
                                                   deficiency will not be repaid
                                                   unless future amounts of
                                                   excess interest are available
                                                   to pay it;

                                               o   if you buy a Class A-2 Note
                                                   and losses on the mortgage
                                                   loans exceed excess interest
                                                   and any overcollateralization
                                                   that has been created, plus
                                                   the total class principal
                                                   amount of the Class B-2, B-1,
                                                   M-5,

                                                   M-4, M-3, M-2 and M-1 Notes,
                                                   your note will incur a
                                                   principal deficiency;
                                                   although the principal
                                                   deficiency will not reduce
                                                   the principal amount of your
                                                   note, interest accrued on the
                                                   amount of the principal
                                                   deficiency and the portion of
                                                   the note principal amount
                                                   represented by the principal
                                                   deficiency will not be repaid
                                                   unless future amounts of
                                                   excess interest are available
                                                   to pay it; and

                                               o   if you buy a Class A-1 Note
                                                   and losses on the mortgage
                                                   loans exceed excess interest
                                                   and any overcollateralization
                                                   that has been created, plus
                                                   the total class principal
                                                   amount of the Class B-2, B-1,
                                                   M-5, M-4, M-3, M-2, M-1 and
                                                   A-2 Notes, your note will
                                                   incur a principal deficiency;
                                                   although the principal
                                                   deficiency will not reduce
                                                   the principal amount of your
                                                   note, interest accrued on the
                                                   amount of the principal
                                                   deficiency and the portion of
                                                   the note principal amount
                                                   represented by the principal
                                                   deficiency will not be repaid
                                                   unless future amounts of
                                                   excess interest are available
                                                   to pay it.

                                               If overcollateralization is
                                               restored to the required amount
                                               and the mortgage loans generate
                                               interest in excess of the amount
                                               needed to pay interest and
                                               principal on the notes and the
                                               fees, expenses and reimbursements
                                               owed by the trust, then excess
                                               interest will be applied to pay
                                               deferred interest on principal
                                               deficiency amounts and will be
                                               allocated to the classes of notes
                                               in sequential order of priority.
                                               We cannot assure you, however,
                                               that excess interest will be
                                               generated in an amount sufficient
                                               to make these payments.

                                               See "Description of the
                                               Notes--Credit Enhancement--
                                               Subordination" in this prospectus
                                               supplement.

                                               PRIMARY MORTGAGE INSURANCE.
                                               Approximately 32.67% of the first
                                               lien mortgage loans have original
                                               loan-to-value ratios greater than
                                               80%. Approximately 4.34% of the
                                               second lien mortgage loans have
                                               original combined loan-to-value
                                               ratios greater than 80%.
                                               Approximately 15.54% and 84.22%
                                               of those first lien mortgage
                                               loans are covered by
                                               borrower-paid loan-level primary
                                               mortgage insurance policies and
                                               lender-paid loan-level primary
                                               mortgage insurance policies,
                                               respectively. None of the second
                                               lien mortgage loans are covered
                                               by any mortgage insurance. The
                                               borrower-paid loan-level primary
                                               mortgage insurance
                                               policies will generally have the
                                               effect of reducing the original
                                               loan-to-value ratios of those
                                               covered mortgage loans to
                                               approximately 65% to 75% of the
                                               value of the related mortgaged
                                               property and may be terminated by
                                               the related borrower under
                                               certain circumstances once the
                                               actual loan-to-value ratio of the
                                               related mortgage loan is reduced
                                               below 80%. The lender-paid
                                               loan-level primary mortgage
                                               insurance policies will generally
                                               have the effect of reducing the
                                               original loan-to-value ratios of
                                               those covered mortgage loans to
                                               approximately 70% to 80% of the
                                               value of the related mortgaged
                                               property and will remain in place
                                               until the related mortgage loan
                                               has been paid in full or
                                               otherwise liquidated. However,
                                               both the borrower-paid loan-level
                                               primary mortgage insurance
                                               policies and the lender-paid
                                               loan-level primary mortgage
                                               insurance policies will only
                                               cover first lien mortgage loans
                                               and are subject to various other
                                               limitations and exclusions. As a
                                               result, coverage may be limited
                                               or denied on some mortgage loans.
                                               In addition, because the amount
                                               of coverage under these policies
                                               depends on the loan-to-value
                                               ratio of the related mortgaged
                                               property at the inception of the
                                               policies, a decline in the value
                                               of the related mortgaged
                                               properties will not result in
                                               increased coverage, and the trust
                                               may still suffer a loss on a
                                               covered mortgage loan.
                                               Accordingly, these primary
                                               mortgage insurance policies will
                                               provide only limited protection
                                               against losses on the mortgage
                                               loans.

                                               The servicer will be obligated to
                                               pay the premiums on the
                                               lender-paid loan-level primary
                                               mortgage insurance policies under
                                               the terms of the transfer and
                                               servicing agreement. Investors
                                               should consider that if the
                                               servicer does not fulfill its
                                               covenant to pay the related
                                               premiums, whether due to
                                               inadvertence or otherwise, the
                                               related primary mortgage
                                               insurance coverage will be
                                               cancelled.

                                               See "Description of the Mortgage
                                               Pool--Primary Mortgage Insurance"
                                               in this prospectus supplement.

RISKS RELATED TO CREDIT RATING OF SWAP
    COUNTERPARTY............................   The swap counterparty or its
                                               credit support provider under the
                                               interest rate swap agreements, if
                                               applicable, will have, as of the
                                               closing date, a senior unsecured
                                               debt rating of "AAA" from S&P and
                                               a senior debt rating of "Aaa"
                                               from Moody's. The ratings on the
                                               offered notes are dependent in
                                               part upon the credit ratings of
                                               the swap counterparty (or its
                                               credit support provider, if
                                               applicable). If a credit rating
                                               of the swap counterparty (or its
                                               credit support provider, if
                                               applicable) is qualified, reduced
                                               or withdrawn and a substitute
                                               counterparty is not obtained in
                                               accordance with the terms of the
                                               interest rate swap agreement, the
                                               ratings of the offered notes may
                                               be qualified, reduced or
                                               withdrawn. In such event, the
                                               value and marketability of the
                                               offered notes will be adversely
                                               affected.

                                               See "Description of the
                                               Notes--Payments of Interest--The
                                               Interest Rate Swap Agreement."

RISKS RELATED TO UNPREDICTABILITY AND
    EFFECT OF PREPAYMENTS...................   The rate of prepayments on the
                                               mortgage loans will be sensitive
                                               to prevailing interest rates.
                                               Generally, if prevailing interest
                                               rates decline, mortgage loan
                                               prepayments may increase due to
                                               the availability of refinancing
                                               at lower interest rates. If
                                               prevailing interest rates rise,
                                               prepayments on the mortgage loans
                                               may decrease.

                                               Borrowers may prepay their
                                               mortgage loans in whole or in
                                               part at any time without penalty.

                                               Prepayments on the mortgage loans
                                               may occur as a result of
                                               solicitations of the borrowers by
                                               various lenders, or as a result
                                               of the availability of HomeBanc's
                                               "Streamline Refi" program, as
                                               described under "Yield,
                                               Prepayment and Weighted Average
                                               Life" in this prospectus
                                               supplement.

                                               The timing of prepayments of
                                               principal may also be affected by
                                               liquidations of or insurance
                                               payments on the mortgage loans.
                                               In addition, the seller of the
                                               mortgage loans to the depositor
                                               may be required to repurchase
                                               mortgage loans from the trust in
                                               the event that certain breaches
                                               of representations and warranties
                                               occur and are not cured, and the
                                               holder of the ownership
                                               certificate (or the servicer, if
                                               the holder of the ownership
                                               certificate does not do so) will
                                               have the option to purchase
                                               mortgage loans under certain
                                               circumstances. These purchases
                                               will have the same effect on
                                               noteholders as prepayments of
                                               mortgage loans.

                                               A prepayment of a mortgage loan
                                               will usually result in a payment
                                               of principal on the notes.

                                               o   If you purchase your notes at
                                                   a discount and principal is
                                                   repaid slower than you
                                                   anticipate, then your yield
                                                   may be lower than you
                                                   anticipate.

                                               o   If you purchase your notes at
                                                   a premium and principal is
                                                   repaid faster than you
                                                   anticipate, then your yield
                                                   may be lower than you
                                                   anticipate.

                                               The prepayment experience of the
                                               mortgage loans may differ
                                               significantly from that of other
                                               residential mortgage loans.

                                               See "Yield, Prepayment and
                                               Weighted Average Life" in this
                                               prospectus supplement for a
                                               description of factors that may
                                               influence the rate and timing of
                                               prepayments on the mortgage
                                               loans.

DELAY IN RECEIPT OF LIQUIDATION
    PROCEEDS; LIQUIDATION PROCEEDS
    MAY BE LESS THAN MORTGAGE
    LOAN BALANCE............................  Substantial delays could be encountered in connection with
                                               the liquidation of delinquent
                                               mortgage loans. Further,
                                               reimbursement of advances made by
                                               or on behalf of the servicer and
                                               liquidation expenses such as
                                               legal fees, real estate taxes and
                                               maintenance and preservation
                                               expenses may reduce the portion
                                               of liquidation proceeds payable
                                               to noteholders. If a mortgaged
                                               property fails to provide
                                               adequate security for the related
                                               mortgage loan, you could incur a
                                               loss on your investment if the
                                               applicable credit enhancement is
                                               insufficient to cover the loss.

RISKS RELATED TO GEOGRAPHIC
    CONCENTRATION OF MORTGAGE LOANS.........   Approximately 57.92% of the
                                               mortgage loans to be included in
                                               the trust are secured by
                                               properties located in Florida and
                                               approximately 35.60% of the
                                               mortgage loans to be included in
                                               the trust are secured by
                                               properties located in Georgia.
                                               The rate of delinquencies,
                                               defaults and losses on the
                                               mortgage loans may be higher than
                                               if fewer of the mortgage loans
                                               were concentrated in these states
                                               because the following conditions,
                                               among others, will have a
                                               disproportionate impact on the
                                               mortgage loans in general:

                                               o   weak economic conditions,
                                                   which may or may not affect
                                                   real property values, may
                                                   affect the ability of
                                                   borrowers to repay their
                                                   loans on time;

                                               o   declines in the residential
                                                   real estate markets in these
                                                   states may reduce the values
                                                   of properties located in
                                                   these states, which would
                                                   result in an increase in the
                                                   loan-to-value ratios;

                                               o   properties in Florida may be
                                                   more susceptible to
                                                   hurricanes and other storms,
                                                   and to flooding; and

                                               o   any increase in the market
                                                   value of properties located
                                                   in a particular state would
                                                   reduce the loan-to-value
                                                   ratios of the mortgage loans
                                                   and could, therefore, make
                                                   alternative sources of
                                                   financing available to the
                                                   borrowers at lower interest
                                                   rates, which could result in
                                                   an increased rate of
                                                   prepayment of the mortgage
                                                   loans.

                                               Natural disasters affect regions
                                               of the United States from time to
                                               time, and may result in increased
                                               losses on mortgage loans in those
                                               regions, or in insurance payments
                                               that will constitute prepayments
                                               of principal of those mortgage
                                               loans.

                                               In addition, the economies of
                                               states having high concentrations
                                               of mortgaged properties may be
                                               adversely affected to a greater
                                               degree than the economies of
                                               other areas of the country by
                                               certain regional developments. If
                                               residential real estate prices in
                                               an area of concentration
                                               experience an overall decline,
                                               the rates of delinquencies,
                                               foreclosures and losses on the
                                               mortgage loans may increase,
                                               perhaps substantially.

                                               See "Yield, Prepayment and
                                               Weighted Average Life" in this
                                               prospectus supplement. For
                                               additional information regarding
                                               the geographic concentration of
                                               the mortgage loans to be included
                                               in the mortgage pool, see the
                                               geographic distribution table
                                               under "Description of the
                                               Mortgage Pool" in this prospectus
                                               supplement.

TRUST COULD BECOME A TAXABLE
    ENTITY..................................   For U.S. federal income tax
                                               purposes, the trust will be a
                                               taxable mortgage pool. As long as
                                               the sole class of equity interest
                                               in a taxable mortgage pool is
                                               held by an entity that qualifies
                                               as a "real estate investment
                                               trust" under the rules set out in
                                               the Internal Revenue Code of
                                               1986, as amended, or is held
                                               directly or indirectly through
                                               one or more wholly owned
                                               "qualified REIT subsidiaries,"
                                               the taxable mortgage pool will
                                               not be subject to federal income
                                               tax.

                                               The seller will hold directly, or
                                               indirectly through the depositor,
                                               its direct wholly owned qualified
                                               REIT subsidiary, a 100% ownership
                                               interest in the ownership
                                               certificate, and will hold
                                               directly or through the depositor
                                               a 100% interest in the Class M-5,
                                               Class B-1 and Class B-2 Notes.
                                               The seller will represent that it
                                               has filed with its federal income
                                               tax return for its taxable year
                                               ending December 31, 2004, an
                                               election to be a REIT, that it
                                               has been organized in conformity
                                               with the requirements for REIT
                                               qualification set forth in the
                                               Internal Revenue Code of 1986,
                                               that it has operated and will
                                               continue to operate in a manner
                                               that enables it to qualify as a
                                               REIT and that it will not
                                               undertake any action that would
                                               cause the trust to be subject to
                                               federal income tax.

                                               Under the terms of the trust
                                               agreement, the ownership
                                               certificate may be transferred
                                               only to an entity that qualifies
                                               as either a "real estate
                                               investment trust" or a "qualified
                                               REIT subsidiary." In addition,
                                               the indenture will set forth
                                               restrictions on the
                                               transferability of the Class M-5,
                                               Class B-1 and Class B-2 Notes to
                                               ensure that a 100% ownership
                                               interest in the Class M-5, Class
                                               B-1 and Class B-2 Notes is held
                                               at all times by the holder of the
                                               ownership certificate unless the
                                               holder provides an opinion of
                                               counsel concluding that the Class
                                               M-5, Class B-1 and Class B-2
                                               Notes will be classified as
                                               indebtedness for federal income
                                               tax purposes. The provisions of
                                               the Internal Revenue Code
                                               pertaining to real estate
                                               investment trusts are, however,
                                               highly technical and complex. If
                                               the holder of the ownership
                                               certificate were to fail to
                                               qualify as a real estate
                                               investment trust or a qualified
                                               REIT subsidiary, or if the holder
                                               of the ownership certificate were
                                               to transfer the ownership
                                               certificate to an entity that did
                                               not qualify as a real estate
                                               investment trust or a qualified
                                               REIT subsidiary, or transfer or
                                               retain any of the Class M-5,
                                               Class B-1 or Class B-2 Notes in
                                               contravention of the
                                               aforementioned transfer
                                               restrictions, the trust could
                                               become subject to federal income
                                               tax as though it were a
                                               corporation. Any tax imposed on
                                               the trust would reduce cashflow
                                               that would be available to make
                                               payments on the notes and could
                                               cause losses which could
                                               adversely affect the notes, in
                                               particular the subordinate notes.
                                               The failure of the holder of the
                                               ownership certificate to qualify
                                               as a real estate investment trust
                                               or a qualified REIT subsidiary,
                                               or any violation of the
                                               aforementioned transfer
                                               restrictions applicable to the
                                               Class M-5, Class B-1 or Class B-2
                                               Notes
                                               would constitute an event of
                                               default under the indenture.

                                               See "Material Federal Income Tax
                                               Considerations" and "Description
                                               of the Notes--Optional Purchase
                                               of the Mortgage Loans" in this
                                               prospectus supplement.

LIMITED ABILITY TO RESELL NOTES.............   The underwriters are not required
                                               to assist in resales of the
                                               offered notes, although they may
                                               do so. A secondary market for any
                                               class of offered notes may not
                                               develop. If a secondary market
                                               does develop, it might not
                                               continue or it might not be
                                               sufficiently liquid to allow you
                                               to resell any of your notes.

                                               In addition, prospective
                                               investors should consider that
                                               there have been only a limited
                                               number of securitizations that
                                               include mortgage loans originated
                                               or purchased by HomeBanc Corp.
                                               This may reduce the liquidity of
                                               the offered notes.

MILITARY ACTION AND TERRORIST
    ATTACKS.................................   The effects that military action
                                               by U.S. forces in Iraq,
                                               Afghanistan or other countries
                                               and regions, terrorist attacks in
                                               the United States or other
                                               incidents and related military
                                               action may have on the
                                               performance of the mortgage loans
                                               or on the values of mortgaged
                                               properties cannot be determined
                                               at this time. Investors should
                                               consider the possible effects on
                                               delinquency, default and
                                               prepayment experience of the
                                               mortgage loans. Federal agencies
                                               and non-government lenders may
                                               defer, reduce or forgive payments
                                               and delay foreclosure proceedings
                                               in respect of loans to borrowers
                                               affected in some way by possible
                                               future events. In addition,
                                               activation of additional U.S.
                                               military reservists or members of
                                               the National Guard may
                                               significantly increase the
                                               proportion of mortgage loans
                                               whose mortgage rates are reduced
                                               by application of the
                                               Servicemembers Civil Relief Act
                                               or similar state or local laws.
                                               The amount of interest available
                                               for payment to holders of the
                                               notes will be reduced by any
                                               reductions in the amount of
                                               interest collectible as a result
                                               of application of the
                                               Servicemembers Civil Relief Act
                                               or similar state or local laws
                                               and none of the master servicer,
                                               the servicer, the subservicer or
                                               any other party will be required
                                               to fund any interest shortfall
                                               caused by any such reduction.

VIOLATION OF VARIOUS FEDERAL, STATE
    AND LOCAL LAWS MAY RESULT IN               Applicable state laws generally
                                               regulate interest rates and

LOSSES ON THE MORTGAGE
    LOANS...................................   other charges, require certain
                                               disclosure, and require licensing
                                               of the seller and its lending
                                               affiliates. In addition, other
                                               state laws, public policy and
                                               general principles of equity
                                               relating to the protection of
                                               consumers, unfair and deceptive
                                               practices and debt collection
                                               practices may apply to the
                                               origination, servicing and
                                               collection of the mortgage loans.

                                               The mortgage loans are also
                                               subject to various federal laws,
                                               including:

                                               o   the federal Truth-in-Lending
                                                   Act and Regulation Z
                                                   promulgated thereunder, which
                                                   require certain disclosures
                                                   to borrowers regarding the
                                                   terms of the mortgage loans;

                                               o   the Equal Credit Opportunity
                                                   Act and Regulation B
                                                   promulgated thereunder, which
                                                   prohibit discrimination on
                                                   the basis of age, race,
                                                   color, sex, religion, marital
                                                   status, national origin,
                                                   receipt of public assistance
                                                   or the exercise of any right
                                                   under the Consumer Credit
                                                   Protection Act, in the
                                                   extension of credit; and

                                               o   the Fair Credit Reporting
                                                   Act, which regulates the use
                                                   and reporting of information
                                                   related to the borrower's
                                                   credit experience.

                                               Violations of certain provisions
                                               of these federal laws may limit
                                               the ability of the servicer to
                                               collect all or part of the
                                               principal of or interest on the
                                               mortgage loans and in addition
                                               could subject the trust to
                                               damages and administrative
                                               enforcement.

                                               The seller will represent that
                                               each mortgage loan was originated
                                               in compliance with applicable
                                               federal, state and local laws and
                                               regulations. In the event of a
                                               breach of this representation,
                                               the seller will be obligated to
                                               cure such breach or repurchase or
                                               replace the affected mortgage
                                               loan in the manner described
                                               under "The Mortgage Loan Purchase
                                               Agreement and the Transfer and
                                               Servicing Agreement--Sale of
                                               Mortgage Loans" in this
                                               prospectus supplement.

RISKS ASSOCIATED WITH
    HIGH COST LOANS.........................   Numerous federal, state and local
                                               laws have been enacted that are
                                               designed to discourage predatory
                                               lending practices. The federal
                                               Home Ownership and Equity
                                               Protection Act of

                                               1994, commonly known as HOEPA,
                                               prohibits inclusion of some
                                               provisions in mortgage loans that
                                               have mortgage rates or
                                               origination costs in excess of
                                               prescribed levels, and requires
                                               that borrowers be given certain
                                               disclosures prior to the
                                               consummation of such mortgage
                                               loans. Some states have enacted,
                                               or may enact, similar laws or
                                               regulations, which in some cases
                                               impose restrictions and
                                               requirements greater than those
                                               in HOEPA. Under the
                                               anti-predatory lending laws of
                                               some states, the origination of a
                                               mortgage loan must satisfy a net
                                               tangible benefits test with
                                               respect to the related borrower.
                                               This test may be highly
                                               subjective and open to
                                               interpretation. As a result, a
                                               court may determine that a
                                               mortgage loan does not meet the
                                               test even if the originator
                                               reasonably believed that the test
                                               was satisfied.

                                               Failure to comply with these
                                               laws, to the extent applicable to
                                               any of the mortgage loans, could
                                               subject the trust, as an assignee
                                               of the mortgage loans, to
                                               monetary penalties and could
                                               result in the borrowers
                                               rescinding the affected mortgage
                                               loans against the trust. Lawsuits
                                               have been brought in various
                                               states making claims against
                                               assignees of high cost loans for
                                               violations of state law. Named
                                               defendants in these cases have
                                               included numerous participants
                                               within the secondary mortgage
                                               market including some
                                               securitization trusts.

                                               The seller will represent in the
                                               mortgage loan purchase agreement
                                               described in this prospectus
                                               supplement that the mortgage
                                               loans are not "high cost" loans
                                               within the meaning of HOEPA or
                                               any other applicable local, state
                                               or federal anti-predatory or
                                               anti-abusive lending laws.
                                               However, if the trust should
                                               include high cost loans, the
                                               trustee will have repurchase
                                               remedies against the seller.

LIMITED OBLIGATIONS.........................   The assets of the trust are the
                                               sole source of payments on the
                                               notes. The notes are not the
                                               obligations of any other entity.
                                               None of the seller, the
                                               depositor, the underwriters, the
                                               indenture trustee, the securities
                                               administrator, the master
                                               servicer, the servicer, the
                                               subservicer or any of their
                                               affiliates will have any
                                               obligation to replace or
                                               supplement the credit
                                               enhancement, or take any other
                                               action to maintain the rating of
                                               the notes. If credit enhancement
                                               is not available, holders of
                                               notes may suffer losses on their
                                               investments.

BANKRUPTCY PROCEEDINGS
    COULD DELAY OR REDUCE PAYMENTS
    ON THE NOTES............................   Each transfer of a mortgage loan
                                               to the seller, from the seller to
                                               the depositor and from the
                                               depositor to the issuer, is
                                               intended to be an absolute and
                                               unconditional sale of that
                                               mortgage loan and will be
                                               reflected as such in the
                                               applicable documents, although
                                               HomeBanc Corp. will treat this
                                               securitization transaction as a
                                               financing for accounting
                                               purposes. However, in the event
                                               of insolvency of a prior owner of
                                               a mortgage loan, a trustee in
                                               bankruptcy or a receiver or
                                               creditor of the insolvent party
                                               could attempt to recharacterize
                                               the sale of that mortgage loan by
                                               the insolvent party as a
                                               borrowing secured by a pledge of
                                               the mortgage loan. Such an
                                               attempt, even if unsuccessful,
                                               could result in delays in
                                               payments on the notes. If such an
                                               attempt were successful, it is
                                               possible that the affected
                                               mortgage loans could be sold in
                                               order to liquidate the assets of
                                               the insolvent entity. In the case
                                               of the insolvency of the seller,
                                               there can be no assurance that
                                               the proceeds of such a
                                               liquidation would be sufficient
                                               to repay the notes in full.

                            DESCRIPTION OF THE TRUST

GENERAL

         The Trust will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities. The Trust will not have any employees, officers or directors. The Indenture Trustee, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Subservicer and the Custodian will act on behalf of the Trust, and may only perform those actions on behalf of the Trust that are specified in the Agreements. See "The Master Servicer," "The Servicer and the Subservicer," "Servicing of the Mortgage Loans," "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement" and "The Trust Agreement and the Indenture" in this prospectus supplement. The fiscal year end of the Trust will be December 31 of each year.

         On the Closing Date, the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and Servicing Agreement. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement" herein.

         On the Closing Date, the Issuer will pledge the Trust Estate to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under "Description of the Notes--General," pursuant to the Indenture. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

         Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

         If the assets of the Trust are insufficient to pay the Noteholders all principal and interest owed in full, holders of subordinate Notes will not receive all of their expected payments of interest and principal and will suffer a loss. The terms of the Trust Agreement (to the extent such provisions are held to be enforceable) limit the power of the Owner Trustee or the holder of the Ownership Certificate to file a voluntary bankruptcy petition with respect to the Trust while any Notes are outstanding. In addition, under the Indenture, the Indenture Trustee and the Noteholders (by their acceptance of the Notes) covenant not to institute a bankruptcy proceeding against the Trust. In the event of bankruptcy of the Seller or HBMC, it is not anticipated that the Trust Estate would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE OWNER TRUSTEE

         Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market

Street, Wilmington, Delaware 19890. The on going fees of the Owner Trustee will be paid by the Master Servicer. The Owner Trustee will be entitled to reimbursement for expenses and certain other amounts (including its fees to the extent not paid by the Master Servicer and certain indemnification amounts) prior to payment of any amounts to Noteholders.

         The Securities Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture, the Trust Agreement and the Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

THE OWNERSHIP CERTIFICATE

         The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate will be entitled to receive on each Payment Date any remaining cashflow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

                            DESCRIPTION OF THE NOTES

GENERAL

         The Issuer will issue, pursuant to the Indenture, Notes having the following class designations: Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2. Only the Offered Notes are offered hereby. The Ownership Certificate is not offered pursuant to this prospectus supplement.

         The Notes will be secured by the Trust Estate. The Trust Estate will consist primarily of (1) a Mortgage Pool of conventional, adjustable rate, first and second lien residential mortgage loans; (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Account, Collection Account and the Note Payment Account maintained by the Servicer, the Master Servicer and the Securities Administrator, respectively, on behalf of the Indenture Trustee; (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure; (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Sale of Mortgage Loans" herein; (5) three interest rate swap agreements, as described under "--Payments of Interest--The Interest Rate Swap Agreements" herein; and (6) all proceeds of the foregoing.

         Each class of Offered Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-3. The initial total Class Principal Amount of the Offered Notes may be increased or decreased by up to ten percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pool" herein. The Class M-5 Notes will be issued in the approximate initial Class Principal Amount of $13,447,200 and will accrue interest at the Class M-5 Note Interest Rate. The Class B-1 Notes will be issued in the approximate initial Class Principal Amount of $12,326,600 and will accrue interest at the Class B-1 Note Interest Rate.

The Class B-2 Notes will be issued in the approximate initial Class Principal Amount of $5,603,000 and will accrue interest at the Class B-2 Note Interest Rate.

         Holders of the Notes will be entitled to receive payments of interest based upon collections from the Mortgage Pool. The Ownership Certificate will be entitled to receive on each Payment Date any remaining monthly excess cashflow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the Trust for such Payment Date have been made.

         Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in September 2005, to Noteholders of record on the applicable Record Date.

         Payments on the Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the office of the Securities Administrator in its capacity as Note Registrar.

         The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants.

         Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest, except as set forth below under "--Book-Entry Registration--Definitive Notes." Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

         GENERAL. Beneficial Owners will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant) and on the records of Clearstream Luxembourg or Euroclear, as appropriate). Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Securities Administrator through DTC and DTC participants. See "Book-Entry Registration" in the prospectus.

PAYMENTS OF INTEREST

         CALCULATION OF INTEREST. The amount of interest payable on each Payment Date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date. Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

         INTEREST PAYMENT PRIORITIES. On each Payment Date, Interest Funds will be paid in the following order of priority:

                  (1) to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event;

                  (2) concurrently, in proportion to the amount of Accrued Note Interest for each such class, to the Senior Notes, Accrued Note Interest for each such class for such Payment Date;

                  (3) to the Class M-1 Notes, Accrued Note Interest for such class for such Payment Date;

                  (4) to the Class M-2 Notes, Accrued Note Interest for such class for such Payment Date;

                  (5) to the Class M-3 Notes, Accrued Note Interest for such class for such Payment Date;

                  (6) to the Class M-4 Notes, Accrued Note Interest for such class for such Payment Date;

                  (7) to the Class M-5 Notes, Accrued Note Interest for such class for such Payment Date;

                  (8) to the Class B-1 Notes, Accrued Note Interest for such class for such Payment Date;

                  (9) to the Class B-2 Notes, Accrued Note Interest for such class for such Payment Date; and

                  (10) for application as part of Monthly Excess Interest for such Payment Date, as described under "--Credit
         Enhancement--Application of Monthly Excess Cashflow" below, any Interest Funds remaining after application pursuant to clauses (1) through (9) above.

         THE INTEREST RATE SWAP AGREEMENTS. On or prior to the Closing Date, the Issuer will enter into three interest rate swap agreements documented pursuant to an ISDA Master Agreement, the terms of each will be incorporated into the terms of a confirmation with the Swap Counterparty.

         Under each Swap Agreement, on each Payment Date, the Securities Administrator, on behalf of the Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) 4.570%, 4.765% or 4.835%, as applicable, (b) the Three-year Hybrid Swap Notional Amount, the Five-year Hybrid Swap Notional Amount or the Seven-year Hybrid Swap Notional Amount, respectively, for that Payment Date, and (c) a fraction, the numerator of which is 30 (or, for the first Payment Date, the number of days from and including the Closing Date to but excluding the first Payment Date) and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Securities Administrator, on behalf of the Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Three-year Hybrid Swap Notional Amount, the Five-year Hybrid Swap Notional Amount or the Seven-year Hybrid Swap Notional Amount, as applicable, for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Payment Date), and the denominator of which is 360. A Net Swap Payment will be required to be made on each Payment Date (a) by the Securities Administrator on behalf of the Trust to the Swap Counterparty, to the extent that the aggregate fixed amount under the Swap Agreements exceeds the aggregate floating amount under the Swap Agreements, or
(b) by the Swap Counterparty to the Securities Administrator on behalf of the Trust, to the extent that the aggregate floating amount under the Swap Agreements exceeds the aggregate fixed amount under the Swap Agreements.

         The Three-year Hybrid Swap Agreement, the Five-year Hybrid Swap Agreement and the Seven-year Hybrid Swap Agreement will terminate immediately following the Payment Date in August 2008, August 2010 and August 2012, respectively, unless terminated earlier upon the occurrence of a Swap Default or a Swap Termination Event.

         The long term credit ratings of the Swap Counterparty, as of the date hereof, are "AAA" by S&P and "Aaa" by Moody's. There can be no assurance that such ratings will be maintained.

         The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under each Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the related Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the related Swap Agreement.

         In addition, there are Additional Termination Events relating to the Trust, including if the Trust should terminate, if the Transfer and Servicing Agreement or other transaction documents are amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Transfer and Servicing Agreement, the Residual Holder exercises the option to purchase the Mortgage Loans. With respect to the Swap Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in the related Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

         Upon the occurrence of any Swap Default under a Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date with respect to that Swap Agreement. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the related Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the related Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the related Swap Agreement.

         Upon any Swap Early Termination, the Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the related Swap Agreement computed in accordance with the procedures set forth in the related Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Trust under the remaining scheduled term of the related Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to payments to Noteholders.

         If the Swap Counterparty's long-term or short-term credit rating by any Rating Agency falls below the applicable levels specified in the related Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the related Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Indenture Trustee and the Rating Agencies that will assume the obligations of the Swap Counterparty under the related Swap Agreement, all as provided in the related Swap Agreement.

         It is intended that payments under the Swap Agreements provide limited protection against upward movements in One-Month LIBOR and reduce basis risk to the Notes associated with the Trust's investment in certain delayed adjustment date Mortgage Loans. See

"Description of the Mortgage Pool--General" and "--Adjustable Mortgage Rates." However, there can be no assurance that amounts payable to the Trust under the Swap Agreements will be sufficient to cover such shortfalls. In addition, the Swap Agreements will provide protection against upward movements in One-Month LIBOR and reduce the basis risk to the Notes only for the periods specified in Annex D to this prospectus supplement.

         On each Payment Date, the Paying Agent will distribute the amounts received by the Trust under each Swap Agreement to holders of the Notes in the following order of priority:

                  (1) concurrently, in proportion to the amount of Accrued Note Interest for each such class, to the Senior Notes, any Accrued Note Interest for each such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (2) to the Class M-1 Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (3) to the Class M-2 Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (4) to the Class M-3 Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (5) to the Class M-4 Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (6) to the Class M-5 Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (7) to the Class B-1 Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (8) to the Class B-2 Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under "--Payments of Interest";

                  (9) concurrently, in proportion to the amount of Basis Risk Shortfall for each such class, to the Senior Notes, any Basis Risk Shortfall for each such class and such Payment Date;

                  (10) to the Class M-1 Notes, any Basis Risk Shortfall for such class and such Payment Date;

                  (11) to the Class M-2 Notes, any Basis Risk Shortfall for such class and such Payment Date;

                  (12) to the Class M-3 Notes, any Basis Risk Shortfall for such class and such Payment Date;

                  (13) to the Class M-4 Notes, any Basis Risk Shortfall for such class and such Payment Date;

                  (14) to the Class M-5 Notes, any Basis Risk Shortfall for such class and such Payment Date;

                  (15) to the Class B-1 Notes, any Basis Risk Shortfall for such class and such Payment Date;

                  (16) to the Class B-2 Notes, any Basis Risk Shortfall for such class and such Payment Date;

                  (17) on and after the Payment Date in October 2005, to fund the Extra Principal Payment Amount for such Payment Date, after giving effect to payments made on such Payment Date under "--Credit Enhancement--Application of Monthly Excess Cashflow"; and

                  (18) to the Ownership Certificate, any remaining amounts.

         If such amounts are insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

         PREPAYMENT INTEREST SHORTFALLS. When a principal prepayment is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period, in the case of any prepayments in full, or in any Collection Period, in the case of any partial prepayments, will be available to make payments to Noteholders on the Payment Date following the Prepayment Period or Collection Period, as applicable. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, the amount of Interest Funds would be reduced.

         With respect to prepayments in full or in part received from a borrower during any Prepayment Period, the Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans for the applicable Payment Date). The Servicer is obligated to reduce its servicing compensation for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls. The Master Servicer is obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer, but only up to the amount of the Master Servicer's compensation. See "Servicing of the Mortgage Loans--Prepayment

Interest Shortfalls" herein. Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer will reduce Interest Funds available for payment on the related Payment Date.

         DETERMINATION OF LIBOR. On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the BBA as of 11:00 a.m. (London time) on the LIBOR Determination Date.

         The BBA's Interest Settlement Rates are currently displayed on the Designated Telerate Page. Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

         With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

         The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

PAYMENTS OF PRINCIPAL

         On each Payment Date, the Principal Payment Amount will be paid as follows:

         A. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

                  (1) to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event (to the extent payable but not paid from Interest Funds in accordance with priority (1) under "--Payments of Interest" above);

                  (2) concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero;

                  (3) to the Class M-1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (4) to the Class M-2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (5) to the Class M-3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (6) to the Class M-4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (7) to the Class M-5 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (8) to the Class B-1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (9) to the Class B-2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

                  (10) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit
         Enhancement--Application of Monthly Excess Cashflow" below, any Principal Payment Amount remaining after application pursuant to clauses (1) through (9) above.

         B. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

                  (1) to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event (to the extent payable but not paid from Interest Funds in accordance with priority (1) under "--Payments of Interest" above);

                  (2) concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, an amount equal to the Class A Principal Payment Amount, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero

                  (3) to the Class M-1 Notes, an amount equal to the Class M-1 Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (4) to the Class M-2 Notes, an amount equal to the Class M-2 Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (5) to the Class M-3 Notes, an amount equal to the Class M-3 Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (6) to the Class M-4 Notes, an amount equal to the Class M-4 Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (7) to the Class M-5 Notes, an amount equal to the Class M-5 Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (8) to the Class B-1 Notes, an amount equal to the Class B-1 Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (9) to the Class B-2 Notes, an amount equal to the Class B-2 Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

                  (10) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit
         Enhancement--Application of Monthly Excess Cashflow" below, any Principal Payment Amount remaining after application pursuant to clauses (1) through (9) above.

CREDIT ENHANCEMENT

         Credit enhancement for the Notes consists of the subordination of the Subordinate Notes, excess interest, the interest rate swap agreements and overcollateralization, in each case as described herein.

         SUBORDINATION. The rights of holders of the Subordinate Notes to receive payments of interest with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments of Interest." This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest payable thereon.

         The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of more senior classes of Notes to receive, prior to any payment in respect of interest being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them on such Payment Date.

         REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a Realized Loss. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralized Amount for the related Payment
Date); second, the Class B-2 Notes; third, the Class B-1 Notes; fourth, the Class M-5 Notes; fifth, the Class M-4 Notes; sixth, the Class M-3 Notes; seventh, the Class M-2 Notes; eighth, the Class M-1 Notes; and ninth, the Class A-2 Notes before reducing amounts payable in respect of the Class A-1 Notes.

         To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralized Amount. As described herein, the Overcollateralized Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

         Realized Losses will not reduce the Class Principal Amount of any class of Notes; however, Realized Losses will result in the allocation of Principal Deficiency Amounts and, under certain loss scenarios, there may not be sufficient principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

         EXCESS INTEREST The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes and the expenses of the Master Servicer, the Servicer, the Securities Administrator, the Custodian, the Owner Trustee and the Indenture Trustee and any Net Swap Payments payable to the Swap Counterparty by the Trust. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

         SWAP AGREEMENTS. Amounts received by the Trust under the Swap Agreements will be applied to pay interest shortfalls on the Notes and to achieve and maintain overcollateralization at required levels as described under "--Payments of Interest--The Interest Rate Swap Agreements" above.

         OVERCOLLATERALIZATION. On the Closing Date, the Cut-off Date Balance is expected to approximately equal the initial aggregate Class Principal Amount of the Notes. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Notes. As described below, the application of interest collections as payments of principal will cause the aggregate Class Principal Amount of the Notes to amortize more rapidly than the Pool Balance, thus achieving and maintaining overcollateralization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Notes). However, Realized Losses with respect to Mortgage Loans may reduce overcollateralization, and could result in an Overcollateralization Deficiency.

         APPLICATION OF MONTHLY EXCESS CASHFLOW. On each Payment Date, Monthly Excess Cashflow will be paid in the following order of priority:

                  (1) on and after the Payment Date in October 2005, to fund the Extra Principal Payment Amount, to the extent of Monthly Excess Interest available on such Payment Date;

                  (2) concurrently, in proportion to the amount of Deferred Interest for each such class, to the Senior Notes, any Deferred Interest for each such class and such Payment Date;

                  (3) to the Class M-1 Notes, any Deferred Interest for such class and such Payment Date;

                  (4) to the Class M-2 Notes, any Deferred Interest for such class and such Payment Date;

                  (5) to the Class M-3 Notes, any Deferred Interest for such class and such Payment Date;

                  (6) to the Class M-4 Notes, any Deferred Interest for such class and such Payment Date;

                  (7) to the Class M-5 Notes, any Deferred Interest for such class and such Payment Date;

                  (8) to the Class B-1 Notes, any Deferred Interest for such class and such Payment Date;

                  (9) to the Class B-2 Notes, any Deferred Interest for such class and such Payment Date;

                  (10) concurrently, in proportion to the amount of Basis Risk Shortfall Carryforward Amount for each such class, to the Senior Notes, any Basis Risk Shortfall Carryforward Amount for each such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (11) to the Class M-1 Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (12) to the Class M-2 Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (13) to the Class M-3 Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (14) to the Class M-4 Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (15) to the Class M-5 Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (16) to the Class B-1 Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (17) to the Class B-2 Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date to the extent not covered by the Swap Agreements;

                  (18) on each Payment Date, to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreements;

                  (19) on each Payment Date, any amount payable by the Trust in connection with the purchase of a substitute Swap Agreement, if any, as provided in the Transfer and Servicing Agreement; and

                  (20) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

         On the Initial Purchase Date, the Residual Holder will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for the Purchase Price. If such option is exercised, the Trust will be terminated. If the Residual Holder fails to exercise such option on the Initial Purchase Date, the applicable Note Interest Rate of each class of Offered Notes will be increased as described under "Summary of Terms -- The Notes -- Payments on the Notes -- Interest Payments" and the Note Interest Rates of the Class M-5, Class B-1 and Class B-2 Notes will be increased as described in the definitions of "Class M-5 Note Interest Rate," "Class B-1 Note Interest Rate" and "Class B-2 Note Interest Rate," respectively, in "Annex A--Defined Terms."

         In addition, as described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement --Optional Purchase of Distressed Mortgage Loans," the Servicer will have the right to purchase any Mortgage Loan that becomes 90 or more days delinquent in payment.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, N.A. will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator will act as paying agent and Note Registrar and will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders and the monthly distribution date statement to the Residual Holder, providing all customary tax reports to Noteholders related to their investment, providing monthly calculations to the Indenture Trustee regarding payments to Noteholders and to the Owner Trustee regarding payments to the Residual Holder. The Securities Administrator will be compensated by the Master Servicer for its services. The Securities Administrator will be entitled to reimbursement from the Trust for certain expenses prior to payment of any amounts to Securityholders. The office of the Securities Administrator for purposes of presentation of the Notes for transfer and exchange and final payment is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
HomeBanc 2005-4, and for all other purposes is P.O. Box 98, Columbia, Maryland 21046, Attention: HomeBanc 2005-4 (or for overnight delivery at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager HomeBanc 2005-4), or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders, the Depositor, the Indenture Trustee, the Servicer and the Owner Trustee.

         The Securities Administrator may resign at any time, in which event the Issuer will be obligated to appoint a successor Securities Administrator. The Issuer may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Transfer and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Issuer will be entitled to appoint a successor Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator. If at any time Wells Fargo Bank, N.A. resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, Wells Fargo Bank, N.A. will resign as Securities Administrator.

THE INDENTURE TRUSTEE

         U.S. Bank National Association will be the Indenture Trustee under the Indenture. The Indenture Trustee's on going fees for its services will be paid by the Master Servicer. The Indenture Trustee will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110,
Attention: Corporate Trust Services/HomeBanc 2005-4, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer and the Servicer.

THE CUSTODIAN

         JPMorgan Chase Bank will be the Custodian under the Custodial Agreement. The Custodian's on going fees for its services will be paid by the Master Servicer. The Custodian will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Noteholders.

                         FEES AND EXPENSES OF THE TRUST

         In consideration of their duties on behalf of the Trust, the Servicer, the Master Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust certain fees as set forth in the following table:


                        FREQUENCY                                                                   HOW AND WHEN
FEE PAYABLE TO:        OF PAYMENT:                       AMOUNT OF FEE:                            FEE IS PAYABLE:
---------------        -----------                       --------------                            ---------------
Servicer               monthly       For each Mortgage Loan, a monthly fee paid to the        Deducted by the Servicer
                                     Servicer out of interest collections received from the   from the Servicing
                                     related Mortgage Loan calculated on the outstanding      Account in respect of
                                     principal balance of each Mortgage Loan at, in the       each Mortgage Loan,
                                     case of (a) approximately 4.45% of the Mortgage Loans,   before payment of any
                                     0.50% per annum for each Mortgage Loan, (b)              amounts to Noteholders.
                                     approximately 36.58% of the Mortgage Loans, 0.25%




                        FREQUENCY                                                                   HOW AND WHEN
FEE PAYABLE TO:        OF PAYMENT:                       AMOUNT OF FEE:                            FEE IS PAYABLE:
---------------        -----------                       --------------                            ---------------
                                     per annum for each Mortgage Loan, (c) approximately
                                     1.03% of the Mortgage Loans, 0.375% per annum for each
                                     Mortgage Loan and (d) approximately 57.94% of the
                                     Mortgage Loans, 0.25% per annum for each Mortgage Loan
                                     until the first Adjustment Date and 0.375% per annum
                                     for each Mortgage Loan thereafter.

                                     In addition, with respect to the Mortgage
                                     Loans covered by an LPMI Policy
                                     (approximately 27.51% of the Mortgage
                                     Loans), the monthly fee described above
                                     will be increased by an annual percentage rate ranging from 0.17% to 0.40%.

                                     All investment earnings on amounts on deposit in the
                                     Servicing Account.                                       Retained by the Servicer.

Master Servicer        monthly       All investment earnings on amounts on deposit in the
                                     Retained by the Master Collection Account less any
                                     payment of the fees Servicer payable to the Indenture
                                     Trustee, the Owner Trustee and the Custodian.

Indenture Trustee      annually      A fixed annual fee of $3,750.                            Payable from investment
                                                                                              earnings on amounts on
                                                                                              deposit in the Collection
                                                                                              Account.

Owner Trustee          monthly       A fixed annual fee of $4,000.                            Payable from investment
                                                                                              earnings on amounts on
                                                                                              deposit in the Collection
                                                                                              Account.


         The Securities Administrator will not receive any additional compensation with respect to its duties on behalf of the Trust. The fees of the Custodian will not be payable by the Trust; the Master Servicer will be responsible for the payment of the fees of the Custodian. None of the fees set forth in the table above may be increased without amendment of the Transfer and Servicing Agreement as described under "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Amendment" in the prospectus.

         Expenses of the Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee will be reimbursed before payments are made on the Notes.

                        DESCRIPTION OF THE MORTGAGE POOL

         Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

GENERAL

         On the Closing Date, the Trust is expected to include approximately 5,205 conventional, adjustable rate, first and second lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Monthly Payment of not more than 30 years, and which have a total Scheduled Principal Balance (after giving effect to Monthly Payments due on the Cut-off Date) of approximately $1,120,598,134. Approximately 95.55% of the Mortgage Loans are First Lien Mortgage Loans and approximately 4.45% of the Mortgage Loans are Second Lien Mortgage Loans. Approximately 4.45% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 20 years, approximately 2.16% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 25 years, and approximately 93.39% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 30 years.

         The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under "Underwriting Standards" below. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Sale of the of Mortgage Loans."

         The Mortgage Loans are adjustable rate Mortgage Loans. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

         Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related Mortgaged Loan. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

         Substantially all of the Mortgage Loans provide for monthly payments of interest, but not principal, for a period of up to ten years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms. None of the Mortgage Loans provide for monthly payments of interest, but not principal, for periods shorter than ten years. If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.

         As of the Cut-off Date, approximately 34.19% of the First Lien Mortgage Loans have original Loan-to-Value Ratios in excess of 80%, and approximately 97.58% of the Second Lien Mortgage Loans have original Combined Loan-to-Value Ratios in excess of 80%. Approximately 65.86% of the First Lien Mortgage Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies. None of the Second Lien Mortgage Loans are covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.

         The Seller will represent and warrant that no Mortgage Loan is a "high cost" or "covered" loan under federal, state or local predatory lending laws.

ADJUSTABLE MORTGAGE RATES

         As of the Cut-off Date, 99.29% of the Mortgage Loans will provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index and 0.71% of the Mortgage Loans will provide for monthly adjustment of the related Mortgage Rate based on the One-Month LIBOR Index, each as described under "--The Indices" below. With respect to each Mortgage Loan, there will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment for all of the Mortgage Loans will occur, in the case of approximately 6.32% of the Mortgage Loans, after an initial period of approximately six months following origination, in the case of approximately 11.21% of the Mortgage Loans, after an initial period of approximately three years following origination, in the case of approximately 62.44% of the Mortgage Loans, after an initial period of approximately five years following origination and, in the case of approximately 19.32% of the Mortgage Loans, after an initial period of approximately seven years following origination On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the related Index and the related Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the related Periodic Cap (ranging from 1.00% to 5.00%) as specified in the related mortgage note on any related Adjustment Date and will not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date after the interest-only period, if any, has concluded, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index and the related Gross Margin, rounded as described herein. See "--The Indices" below.

         The Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDICES

         As indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans will be either the One-Month LIBOR Index or the Six-Month LIBOR Index as most recently available as of the first business day of the month preceding the month of such Adjustment Date. In the event that the One-Month LIBOR Index or the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable. For One-Month LIBOR Loans, the One-Month LIBOR Index is determined as of the date that occurs twenty-five (25) days before each Adjustment Date. For the Six-Month LIBOR Loans (including all hybrid loans), the Six-Month LIBOR Index is determined as of the first Business Day of the month immediately preceding the month in which the Adjustment Date occurs.

PRIMARY MORTGAGE INSURANCE

         Approximately 32.67% of the Mortgage Loans are 80+ LTV Loans. See "Description of the Mortgage Pool -- General." Approximately 15.54% and 84.22% of the 80+ LTV Loans are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately 0.23% of the 80+ LTV Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.

         These primary mortgage insurance policies provide limited protection against losses on defaulted 80+ LTV Loans and such protection is subject to various limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some 80+ LTV Loans. In addition, because the amount of coverage depends on the Loan-to-Value Ratio at the inception of the policy, a decline in the value of a Mortgaged Property will not result in increased coverage, and the Trust may still suffer a loss on a Mortgage Loan covered by a primary mortgage insurance policy The providers of the primary mortgage insurance policies may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the related primary mortgage insurance policy. The Servicer is responsible for paying the premiums under the LPMI Policies. See "Insurance -- Primary Mortgage Insurance Policies" in the prospectus.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The Mortgage Loans are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement, the Indenture, the Transfer and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the Closing Date. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

         Pursuant to the Transfer and Servicing Agreement, the Securities Administrator will, based upon information received from or on behalf of the Master Servicer and the Servicer, prepare monthly statements to Noteholders containing the information described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Reports to Securityholders." The Securities Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Securities Administrator's website. The Securities Administrator's website will initially be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager--HomeBanc 2005-4. The Securities Administrator will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Securities Administrator will provide notification regarding any such changes.

                                   THE SELLER

         The Seller was organized as a Georgia corporation. See "HomeBanc Corp. and HomeBanc Mortgage Corporation" in the prospectus. The Seller will represent that it has filed with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.

                             UNDERWRITING STANDARDS

         All of the Mortgage Loans were originated by HBMC and subsequently sold by HBMC through one or more transactions to HBMC affiliated entities, which subsequently sold the Mortgage Loans to the Seller. All such affiliated entities are, or were at the time of such transactions, wholly-owned, direct or indirect subsidiaries of the Seller. The Mortgage Loans have been originated generally in accordance with the following underwriting standards established by HBMC.

         HBMC's underwriting guidelines are intended to facilitate the funding and ultimate sale of mortgage loans in the secondary mortgage market and funding through securitizations.

          The HBMC underwriting guidelines allow HBMC to evaluate an applicant's credit standing, financial condition and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan that HBMC reviews. HBMC seeks to match the amount of disclosure required by applicants to appropriate loan products. As part of the loan application process, the applicant is generally required to provide information concerning his or her assets, liabilities, income and expenses, subject to certain of the provisions below, along with an authorization permitting HBMC to obtain any necessary third-party verifications, including a credit report summarizing the applicant's credit history. However, in some cases loans are underwritten without the independent verification of the applicant's stated income in the related loan application.

         In evaluating an applicant's ability and willingness to repay the proposed loan, HBMC also reviews the applicant's credit history and outstanding debts, as reported on the credit report that HBMC obtains. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, HBMC may request a written or oral verification of the balance and payment history of that debt from the servicer of the debt. HBMC verifies the applicant's liquid assets for a general indication of creditworthiness and to determine whether the applicant has adequate liquid assets to cover any required down payment, closing costs and prepaid interest, while maintaining a minimum cash reserve equal to the sum of two monthly payments.

         HBMC also evaluates the applicant's income to determine stability, probability of continuation and adequacy to service the proposed HBMC debt payment. HBMC's guidelines for verifying income and employment of a potential borrower are generally as follows:

         o For salaried applicants, HBMC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent federal tax returns, or a current pay stub and verbal verification of employment from the employer;

         o For non-salaried applicants, including self-employed applicants, HBMC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules; and

         o For self-employed applicants, HBMC also generally requires the submission of a signed profit and loss statement.

         In determining the adequacy of the property as collateral for the loan, an appraisal of the property conforming to Fannie Mae or Freddie Mac standards is performed by an independent appraiser that HBMC approves. The appraiser is required to inspect the property and verify that it is in good condition, and that construction or renovation, if applicable, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements and the condition of the property.

         In addition to the foregoing, the approval process generally requires that the potential borrower have a total debt-service-to-income ratio, or "DTI" ratio, that typically does not exceed 45%. HBMC may raise this limit to 50% or greater, if the potential borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations, including, if applicable, the interest-only payments on the proposed loan, and, in the case of most non-hybrid adjustable rate, interest-only loans, at an interest rate that is two percentage points higher than the original rate, divided by the borrower's total verified monthly income. Approximately 92.97% of the Mortgage Loans are hybrid adjustable rate, interest-only loans. The required DTI ratio generally varies depending upon the LTV, the occupancy type and the level of documentation provided.

         EXCEPTIONS. The underwriting standards described above are guidelines of general applicability. On a case-by-case basis, it may be determined that an applicant warrants an exception to these guidelines. An exception may be allowed by underwriting personnel with appropriate credit authority and only if the application reflects compensating factors, such as: a low loan-to-value ratio; stable ownership; low debt-to-income ratios; or excess cash reserves.

         "STREAMLINE REFI" PROGRAM. A borrower with a mortgage loan originated by HBMC on or after January 1, 2003 may be eligible for HBMC's "streamline refi" program to change the interest rate or the term of the mortgage loan. Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent within the previous 24 months with respect to any mortgage loan, HBMC may permit a refinancing of one or more of the borrower's mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process so long as the borrower has a credit score of 660 or greater for mortgage loans having a Loan-to-Value Ration or Combined Loan-to-Value Ratio of less than or equal to 95% or a credit score of 680 or greater for mortgage loans having a Loan-to-Value Ration or Combined Loan-to-Value Ratio of greater than 95%. In addition, no judgments or other adverse public record may appear on the credit report obtained by HBMC in connection with the loan application. With respect to mortgage loans that were originated without requiring certain documentation, the mortgage loan must also be seasoned for at least 12 months prior to becoming eligible for the "streamline refi" program. The borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the "streamline refi" program. A borrower may participate in this "streamline refi" program through a refinancing of one or more of his or her existing mortgage loans by replacing any such loan with a new mortgage loan at a current market interest rate. The "streamline refi" program is for borrowers who wish to change only the interest rate and/or the term of their mortgage loan and is not available to borrowers who wish to cash out a portion of the equity in their property. Approximately 1.76% of the Mortgage Loans were originated under the "streamline refi" program." To the extent that borrowers become eligible for the "streamline refi" program after their Mortgage Loans are included in the Trust, such Mortgage Loans may be refinanced under such program. See "Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

                               THE MASTER SERVICER

         Wells Fargo is a national banking association with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

         The Servicer or the Subservicer will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "Servicing of the Mortgage Loans" below.

                        THE SERVICER AND THE SUBSERVICER

GENERAL

         HomeBanc, the Servicer, owns 100% of the outstanding stock of HBMC, a residential mortgage banking company that will perform the actual servicing as Subservicer. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc has elected to be taxed as a real estate investment trust, or "REIT," and will be self-managed and self-advised. HBMC will be a taxable REIT subsidiary that will continue to focus its origination activities primarily on prime one-to-four family purchase money residential mortgage loans.

         HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta-based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or "GTCR." HBMC was First Tennessee Bank National Association's Atlanta, Georgia mortgage banking operation that operated under the name of "HomeBanc Mortgage." Since 2001, HBMC's first full year of operating as an independent company, originations have grown at a compounded annual rate of approximately 20%, from $4.1 billion in 2001 to $5.9 billion in 2003.

         HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

         HBMC will act as subservicer for HomeBanc Corp. Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold. Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable rate mortgage loans and a limited number of Fannie Mae mortgage loans. In addition, since 2001 HBMC generally has serviced loans that are the subject of securitized transactions for up to 30 days after the loans are securitized. HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software. In 2002, HBMC commenced preparation to transition from interim servicing to "life-of-loan" servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software. Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team has 28 full-time associates and one part-time associate, including four managers, each of whom has at least 15 years of mortgage servicing experience.

         HomeBanc and HBMC's principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000.

         HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or "SEC," which will be available on the internet at the SEC's website, http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

DELINQUENCY AND FORECLOSURE EXPERIENCE.

         The following table sets forth the delinquency and foreclosure experience of first and second lien adjustable rate residential mortgage loans originated by and serviced by HBMC on behalf of securitization trusts and third parties for whom HBMC is servicing similar mortgage loan products, as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. In addition, because the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous four calendar quarters, such data may not reflective of the delinquency and foreclosure experience of the mortgage loans to be expected over an extended period of time. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans.

         Due to its recent formation and its limited life-of-loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data.

         The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.

                                      HBMC
                        DELINQUENCIES AND FORECLOSURES(1)


                                                   AS OF JUNE 30, 2005
                               ---------------------------------------------------------
                                                                PERCENT BY    PERCENT BY
                               NUMBER OF                        PRINCIPAL      NUMBER OF
                                 LOANS     PRINCIPAL BALANCE     BALANCE         LOANS
                               ---------   -----------------    ----------    ----------
Current Loans.........           25,848      $4,810,763,440          98.96%        99.03%
                                 ------      --------------         ------        ------
Period of Delinquency(2)
   30 to 59 days......              196          39,065,432           0.80%         0.75%
   60 to 89 days......               15           2,353,016           0.05%         0.06%
   90 days or more....               22           3,429,617           0.07%         0.08%
                                 ------      --------------         ------        ------
Foreclosures/
   Bankruptcies(3)....               17           4,916,717           0.10%         0.07%
                                 ------      --------------         ------        ------
Real Estate Owned                     4             653,379           0.01%         0.02%
                                 ======      ==============         ======        ======
Total Portfolio                  26,102      $4,861,181,601         100.00%       100.00%
                                 ======      ==============         ======        ======



                                                  AS OF MARCH 31, 2005
                               ---------------------------------------------------------
                                                                PERCENT BY    PERCENT BY
                               NUMBER OF                        PRINCIPAL      NUMBER OF
                                 LOANS     PRINCIPAL BALANCE     BALANCE         LOANS
                               ---------   -----------------    ----------    ----------
Current Loans.........           21,581      $3,933,935,814          99.19%        99.25%
                                 ------      --------------         ------        ------
Period of Delinquency(2)
   30 to 59 days......              134          25,473,456           0.64%         0.62%
   60 to 89 days......               15           3,963,688           0.10%         0.07%
   90 days or more....                8           1,758,379           0.04%         0.04%
                                 ------      --------------         ------        ------
Foreclosures/
   Bankruptcies(3)....                5           1,016,717           0.03%         0.02%
                                 ------      --------------         ------        ------
Real Estate Owned                     0                   0           0.00%         0.00%
                                 ======      ==============         ======        ======
Total Portfolio                  21,743      $3,966,148,054         100.00%       100.00%
                                 ======      ==============         ======        ======



                                                 AS OF DECEMBER 31, 2004
                               ---------------------------------------------------------
                                                                PERCENT BY    PERCENT BY
                               NUMBER OF                        PRINCIPAL      NUMBER OF
                                 LOANS     PRINCIPAL BALANCE     BALANCE         LOANS
                               ---------   -----------------    ----------    -----------
Current Loans.........           17,096      $3,160,212,874          99.06%        99.11%
                                 ------      --------------         ------        ------
Period of Delinquency(2)
   30 to 59 days......              126          22,655,728           0.71%         0.73%
   60 to 89 days......               15           2,879,582           0.09%         0.09%
   90 days or more....               11           2,238,959           0.07%         0.06%
                                 ------      --------------         ------        ------
Foreclosures/
   Bankruptcies(3)....                2           2,053,400           0.06%         0.01%
                                 ------      --------------         ------        ------

Real Estate Owned                     -                   0           0.00%         0.00%
                                 ======      ==============         ======        ======
Total Portfolio                  17,250      $3,190,040,543         100.00%       100.00%
                                 ======      ==============         ======        ======



                                                AS OF SEPTEMBER 30, 2004
                               ----------------------------------------------------------
                                                                PERCENT BY    PERCENT BY
                               NUMBER OF                        PRINCIPAL      NUMBER OF
                                 LOANS     PRINCIPAL BALANCE     BALANCE         LOANS
                               ---------   -----------------    ----------    -----------
Current Loans.........           11,835      $2,321,849,839          98.74%        98.83%
                                 ------      --------------         ------        ------
Period of Delinquency(2)
   30 to 59 days......              120          23,850,426           1.01%         1.00%
   60 to 89 days......               17           3,290,437           0.14%         0.14%
   90 days or more....                2           2,077,100           0.09%         0.02%
                                 ------      --------------         ------        ------
Foreclosures/
   Bankruptcies(3)....                1             303,400           0.01%         0.01%
                                 ------      --------------         ------        ------

Real Estate Owned                     -                   0           0.00%         0.00%
                                 ======      ==============         ======        ======
Total Portfolio                  11,975      $2,351,371,202         100.00%       100.00%
                                 ======      ==============         ======        ======


--------------------------
(1) These tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Exclusive of the number of loans and principal balance shown in the period of delinquency.

                           ADMINISTRATION OF THE TRUST

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Subservicer, the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian will have the following responsibilities with respect to the Trust:

PARTY:                                   RESPONSIBILITIES:
------                                   -----------------
SUBSERVICER                Performing the servicing functions with respect to
                           the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Subservicing
                           Agreement, including, but not limited to:

                           o collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

                           o collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                           o    making Monthly Advances with respect to
                                delinquent payments of principal and interest on the Mortgage Loans;

                           o    making Servicing Advances in respect of
                                reasonable and customary "out of pocket" costs and expenses;

                           o providing monthly loan-level reports to the Servicer and the Master Servicer;

                           o maintaining certain insurance policies relating to the Mortgage Loans; and

                           o    initiating foreclosure proceedings.

                           See "Servicing of the Mortgage Loans" below.

SERVICER Contractually responsible for the servicing of the Mortgage Loans pursuant to the terms of the Transfer and Servicing Agreement. Monitors the performance of the Subservicer under the Subservicing Agreement, including but not limited to:

                           o verifying that the Subservicer's reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Transfer and Servicing Agreement;

                           o    verifying that the Servicing Account
                                reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines; and

                           o monitoring the Delinquency Rate and identifying any substantial increases or decreases on a monthly basis; and

                           o performing the servicing functions with respect to Mortgage Loans described under "Subservicer" above in the event that the Subservicer fails to perform such functions.

                           See "Servicing of the Mortgage Loans" below.

MASTER SERVICER            Performing the master servicing functions in
                           accordance with the provisions of the Transfer and Servicing Agreement, including but not limited to:

                           o monitoring the Servicer's performance and enforcing the Servicer's obligations under the Transfer and Servicing Agreement;

                           o collecting monthly remittances from or on behalf of the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Note Payment Account on the Master Servicer Remittance Date;

                           o gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;

                           o upon the occurrence of a Servicer event of default under the Transfer and Servicing Agreement, at its discretion, terminating the Servicer;

                           o upon the termination of the Servicer under the Transfer and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

                           o    upon the Master Servicer's becoming the
                                successor Servicer and in the event the
                                terminated Servicer failed to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Transfer and Servicing Agreement.

                           See "Servicing of the Mortgage Loans" below.

SECURITIES                 Performing the securities administrator functions in
                           accordance with the

ADMINISTRATOR              provisions of the Administration Agreement, the
                           Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

                           o    acting as Note Registrar and Paying Agent;

                           o receiving monthly remittances from the Master Servicer for deposit in the Note Payment Account;

                           o distributing all amounts on deposit in the Note Payment Account in accordance with the priorities described under "Description of the Notes--Payments of Interest," "--Payments of Principal" and "--Credit
                                Enhancement--Application of Monthly Excess
                                Cashflow" on each Payment Date;

                           o performing the calculation of accrual of original issue discount and the amortization of premium on the Securities;

                           o preparing and making available on its website a payment statement to Securityholders based on information received from the Servicer and the Master Servicer; and

                           o preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Notes.

                           See "The Mortgage Loan and Purchase Agreement and the Transfer and Servicing Agreement--Administration," "--Reports to Securityholders" and "The Trust Agreement and the Indenture--Administration" below.

OWNER TRUSTEE              Performing the owner trustee functions in accordance
                           with the provisions of the Trust Agreement, or causing the Securities Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

                           o discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Issuer or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

                           o taking direction from the Residual Holder regarding the management of the Trust.

                           See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Duties of the Owner Trustee" below.

INDENTURE TRUSTEE          Performing the indenture trustee functions in
                           accordance with the provisions of the Indenture, or causing the Securities Administrator to perform such functions, pursuant to the Administration Agreement, including but not limited to:

                           o examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Indenture;

                           o enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable;

                           o upon the occurrence of a Master Servicer event of default under the Transfer and Servicing Agreement, at its discretion (or if so directed by the Residual Holder or Noteholders having more than 50% of the voting rights applicable to the Notes), terminating the Master Servicer; and

                           o upon such termination of the Master Servicer under the Transfer and Servicing Agreement, appointing a successor Master Servicer or succeeding as Master Servicer.

                           See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Duties of the Indenture Trustee" below.

CUSTODIAN                  Performing the custodial functions in accordance with
                           the provisions of the Transfer and Servicing
                           Agreement, including but not limited to:

                           o holding and maintaining the Mortgage Loan documents related to the Mortgage Loans on behalf of the Indenture Trustee.

                           See "Servicing of the Mortgage Loans--Custody of the Mortgage Files" below.

TRUST ACCOUNTS

         All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans and payments received from the Swap Counterparty under the Swap Agreements will, at all times before payment thereof to the Noteholders, be invested in the Servicing Account, the Collection Account, the Swap Payment Account and the Note Payment Account, which accounts will be established in the name of the Indenture Trustee, and the Certificate Distribution Account, which account shall be established in the name of the Securities Administrator. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:


TRUST ACCOUNT:            RESPONSIBLE PARTY:      APPLICATION OF ANY INVESTMENT EARNINGS:
--------------            ------------------      ---------------------------------------
SERVICING ACCOUNT         Servicer (or            Any investment earnings (net of any losses realized) will be
                          Subservicer on its      paid as compensation to the Servicer (or, if the account is
                          behalf)                 maintained by the Subservicer, the Subservicer) and will not be available for payments to Noteholders.

COLLECTION                Master Servicer         Any investment earnings (net of the Indenture Trustee Fee, the
   ACCOUNT                                        Owner Trustee Fee, the Custodian Fee and any losses realized)
                                                  will be paid as compensation to the Master Servicer and will not be available for payments to Noteholders.

NOTE PAYMENT              Securities              Any investment earnings (net of the Indenture Trustee Fee, the
   ACCOUNT                Administrator           Owner Trustee Fee, the Custodian Fee and any losses realized)
                                                  will be paid as compensation to the Master Servicer, and will not be available for payments to Noteholders.

CERTIFICATE               Securities              Amounts on deposit in the Certificate Distribution Account will
   DISTRIBUTION           Administrator           not be invested.
   ACCOUNT

SWAP PAYMENT              Securities              Amounts on deposit in the Swap Payment Account will not be
   ACCOUNT                Administrator           invested.


         If funds deposited in the Servicing Account, the Collection Account, the Note Payment Account, the Certificate Distribution Account or the Swap Payment Account are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party, or in the case of the Note Payment Account, the Master Servicer, out of its own funds, without any right of reimbursement therefor.

EXAMPLE OF PAYMENTS

         The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in October 2005:


September 2 through
     October 1...........   Collection Period:           Payments due during the related Collection Period (September
                                                         2 through October 1) from borrowers will be deposited in the
                                                         Servicing Account as received and will include scheduled
                                                         principal and interest payments due during the related
                                                         Collection Period.

September 1


through September 30.....   Prepayment Period for        Partial principal prepayments and principal prepayments in
                            partial and full             full received by the Servicer during the related Prepayment
                            prepayments received from    Period (September 1 through September 30) will be deposited
                            Mortgage Loans:              into the Servicing Account for remittance to the Master
                                                         Servicer on the Servicer Remittance Date (October 18).

October 18...............   Servicer Remittance Date:    The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the 18th day of each month (or if the 18th day is not a Business Day, the
                                                         immediately preceding Business Day).


October 24...............   Master Servicer              The Master Servicer will remit to the Paying Agent amounts on
                            Remittance Date:             deposit in the Collection Account for deposit into the Note
                                                         Payment Account, including any Advances made by the Servicer, the Subservicer or the Master Servicer for that Payment Date, on or before the Master Servicer Remittance Date.

October 24...............   Record Date:                 Payments will be made to Noteholders of record for all
                                                         classes of Notes as of the Business Day immediately preceding the related Payment Date.

October 25...............   Payment Date:                On the 25th day of each month (or if the 25th day is not a
                                                         Business Day, the next Business Day), the Paying Agent will make payments from amounts on deposit in the Note Payment
                                                         Account to Noteholders and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Distribution Account any amounts remaining.


Succeeding months follow the same pattern.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Servicer will perform customary servicing functions with respect to the Mortgage Loans as described under "Administration of the Trust--Servicing and Administrative Responsibilities" above. Among other things, the Servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay the amount of Prepayment Interest Shortfalls on the Mortgage Loans to the extent described below. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to Noteholders including, without limitation, selling defaulted Mortgage Loans and REO Properties. See "The Agreements--The Pooling and Servicing Agreements and the Servicing Agreements" in the prospectus.

THE SUBSERVICER

         On or prior to the Closing Date, the Servicer will enter into the Subservicing Agreement with HBMC, as subservicer. Under the provisions of the Subservicing Agreement, the Subservicer will be required to service the Mortgage Loans pursuant to the servicing provisions of the Transfer and Servicing Agreement.

         References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.

SERVICING ACCOUNT AND COLLECTION ACCOUNT

         The Servicer (or the Subservicer on its behalf) will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the Mortgage Loans, less its Servicing Fee, as described under "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements-- Servicing Compensation and Payment of Expenses" in the prospectus. On the 18th day of each month (or if that day is not a Business Day, the Business Day immediately preceding such 18th day), the Servicer will remit the amounts on deposit in the Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer. The Servicer and the Master Servicer are entitled to reimburse themselves from the Servicing Account or Collection Account, as applicable, for any Monthly Advances or Servicing Advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and "--Monthly Advances, Servicing Advances." The Servicing Account and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account and the Note Payment Account.

         The Servicer will receive the Servicing Fee on a monthly basis, calculated at the Servicing Fee Rate. Any successor to the Servicer will receive a fee in an amount not greater than the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicing Account and the escrow accounts.

         The Servicing Fee will vary depending on the loan balance. With respect to approximately 57.94% of the Mortgage Loans, the Servicing Fee Rate will increase from 0.25% to 0.375% after the first Adjustment Date. The weighted average Servicing Fee Rate as of the Cut-off Date is approximately 0.368%. In addition, with respect to the Mortgage Loans covered by an LPMI Policy (approximately 27.51% of the Mortgage Loans), the monthly fee described above will be increased by an annual percentage ranging from 0.17% to 0.40%.

         The Servicing Fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements-- Servicing Compensation and Payment of Expenses" in the prospectus.

PREPAYMENT INTEREST SHORTFALLS

         When a borrower prepays a Mortgage Loan in full or in part between due dates, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full or in part by a borrower during the related Prepayment Period or Collection Period, as applicable, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the total of its servicing compensation for the applicable Payment Date.

         The Master Servicer is required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer, but only to the extent that such amount does not exceed the total of its master servicing compensation for the applicable Payment Date.

MONTHLY ADVANCES, SERVICING ADVANCES

         The Servicer will generally be obligated to make Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that such Monthly Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so. The Servicer and the Master Servicer, as applicable, will be entitled to recover any Monthly Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

         The purpose of making these Monthly Advances is to maintain a regular cashflow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans made by a bankruptcy court or a Relief Act Reduction. No party that makes a Monthly Advance will be entitled to interest on such Monthly Advance.

         In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a Servicing Advance.

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Servicer from the related borrower or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Servicing Account. No party that makes a Servicing Advance will be entitled to interest on such Servicing Advance.

         Under the Transfer and Servicing Agreement, with respect to the Second Lien Mortgage Loans, the Servicer has the discretion to make servicing advances in the amount necessary to pay off any outstanding senior mortgage liens on a Mortgaged Property in order to prevent a foreclosure on the property if, in the Servicer's reasonable judgment, applying accepted industry servicing standards, such servicing advances will preserve the equity in the property and maximize the ultimate liquidation proceeds to the Trust as holder of the junior lien loan. If the Servicer takes such action, it will be entitled to reimbursement for such advances from Net Liquidation Proceeds realized on the Mortgaged Property before distribution of any such amount to Securityholders, and if such amount is insufficient to cover such reimbursement, from other amounts on deposit in the Servicing Account.

         In addition, with respect to the Second Lien Mortgage Loans, the Servicer has the discretion to consent to the refinancing of any senior mortgage loan in accordance with accepted servicing practices.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

         The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

         The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Issuer, the Indenture Trustee and the Noteholders; provided, however, that unless the Servicer has received the prior written consent of the Master Servicer, the Servicer may not permit any modification of any Mortgage Loan that would change the Mortgage Rate, defer for more than ninety days or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make a Monthly Advance.

INSURANCE COVERAGE

         The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

         The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records of the Servicer relating to the servicing of mortgage loans and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) such exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. In addition, the Transfer and Servicing Agreement will provide that each year the Master Servicer will certify to the Indenture Trustee that for the prior calendar year the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Transfer and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of the Servicer's annual audit report required under the Transfer and Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

CUSTODY OF THE MORTGAGE FILES

         The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Sale of the Mortgage Loans" below. These documents are generally required to be delivered to the Custodian. The Custodian will hold the related Mortgage Loan documents on behalf of the Indenture Trustee pursuant to the Custodial Agreement. The Mortgage Loan documents related to a Mortgage Loan will be held separate from other mortgage loan files held by the Custodian. The Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

DELINQUENT MORTGAGE LOANS

         The Servicer will charge off Second Lien Mortgage Loans that are 180 days or more delinquent in payment. A Second Lien Mortgage Loan that has been charged off will be deemed to have a Scheduled Principal Balance of zero. The Servicer will continue to service charged-off mortgage loans in accordance with accepted servicing practices. Any collections received by the Servicer relating to a charged-off mortgage loan will be remitted to the Master Servicer.

TERMINATION OF SERVICER

         Upon the occurrence of certain events as described under "The Transfer and Servicing Agreement--Events of Default; Servicer Termination Events" in this prospectus supplement, the Servicer may be terminated and a successor servicer appointed. Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

OPTIONAL PURCHASE OF DISTRESSED MORTGAGE LOANS

         Subject to certain limitations set forth in the Transfer and Servicing Agreement, the Servicer will have the right, but not the obligation, to purchase for their own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Monthly Advances, Servicing Advances or Servicing Fees allocable to the Distressed Mortgage Loan. Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.

                      THE MORTGAGE LOAN PURCHASE AGREEMENT
                    AND THE TRANSFER AND SERVICING AGREEMENT
GENERAL

         On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust. In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements. See also "The Agreements--Pooling and Servicing Agreement and the Servicing Agreements" and "--Assignment of Primary Assets" in the prospectus.

ADMINISTRATION

         The Securities Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner Trustee under the Transfer and Servicing Agreement, the

Indenture and the Trust Agreement. Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

REPORTS TO SECURITYHOLDERS

         On each Payment Date, the Securities Administrator will make available on the Securities Administrator's website at http://www.ctslink.com a payment statement containing the following, based solely on information received from the Servicer or the Master Servicer:

         o the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;

         o the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;

         o  the amount, if any, of any distributions to the Residual Holder;

         o the amount of Monthly Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Monthly Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Monthly Advances and Servicing Advances;

         o the total Scheduled Principal Balance of the Mortgage Loans for such Payment Date;

         o the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;

         o the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and
            (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;

         o  the amount of the Servicing Fee paid with respect to such Payment
            Date;

         o  the number and total Scheduled Principal Balance of Mortgage Loans
            (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs,
            (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;

         o the total Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

         o with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each substitute Mortgage Loan;

         o the level of LIBOR and the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;

         o the Interest Funds, Principal Funds and the Extra Principal Payment Amount for such Payment Date;

         o if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);

         o the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to payments on such Payment Date;

         o the amount of any Deferred Interest for each class of Notes, after giving effect to payments on such Payment Date;

         o the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;

         o  the Three-year Hybrid Loan Amount for such Payment Date;

         o  the Five-year Hybrid Loan Amount for such Payment Date;

         o  the Seven-year Hybrid Loan Amount for such Payment Date;

         o the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date; and

         o any other information required pursuant to the Transfer and Servicing Agreement.

DELIVERY AND SUBSTITUTION OF MORTGAGE LOANS

         The Seller will be required to repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter. Under the limited circumstances specified in the Transfer and Servicing Agreement, the Seller may substitute substantially similar mortgage loans for Mortgage Loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Pool. See "The Agreements--Assignment of Primary Assets" in the prospectus.

VOTING RIGHTS

         Voting rights under the Transfer and Servicing Agreement will be allocated as follows:

         o 98% to the classes of Notes in proportion to their respective outstanding Note Principal Amounts; and

         o  2% to the Residual Holder.

TERMINATION OF THE TRUST

         The Trust will terminate upon the payment to the holders of all classes of Notes of all amounts required to be paid to the holders and upon the last to occur of:

         o the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

         o the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust; and

         o exercise by the Residual Holder of its right to purchase the Mortgage Loans and other property of the Trust as described under "Description of the Notes--Optional Purchase of the Mortgage Loans."

SALE OF THE MORTGAGE LOANS

         In connection with the sale of the Mortgage Loans by the Depositor to the Issuer on the Closing Date, the Depositor will be required to deliver a loan file to the Custodian with respect to each Mortgage Loan consisting of, as to each Mortgage Loan:

         o the original mortgage note endorsed to the order of the Indenture Trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

         o the original recorded mortgage or a certified copy thereof, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

         o for any Mortgage Loan not recorded with MERS System(R), the original assignment of the mortgage to the Indenture Trustee or in blank, in recordable form (except as described below);

         o each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the Indenture Trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

         o the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

         o the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

         o the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

         Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Issuer will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. No legal opinion will be delivered as to the expected characterization by a bankruptcy court of the transfer of the Mortgage Loans from the Depositor to the Issuer. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the mortgage loans from the Seller, and the Issuer will have a perfected security interest in the Mortgage Loans transferred to it. Upon the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee will have a first priority perfected security interest in the Mortgage Loans. The Transfer and Servicing Agreement will require that the Mortgage Loan documents referred to in the first three bullets in the paragraph above be delivered to the Custodian on behalf of the Issuer and the Indenture Trustee. In addition, the Depositor will file an initial financing statement to perfect the interest of the Indenture Trustee in the Trust Estate. Under the terms of the Transfer and Servicing Agreement, the Indenture Trustee will prepare and file at the expense of the Issuer all filings necessary to maintain such perfection.

         With respect to certain Mortgage Loans, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Indenture Trustee in a Mortgaged Property, as provided in the Transfer and Servicing Agreement.

         The Custodian, on behalf of the Indenture Trustee, is required to review each mortgage note and provide certification regarding receipt of such Mortgage Loan notes on or before the Closing Date and the Custodian is required to review the remainder of the Mortgage Loan file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

         On the Closing Date, the Depositor will also assign to the Issuer and the Issuer will pledge to the Indenture Trustee all the Depositor's right, title and interest in the Mortgage Loan Purchase Agreement with respect to the representations and warranties made therein by the Seller in respect of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Such representations and warranties will include, among others, that:

         o prior to the sale of the Mortgage Loans to the Depositor, the Seller will have good title to the Mortgage Loans, free of any liens;

         o  each Mortgage Loan was originated in compliance with applicable law;

         o no Mortgage Loan is a "high cost" or "covered" loan under any federal, state or local predatory or abusive lending law;

         o no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies; and

         o  each Mortgaged Property is free of damage due to casualty.

         Upon discovery by the Indenture Trustee or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Noteholders, the discovering party will promptly notify the Seller. The Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected Mortgage Loan at a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Servicing Advances allocable to that Mortgage Loan, plus any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the Mortgage Loan, or (2) subject to the conditions in the Transfer and Servicing Agreement, to substitute a qualified substitute mortgage loan. See "The Agreements--Assignment of Primary Assets" in the prospectus.

EVENTS OF DEFAULT; SERVICER TERMINATION EVENTS

         If the Master Servicer is in material breach of its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by either the Residual Holder or Noteholders having more than 50% of the voting rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In the event of such a termination, the Indenture Trustee must appoint a successor master servicer to assume the obligations of the Master Servicer under the Transfer and Servicing Agreement. If the Indenture Trustee is unable to appoint a successor master servicer, the Indenture Trustee will be obligated to master service the Mortgage Loans. Any successor master servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor master servicer.

         If the Servicer is in material breach of its obligations under the Transfer and Servicing Agreement, the Master Servicer may, and must if directed to do so by either the Residual Holder or Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Servicer. In the event of such a termination, the Master Servicer will either appoint a successor servicer acceptable to each Rating Agency to assume the obligations of the Servicer under the Transfer and Servicing Agreement, including the obligation to make advances or, if the Master Servicer does not appoint a successor servicer, then the Master Servicer will succeed as servicer. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.

                      THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

         The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator, which will serve as note registrar and paying agent. The Securities Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager/HomeBanc 2005-4.

         The following summary describes certain terms of the Trust Agreement, the Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

CERTAIN MATTERS UNDER THE AGREEMENTS

         Duties of the Owner Trustee. The Owner Trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and any other document or agreement to which the Issuer or the Owner Trustee is a party and will administer the Trust in the interest of the Residual Holder, in accordance with the provisions of the Trust Agreement. As described under "Description of the Trust" above and "--Administration" below, the Securities Administrator, the Indenture Trustee and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Trust Agreement, the Indenture and the Transfer and Servicing Agreement.

         Wilmington Trust Company, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as Owner Trustee; provided, however, that Wilmington Trust Company will not be liable for any error of judgment made in good faith by an officer of the Owner Trustee or with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Residual Holder. Wilmington Trust Company is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the Owner Trustee's duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, or in the exercise of any of the Owner Trustee's rights or powers, if Wilmington Trust Company has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

         Expenses and Indemnities of the Owner Trustee. The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the

Mortgage Loans, prior to payment of any amounts to Noteholders. The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from Wilmington Trust Company's own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement. Any amounts payable in connection with such indemnification will be paid from the Certificate Distribution Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

         Resignation or Removal of Owner Trustee. The Owner Trustee may, upon 30 days' advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement. The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property. If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee. If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

         Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under "--Expenses and Indemnities of the Owner Trustee."

         Duties of the Indenture Trustee. If no event of default under the Indenture (each, an Indenture Default) has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture, the Transfer and Servicing Agreement and the Administration Agreement. As described under "--Administration" below, the Securities Administrator will perform on behalf of the Indenture Trustee certain administrative functions required under the Indenture and the Transfer and Servicing Agreement.

         Upon receipt of the various certificates, statements and opinions required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Issuer, the Depositor, the Securities Administrator, the Master Servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

         The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in an Indenture Default, and the Indenture Trustee will not be deemed to have notice of any Indenture Default unless an officer of the Indenture Trustee has actual knowledge of the Indenture Default or written notice of an Indenture Default is received by the Indenture Trustee at its Corporate Trust Office. See "--Events of Default" under the Indenture below. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

         Events of Default under the Indenture. An Indenture Default will generally consist of: (1) a default for one month or more in the payment of any Accrued Note Interest due on any class of Notes then outstanding; (2) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (3) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture;
(4) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (5) the receipt of notice from the Residual Holder to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary or of such holder's transfer or retention of an interest in any of the Class M-5, Class B-1 or Class B-2 Notes in contravention of the transfer and retention restrictions applicable to the Class M-5, Class B-1 and Class B-2 Notes pursuant to the Indenture; or (6) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

         If an Indenture Default occurs and is continuing, the Indenture Trustee or holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The "Priority Class" is the class or classes of Notes then outstanding having the highest priority of payment of interest.

         If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (1) the holders of all outstanding Notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (3) the Indenture Trustee determines, based on the most recent report to Securityholders provided by the Securities Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.

         If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

         If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

         Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (1) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (2) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (3) such holder or holders have offered the Indenture Trustee reasonable indemnity, (4) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

         In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         None of the Indenture Trustee, the Master Servicer, the Securities Administrator or the Owner Trustee in their respective individual capacities, or the Residual Holder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Expenses and Indemnities of the Indenture Trustee. The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys' fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

         The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

         Resignation or Removal of Indenture Trustee. The Indenture Trustee may, upon 90 days' advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture. The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting. If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee. If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

         Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders. The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under Expenses and Indemnities of the Indenture Trustee.

         Redemption. The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Purchase of the Mortgage Loans."

         The Indenture will be discharged upon the delivery to the Note Registrar for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Securities Administrator, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

         Issuance of Future Classes of Notes. The Indenture will provide that another class of Notes subordinate to the Offered Notes may be issued in the future. Any class of Notes issued in the future would be owned entirely by the holder of the Ownership Certificate unless an opinion of counsel is delivered to the Indenture Trustee concluding that such class of Notes will be treated as debt for federal income tax purposes.

ADMINISTRATION

         The Securities Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

AMENDMENT

         Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under "The Indenture--Modification of Indenture" in the prospectus. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Indenture--Modification of Indenture" in the prospectus, the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

         The yields to maturity (or to early termination) of the Offered Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Notes, and other factors.

         Yields on the Offered Notes will be affected by the rate of principal payments on the Mortgage Loans. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the

Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders. The Mortgage Loans generally have due-on-sale clauses.

         In addition, the rate of principal prepayments may also be influenced by programs offered by the Subservicer and its affiliates or by other lenders. Many mortgage lenders solicit borrowers to refinance their loans. HBMC does not directly solicit borrowers to refinance, but the availability of HBMC's "streamline refi" program, which enables qualifying mortgagors to refinance at greatly reduced cost, may influence some borrowers to do so. These refinancings may increase the rate of prepayment of the Mortgage Loans.

         The Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of six months, three years, five years or seven years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on either a monthly or semi-annual basis. When a Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Periodic Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

         Substantially all of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Notes to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans. Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

         Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under "Risk Factors" and "Description of the Mortgage Pool."

         The inclusion of interest only Mortgage Loans in the Trust will generally, absent other considerations, result in longer weighted average lives of the Offered Notes than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms. If an investor purchases Offered Notes at a discount, the yield may be reduced. In addition, a borrower may view the interest only period as a disincentive to prepayment.

         The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes."

         As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Notes to achieve and maintain limited overcollateralization. The amount of excess interest available on any Payment Date will be influenced by, among other things:

         o the amount of overcollateralization. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amounts of the Notes;

         o the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

         o  the value of LIBOR;

         o the extent to which amounts are received by the Trust under the Swap Agreements; and

         o the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the weighted average of the Note Interest Rates of the Notes.

         No assurance can be given as to the amount or timing of excess interest payable on the Notes.

         The yields to investors in the Offered Notes will be affected by the exercise by the Residual Holder of its right to purchase the Mortgage Loans, as described under "Description of the Notes--Optional Purchase of the Mortgage Loans" herein or their failure to exercise that right.

         If the purchaser of an Offered Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an Offered Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

         The Note Interest Rates applicable to the Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes."

OVERCOLLATERALIZATION

         The yields of the Offered Notes will be affected by the application of Monthly Excess Interest as described herein and by the amount of overcollateralization. The amount of Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

SUBORDINATION OF THE SUBORDINATE NOTES

         As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of Interest Funds and principal to the extent of the Principal Payment Amount. As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

         Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR. CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of mortgage loans for the life of such loans.

         CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be owned by the Trust. The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

         The tables beginning on page S-89 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth in the table on page S-3; (2) each Monthly Payment of principal and interest is timely received on the first day of each month commencing in September 2005; (3) principal prepayments are received in full on the last day of each month commencing in August 2005 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the 25th day of each month commencing in September 2005; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an Optional Termination of the Trust); (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable rate adjustment date and any subsequent adjustment dates to equal the value of the related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the Adjustment Date with respect to each assumed Mortgage Loan occurs in the month immediately following the applicable interest adjustment date; (9) the value of Six-Month LIBOR is equal to 4.04% and remains constant; and the value of One-Month LIBOR is equal to 3.60% and remains constant; (10) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Notes are issued on August 30, 2005; (12) no Swap Termination Payment occurs; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                  ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS


                                                      REMAINING   ORIGINAL   MONTHS TO
                           GROSS           NET         TERM TO    TERM TO   NEXT RATE
 LOAN     PRINCIPAL       MORTGAGE       MORTGAGE     MATURITY   MATURITY    ADJUSTMENT     MAXIMUM       MINIMUM         GROSS
NUMBER    BALANCE ($)     RATE (%)       RATE (%)     (MONTHS)   (MONTHS)      DATE        RATE (%)       RATE (%)      MARGIN (%)
------    -----------     --------       ---------    ---------  ---------   ----------    --------       --------      ----------
  1      5,679,000.00   5.3002069026   5.0502069026     299         300         1       12.0000000000   2.2071227329   2.2071227329
  2     47,702,375.99   5.4703325051   5.2203325051     359         360        35       12.6712146214   2.2500000000   2.2500000000
  3    235,378,975.47   5.6634989065   5.3150464528     359         360        59       12.8041581219   2.2500000000   2.2500000000
  4      6,376,632.81   5.1065772368   4.8565772368     298         300         4       11.6604086703   1.8945616256   1.8945616256
  5      2,012,000.00   6.5059642147   6.2559642147     355         360         4       12.2514910537   3.6272365805   3.6272365805
  6      3,267,659.30   5.1137736575   4.8637736575     296         300         4       11.7426483538   2.2500000000   2.2500000000
  7    107,732,026.16   5.6470688683   5.3382985733     359         360        83       12.8919723927   2.2500000000   2.2500000000
  8      2,291,684.06   4.9909637446   4.6159637446     298         300         1       11.6551744353   1.9455631801   1.9455631801
  9        858,000.00   6.3566433566   6.1066433566     359         360        35       13.0000000000   2.2500000000   2.2500000000
 10*    77,015,884.55   5.6782673168   5.4282673168     359         360        35       12.7968584817   2.2500000000   2.2500000000
 11        866,000.00   6.0649538106   5.8149538106     358         360        58       13.0000000000   2.2500000000   2.2500000000
 12*   463,499,544.36   5.8418597555   5.4285216730     359         360        59       12.8005388970   2.2500000000   2.2500000000
 13      2,320,586.36   5.1210817225   4.7460817225     298         300         4       11.4640147760   1.9281570796   1.9281570796
 14      2,657,752.81   6.8987716398   6.5237716398     358         360         4       12.1318736260   3.2992890999   3.2992890999
 15      4,310,845.00   5.3908811671   5.0158811671     299         300         5       11.5596601420   2.2500000000   2.2500000000
 16*   108,782,436.64   5.8159206472   5.4443155469     359         360        83       12.8349805282   2.2500000000   2.2500000000
 17      3,384,200.00   7.2215811713   6.7215811713     239         240         5       15.7636073518   3.6948170912   3.6948170912
 18     46,415,828.44   7.3832804903   6.8832804903     239         240         5       15.9084805735   3.8333306273   3.8333306273
 19         46,701.56   7.5143783206   7.0143783206     238         240         5       12.0000000000   4.1897479442   4.1897479442

                                                      RATE
                 INITIAL          SUBSEQUENT       ADJUSTMENT      REMAINING
 LOAN        PERIODIC RATE      PERIODIC RATE      FREQUENCY       IO TERM
NUMBER          CAP (%)             CAP (%)         (MONTHS)       (MONTHS)      INDEX TYPE
------       -------------      -------------      ----------      ---------     ----------
  1                N/A               N/A               1              119         1M_LIBOR
  2                N/A               N/A               6              119         6M_LIBOR
  3                N/A               N/A               6              119         6M_LIBOR
  4                N/A               N/A               6              118         6M_LIBOR
  5                N/A               N/A               6              115         6M_LIBOR
  6           5.0000000000       5.0000000000          6              116         6M_LIBOR
  7                N/A               N/A               6              119         6M_LIBOR
  8                N/A               N/A               1              118         1M_LIBOR
  9                N/A               N/A               6              119         6M_LIBOR
 10*               N/A               N/A               6              119         6M_LIBOR
 11                N/A               N/A               6              118         6M_LIBOR
 12*               N/A               N/A               6              119         6M_LIBOR
 13                N/A               N/A               6              118         6M_LIBOR
 14                N/A               N/A               6              118         6M_LIBOR
 15           5.0000000000       5.0000000000          6              119         6M_LIBOR
 16*               N/A               N/A               6              119         6M_LIBOR
 17                N/A               N/A               6              119         6M_LIBOR
 18                N/A               N/A               6              119         6M_LIBOR
 19           5.0000000000       5.0000000000          6              118         6M_LIBOR

---------------
* The Servicing Fee Rate for the indicated Mortgage Loan increases by 0.125% on the first date that the related Mortgage Rate is adjusted pursuant to the terms of the related mortgage note.

         The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Notes and set forth the percentages of the initial Class Principal Amounts of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR.

         The weighted average life of a class of Offered Notes is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
              CLASS A-1, CLASS A-2 AND CLASS M-1 NOTES OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF CPR

                            CLASS A-1 AND CLASS A-2 NOTES                  CLASS M-1 NOTES
                        -------------------------------------     ---------------------------------
                         0%     15%     25%     40%      50%       0%     15%    25%     40%    50%
                        ---     ---     ---     ---      ---      ---     ---    ---     ---    ---
Initial Percentage..    100     100     100     100      100      100     100    100     100    100
August 25, 2006.....     99      83      73      57       46      100     100    100     100    100
August 25, 2007.....     99      70      53      31       19      100     100    100     100    100
August 25, 2008.....     99      58      37      15        6      100     100    100     100    100
August 25, 2009.....     99      48      29      12        6      100     100     63      26     20
August 25, 2010.....     99      41      22       7        3      100      89     47      16      0
August 25, 2011.....     99      35      16       4        1      100      75     36       9      0
August 25, 2012.....     99      29      12       2        *      100      64     27       0      0
August 25, 2013.....     99      25       9       1        0      100      54     20       0      0
August 25, 2014.....     99      21       7       1        0      100      46     15       0      0
August 25, 2015.....     99      18       5       *        0      100      39     11       0      0
August 25, 2016.....     96      15       4       0        0      100      32      8       0      0
August 25, 2017.....     93      12       3       0        0      100      27      0       0      0
August 25, 2018.....     90      10       2       0        0      100      22      0       0      0
August 25, 2019.....     86       8       1       0        0      100      18      0       0      0
August 25, 2020.....     82       7       1       0        0      100      15      0       0      0
August 25, 2021.....     78       5       *       0        0      100      12      0       0      0
August 25, 2022.....     73       4       *       0        0      100      10      0       0      0
August 25, 2023.....     69       4       0       0        0      100       4      0       0      0
August 25, 2024.....     63       3       0       0        0      100       0      0       0      0
August 25, 2025.....     58       2       0       0        0      100       0      0       0      0
August 25, 2026.....     53       1       0       0        0      100       0      0       0      0
August 25, 2027.....     48       1       0       0        0      100       0      0       0      0
August 25, 2028.....     43       1       0       0        0       93       0      0       0      0
August 25, 2029.....     37       *       0       0        0       81       0      0       0      0
August 25, 2030.....     32       *       0       0        0       69       0      0       0      0
August 25, 2031.....     26       0       0       0        0       57       0      0       0      0
August 25, 2032.....     20       0       0       0        0       44       0      0       0      0
August 25, 2033.....     14       0       0       0        0       30       0      0       0      0
August 25, 2034.....      7       0       0       0        0       15       0      0       0      0
August 25, 2035.....      0       0       0       0        0        0       0      0       0      0
Weighted Average
Life in Years:
Without Optional
Termination.........   21.14    5.53     3.25    1.80    1.28    26.40   9.61    5.71   3.99    4.01
With Optional
Termination.........   20.89    4.69     2.67    1.46    1.09    25.89   7.97    4.60   3.15    2.32

* Indicates a value between 0.0% and 0.5%.

               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
  CLASS M-2 AND CLASS M-3 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                   CLASS M-2 NOTES                          CLASS M-3 NOTES
                        -------------------------------------      ---------------------------------
                         0%     15%     25%     40%      50%        0%     15%     25%    40%    50%
                        ---     ---     ---     ---      ---       ---     ---     ---    ---    ---
Initial Percentage..    100     100     100     100      100       100     100     100    100    100
August 25, 2006.....    100     100     100     100      100       100     100     100    100    100
August 25, 2007.....    100     100     100     100      100       100     100     100    100    100
August 25, 2008.....    100     100     100     100      100       100     100     100    100    100
August 25, 2009.....    100     100      63      26       12       100     100      63     26     13
August 25, 2010.....    100      89      47      16        0       100      89      47     16      0
August 25, 2011.....    100      75      36       6        0       100      75      36      0      0
August 25, 2012.....    100      64      27       0        0       100      64      27      0      0
August 25, 2013.....    100      54      20       0        0       100      54      20      0      0
August 25, 2014.....    100      46      15       0        0       100      46      15      0      0
August 25, 2015.....    100      39      11       0        0       100      39      10      0      0
August 25, 2016.....    100      32       0       0        0       100      32       0      0      0
August 25, 2017.....    100      27       0       0        0       100      27       0      0      0
August 25, 2018.....    100      22       0       0        0       100      22       0      0      0
August 25, 2019.....    100      18       0       0        0       100      18       0      0      0
August 25, 2020.....    100      15       0       0        0       100      15       0      0      0
August 25, 2021.....    100      12       0       0        0       100      12       0      0      0
August 25, 2022.....    100       7       0       0        0       100       0       0      0      0
August 25, 2023.....    100       0       0       0        0       100       0       0      0      0
August 25, 2024.....    100       0       0       0        0       100       0       0      0      0
August 25, 2025.....    100       0       0       0        0       100       0       0      0      0
August 25, 2026.....    100       0       0       0        0       100       0       0      0      0
August 25, 2027.....    100       0       0       0        0       100       0       0      0      0
August 25, 2028.....     93       0       0       0        0        93       0       0      0      0
August 25, 2029.....     81       0       0       0        0        81       0       0      0      0
August 25, 2030.....     69       0       0       0        0        69       0       0      0      0
August 25, 2031.....     57       0       0       0        0        57       0       0      0      0
August 25, 2032.....     44       0       0       0        0        44       0       0      0      0
August 25, 2033.....     30       0       0       0        0        30       0       0      0      0
August 25, 2034.....     15       0       0       0        0        15       0       0      0      0
August 25, 2035.....      0       0       0       0        0         0       0       0      0      0
Weighted Average
Life in Years:
Without Optional
Termination.........   26.40    9.54     5.65    3.91    3.80     26.39    9.46   5.59   3.84    3.65
With Optional
Termination.........   25.89    7.97     4.59    3.15    2.32     25.89    7.97   4.59   3.15    2.32

               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
         CLASS M-4 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                   CLASS M-4 NOTES
                        -------------------------------------
                         0%     15%     25%     40%      50%
                        ---     ---     ---     ---      ---
Initial Percentage..    100     100     100     100      100
August 25, 2006.....    100     100     100     100      100
August 25, 2007.....    100     100     100     100      100
August 25, 2008.....    100     100     100     100      100
August 25, 2009.....    100     100      63      26        4
August 25, 2010.....    100      89      47      16        0
August 25, 2011.....    100      75      36       0        0
August 25, 2012.....    100      64      27       0        0
August 25, 2013.....    100      54      20       0        0
August 25, 2014.....    100      46      15       0        0
August 25, 2015.....    100      39       0       0        0
August 25, 2016.....    100      32       0       0        0
August 25, 2017.....    100      27       0       0        0
August 25, 2018.....    100      22       0       0        0
August 25, 2019.....    100      18       0       0        0
August 25, 2020.....    100      13       0       0        0
August 25, 2021.....    100       1       0       0        0
August 25, 2022.....    100       0       0       0        0
August 25, 2023.....    100       0       0       0        0
August 25, 2024.....    100       0       0       0        0
August 25, 2025.....    100       0       0       0        0
August 25, 2026.....    100       0       0       0        0
August 25, 2027.....    100       0       0       0        0
August 25, 2028.....     93       0       0       0        0
August 25, 2029.....     81       0       0       0        0
August 25, 2030.....     69       0       0       0        0
August 25, 2031.....     57       0       0       0        0
August 25, 2032.....     44       0       0       0        0
August 25, 2033.....     30       0       0       0        0
August 25, 2034.....     13       0       0       0        0
August 25, 2035.....      0       0       0       0        0
Weighted Average
Life in Years:
Without Optional
Termination.........   26.37    9.35     5.51    3.75    3.52
With Optional
Termination.........   25.89    7.97     4.59    3.15    2.32

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE OFFERED NOTES

         In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Offered Notes, other than the Retained Notes, will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Offered Notes, to treat the Offered Notes as debt instruments for U.S. federal income tax purposes.

         In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool. Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate and the Class M-5, Class B-1 and Class B-2 Notes.

         At the issuance of the Offered Notes, the initial holder of the Ownership Certificate will also acquire beneficial ownership of the Retained Notes. Because the initial holder of the Ownership Certificate will own the Retained Notes, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If the initial holder of the Ownership Certificate were to sell the Retained Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the trust generally would be the same as those described in the section captioned "--Tax Consequences to Holders of the Notes --Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "--Tax Consequences to Holders of the Notes --Possible Alternative Treatment of the Notes," assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

         The remainder of this discussion, other than the portion captioned "--Tax Consequences to Holders of the Notes --Possible Alternative Treatment of the Notes," assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

         The Seller will hold directly or through the Depositor, its wholly owned qualified REIT subsidiary, a 100% ownership interest in the Ownership Certificate and the Class M-5, Class B-1 and Class B-2 Notes. The Seller represents that it has filed with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representations made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate and the Class M-5, Class B-1 and Class B-2 Notes or transfers the Ownership Certificate to an entity that did not qualify as a REIT or if the Seller or the Depositor were to sell or retain an interest in any of the Class M-5, Class B-1 or Class B-2 Notes in contravention of the transfer and retention restrictions applicable to the Class M-5, Class B-1 and Class B-2 Notes set forth in the Indenture, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cashflow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary or any transfer or retention of an interest in any of the Class M-5, Class B-1 or Class B-2 Notes in contravention of the applicable transfer and retention restrictions would constitute an Indenture Default.

TAX CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

         INTEREST INCOME ON THE OFFERED NOTES. The Offered Notes may be treated as having been issued with OID. The beneficial owner of an Offered Note must include any OID with respect to such Note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Tax Considerations--Taxation of Securities Treated as Debt Instruments--Election to Treat All Interest as OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to 25% of CPR with respect to the Mortgage Loans. See "Yield, Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the Mortgage Loans actually will occur.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE OFFERED NOTES. If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of Offered Notes did not represent debt instruments for U.S. federal income tax purposes, those Notes might be treated as equity interests in the Trust. If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the Trust, the Trust could be subject to corporate income tax. Moreover, if a class of Offered Notes represented equity in the Trust, payments of interest on that class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

         In addition to the federal income tax consequences described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Notes.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

         Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

         Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between Plans and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and the Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Assets Regulation, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE OFFERED NOTES

         Although there is little guidance on the subject, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (1) tax counsel's opinion that Offered Notes transferred on the Closing Date to parties unrelated to the initial holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Offered Notes as of the Closing Date has not declined below investment grade) and (2) the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

         Without regard to whether the Offered Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain prohibited transaction exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire such Offered Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager"). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving such Offered Notes.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Law.

         The Offered Notes should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

         Prospective Benefit Plan investors in the Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code and any Similar Law, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

         Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the Issuer that (i) it is not acquiring such Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be applied by the Depositor toward the purchase of the Mortgage Loans from the Seller.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of the Underwritten Notes set forth below.
                                                              KEYBANC CAPITAL
                                                                 MARKETS,
                      BEAR, STEARNS     J.P. MORGAN       A DIVISION OF MCDONALD
     CLASS             & CO. INC.      SECURITIES INC.        INVESTMENTS INC.
     -----            -------------    ---------------    ----------------------
Class A-1........     $317,185,200      $307,856,300           $307,856,300
Class A-2........       38,100,400        36,979,700             36,979,700
Class M-1........        4,582,200         4,447,500              4,447,500
Class M-2........        4,000,500         3,882,900              3,882,900
Class M-3........        2,476,500         2,403,700              2,403,700

         The payment of the Underwritten Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Underwritten Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the payment of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Underwriting Agreement provides that HomeBanc and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Retained Notes may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Retained Notes. This prospectus supplement will be appropriately supplemented in connection with any future offering of the Retained Notes. Proceeds to the Depositor from any sale of the Retained Notes will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent.

         There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or provide Noteholders with sufficient liquidity of investment.

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $620,000.

         From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. The Underwriters, or affiliates of the Underwriters, have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Notes will be used to repay this financing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by S&P and Moody's indicated under "Initial Ratings" in the table on page S-3.

         The rating of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of Monthly Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

         The ratings do not address the likelihood that any Basis Risk Shortfall Carryforward Amount will be repaid to Noteholders from Monthly Excess Cashflow.

         The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

         The Depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

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                                     ANNEX A
                                  DEFINED TERMS

80+ LTV LOANS: First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.

A-1 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the A-2 Principal Deficiency Amount, the M-1 Principal Deficiency Amount, the M-2 Principal Deficiency Amount, the M-3 Principal Deficiency Amount, the M-4 Principal Deficiency Amount, the M-5 Principal Deficiency Amount, the B-1 Principal Deficiency Amount and the B-2 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class A-1 Notes immediately prior to such Payment Date.

A-2 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M-1 Principal Deficiency Amount, the M-2 Principal Deficiency Amount, the M-3 Principal Deficiency Amount, the M-4 Principal Deficiency Amount, the M-5 Principal Deficiency Amount, the B-1 Principal Deficiency Amount and the B-2 Principal Deficiency Amount, in each case for that Payment Date, and
(b) the Class Principal Amount of the Class A-2 Notes immediately prior to such Payment Date.

ACCRUAL PERIOD: With respect to any Payment Date and each class of Notes, the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

ACCRUED NOTE INTEREST: With respect to any Payment Date and any class of Notes, the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date; provided, however, that for any class of Notes and any Payment Date, Accrued Note Interest will be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any, for such class and Payment Date.

ADDITIONAL TERMINATION EVENTS:  As defined in the related Swap Agreement.

ADJUSTMENT DATE: With respect to a Mortgage Loan, the date on which an adjustment is made to the monthly payment amount to correspond to an adjustment in the related Mortgage Rate.

ADMINISTRATION AGREEMENT: The administration agreement dated as of August 1, 2005, among the Issuer, the Owner Trustee, the Securities Administrator and the Indenture Trustee.

AFFECTED PARTY:  As defined in the related Swap Agreement.


                                     S-A-1

AGREEMENTS: Collectively, the Transfer and Servicing Agreement, the Trust Agreement, the Indenture, the Mortgage Loan Purchase Agreement, the Subservicing Agreement and the Administration Agreement.

AVAILABLE FUNDS RATE: With respect to any Payment Date and the Notes, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the Accrual Period, and (2) (a) Interest Funds for such Payment Date less any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to any Swap Agreement, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event, divided by (b) the Pool Balance as of the first day of the related Collection Period.

B-1 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the B-2 Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class B-1 Notes immediately prior to such Payment Date.

B-2 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the Total Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class B-2 Notes immediately prior to such Payment Date.

BANKRUPTCY LOSS: Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan.

BASIS RISK SHORTFALL: With respect to each Payment Date and any class of Notes, an amount equal to the sum of (1) the excess, if any, of (a) Accrued Note Interest calculated without regard to the Available Funds Rate over (b) the aggregate of interest accrued on such class at an interest rate equal to the Available Funds Rate, (2) any amount described in clause (1) above for such class remaining unpaid from prior Payment Dates and (3) interest on the amount in clause (2) above at such class's applicable Note Interest Rate (without regard to the Available Funds Rate).

BASIS RISK SHORTFALL CARRYFORWARD AMOUNT: With respect to each class of Notes and any Payment Date, an amount equal to the aggregate amount of Basis Risk Shortfall for such class of Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unpaid from Monthly Excess Cashflow or from proceeds of the Swap Agreements.

BBA:  The British Bankers' Association.

BENEFICIAL OWNER:  A person acquiring an interest in a Book-Entry Note.


                                     S-A-2

BENEFIT PLANS: Collectively, Plans, Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Laws.

BOOK-ENTRY NOTES: Notes that are issued, maintained and transferred on the book-entry records of DTC and its Participants.

BUSINESS DAY: Generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota, Maryland, Texas or Massachusetts (or, as to the Servicer, such other states as are specified in the Transfer and Servicing Agreement) are closed.

CERTIFICATE DISTRIBUTION ACCOUNT: The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust and the Residual Holder.

CLASS A PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 85.50% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS B-1 NOTE INTEREST RATE: With respect to any Payment Date prior to Step-up Date, LIBOR plus 2.100%. With respect to any Payment Date on or after the Step-up Date, LIBOR plus 3.150%.

CLASS B-2 NOTE INTEREST RATE: With respect to any Payment Date prior to Step-up Date, LIBOR plus 2.100%. With respect to any Payment Date on or after the Step-up Date, LIBOR plus 3.150%.

CLASS B-1 PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount, the Class M-2 Principal Payment Amount, the Class M-3 Principal Payment Amount, the Class M-4 Principal Payment Amount and the Class M-5 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date), (3) the Class Principal Amount of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount for such Payment Date), (4) the Class Principal Amount of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount for such Payment Date), (5) the Class Principal Amount of the Class M-4 Notes (after taking into


                                     S-A-3
account the payment of the Class M-4 Principal Payment Amount for such Payment
Date), (6) the Class Principal Amount of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount for such Payment
Date) and (7) the Class Principal Amount of the Class B-1 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 98.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor. account the payment of the Class M-4 Principal Payment Amount for such Payment Date),
(6) the Class Principal Amount of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount for such Payment Date),
(7) the Class Principal Amount of the Class B-1 Notes (after taking into account the payment of the Class B-1 Principal Payment Amount for such Payment Date) and
(8) the Class Principal Amount of the Class B-2 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 99.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS B-2 PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount, the Class M-2 Principal Payment Amount, the Class M-3 Principal Payment Amount, the Class M-4 Principal Payment Amount, the Class M-5 Principal Payment Amount and the Class B-1 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date), (3) the Class Principal Amount of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount for such Payment Date), (4) the Class Principal Amount of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount for such Payment Date), (5) the Class Principal Amount of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount for such Payment Date), (6) the Class Principal Amount of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount for such Payment Date), (7) the Class Principal Amount of the Class B-1 Notes (after taking into account the payment of the Class B-1 Principal Payment Amount for such Payment Date) and (8) the Class Principal Amount of the Class B-2 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 99.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and
(b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS M-1 PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date) and (2) the Class Principal Amount of the Class M-1 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 87.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and
(b) the aggregate Scheduled


                                     S-A-4

Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS M-2 PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount and the Class M-1 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date) and (3) the Class Principal Amount of the Class M-2 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 90.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS M-3 PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount and the Class M-2 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date), (3) the Class Principal Amount of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount for such Payment Date) and (4) the Class Principal Amount of the Class M-3 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 91.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and
(b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS M-4 PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount, the Class M-2 Principal Payment Amount and the Class M-3 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date), (3) the Class Principal Amount of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal


                                     S-A-5

Payment Amount for such Payment Date), (4) the Class Principal Amount of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount for such Payment Date) and (5) the Class Principal Amount of the Class M-4 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 93.40% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS M-5 NOTE INTEREST RATE: With respect to any Payment Date prior to Step-up Date, LIBOR plus 1.150%. With respect to any Payment Date on or after the Step-up Date, LIBOR plus 1.725%.

CLASS M-5 PRINCIPAL PAYMENT AMOUNT: With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount, the Class M-2 Principal Payment Amount, the Class M-3 Principal Payment Amount and the Class M-4 Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class A-1 and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount for such Payment Date), (3) the Class Principal Amount of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount for such Payment Date), (4) the Class Principal Amount of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount for such Payment Date), (5) the Class Principal Amount of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount for such Payment Date) and (6) the Class Principal Amount of the Class M-5 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately 95.80% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and
(b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

CLASS PRINCIPAL AMOUNT: With respect to any class of Notes as of any Payment Date, its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

CLEARSTREAM LUXEMBOURG:  Clearstream Banking Luxembourg.

CLEARSTREAM LUXEMBOURG PARTICIPANT: Participating organizations in Clearstream Luxembourg.

CLOSING DATE:  On or about August 30, 2005.


                                     S-A-6

CODE:  The Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT: The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.

COLLECTION PERIOD: With respect to any Payment Date, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

COMBINED LOAN-TO-VALUE RATIO: With respect to any Second Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related first lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

COMPENSATING INTEREST PAYMENT: Payments made by the Servicer or the Master Servicer, as applicable, to fund any Prepayment Interest Shortfalls.

CONDEMNATION PROCEEDS: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related mortgage loan documents.

CONFORMING BALANCE MORTGAGE LOAN: A First Lien Mortgage Loan that has a Scheduled Principal Balance as of the Cut-off Date that is less than or equal to the Fannie Mae maximum original loan amount limitation for one-to four-family Mortgaged Properties for the applicable jurisdiction in which the Mortgaged Property is located.

CPR: The constant prepayment rate model, as described under "Yield, Prepayment and Weighted Average Life -- Weighted Average Life" in this prospectus supplement.

CUMULATIVE LOSS TRIGGER EVENT: A Cumulative Loss Trigger Event will have occurred with respect to any Payment Date beginning in September 2008 if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Payment Date:

                       PAYMENT DATE                            LOSS PERCENTAGE
                       ------------                            ---------------
       September 2008 through August 2009.................          1.05%
       September 2009 through August 2010.................          1.40%
       September 2010 through August 2011.................          1.65%
       September 2011 and thereafter......................          1.75%


                                     S-A-7

CUSTODIAL AGREEMENT: The custodial agreement dated as of August 1, 2005, among the Custodian, the Issuer, the Trustee, the Depositor and the Master Servicer.

CUSTODIAN: JPMorgan Chase Bank, National Association, and is successors and assigns.

CUSTODIAN FEE: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Custodian from income on funds held in the Collection Account.

CUT-OFF DATE:  August 1, 2005.

CUT-OFF DATE BALANCE:  Approximately $1,120,598,134.

DEFAULTING PARTY:  As defined in the related Swap Agreement.

DEFERRED INTEREST: With respect to each class of Notes for any Payment Date an amount equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Note Interest Rate applicable to such class.

DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property.

DELINQUENCY EVENT: A Delinquency Event will have occurred with respect to any Payment Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 31.38% of the Senior Enhancement Percentage for such Payment Date.

DELINQUENCY RATE: With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

DEPOSITOR:  HMB Acceptance Corp., a Delaware corporation.

DESIGNATED TELERATE PAGE: Moneyline Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars).

DETERMINATION DATE: With respect to any Payment Date, the 15th day of the related calendar month or, if such day is not a Business Day, the immediately preceding Business Day.


                                     S-A-8

DISTRESSED MORTGAGE LOAN: Any Mortgage Loan that becomes more than 90 days delinquent in payment or for which the Servicer has accepted a deed in lieu of foreclosure.

DTC: The Depository Trust Company.

DUE DATE: With respect to each Mortgage Loan, the date in each month on which the related Monthly Payment is due, exclusive of any days of grace, if such due date is the first day of a month; otherwise, the first day of the following month or such other date as is specified in the Transfer and Servicing Agreement.

EARLY TERMINATION DATE: As defined in the applicable ISDA Master Agreement.

ERISA: Employee Retirement Income Security Act of 1974, as amended.

EUROCLEAR: Euroclear System.

EUROCLEAR PARTICIPANT: Participating organizations in Euroclear.

EUROPEAN DEPOSITARIES: Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) and JPMorgan Chase Bank (in its capacity as a depositary for Euroclear).

EXTRA PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date, the lesser of
(1) the Monthly Excess Interest for such Payment Date and (2) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Payment Date (after giving effect to payment to the Notes of Principal Funds on such Payment Date).

FINANCIAL INTERMEDIARY: A brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for the purpose of recording the ownership of a Book-Entry Note.

FIRST LIEN MORTGAGE LOANS: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

FIVE-YEAR HYBRID LOAN BALANCE: With respect to any Payment Date, the aggregate Scheduled Principal Balances of all five-year hybrid mortgage loans included in the Mortgage Pool. As of the Cut-off Date, the Five-year Hybrid Loan Balance is equal to approximately $699,744,520.

FIVE-YEAR HYBRID SCHEDULED NOTIONAL BALANCE: With respect to any Payment Date, the corresponding scheduled notional balance set forth in the table entitled "Five-year Hybrid Swap Agreement" attached to this prospectus supplement as Annex D.

FIVE-YEAR HYBRID SWAP AGREEMENT: The interest rate swap agreement relating to five-year hybrid loans documented pursuant to an ISDA Master Agreement, together with a schedule


                                     S-A-9
and confirmation, between the Securities Administrator, on behalf of the Trust, and the Swap Counterparty.

FIVE-YEAR HYBRID SWAP NOTIONAL AMOUNT: With respect to any Payment Date, the lesser of (i) the Five-year Hybrid Swap Balance for such Payment Date and (ii) the Five-year Scheduled Notional Amount for such Payment Date.

GLOBAL SECURITIES: The HomeBanc Mortgage Trust 2005-4 Mortgage-Backed Notes.

GROSS MARGIN: With respect to a Mortgage Loan, a fixed percentage amount specified in the related mortgage note that is added to an index to determine the related Mortgage Rate.

HBMC: HomeBanc Mortgage Corporation, a subsidiary of HomeBanc Corp.

HOMEBANC: HomeBanc Corp., a Georgia corporation.

INDENTURE: The indenture dated as of August 1, 2005, among the Issuer, the Securities Administrator and the Indenture Trustee.

INDENTURE DEFAULTS: The events of default under the Indenture as described under "The Trust Agreement and the Indenture -- Certain Matters under the Agreements -- Events of Default under the Indenture" in this prospectus supplement.

INDENTURE TRUSTEE: U.S. Bank National Association, and its successors and assigns.

INDENTURE TRUSTEE FEE: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Indenture Trustee from income on funds held in the Collection Account.

INDEX: Either the One-Month LIBOR Index or the Six-Month LIBOR Index.

INITIAL PURCHASE DATE: The first Payment Date following the month in which the Pool Balance is less than 20% of the Cut-off Date Balance.

INSURANCE PROCEEDS: Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

INTEREST FUNDS: With respect to any Payment Date, the sum of (1) all interest received or advanced by the Servicer or the Master Servicer for the related Due Period and available in the Note Payment Account on that Payment Date, (2) all Compensating Interest Payments paid with respect to Mortgage Loans that were prepaid during the related Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the


                                     S-A-10

Servicer, the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Agreements.

INVESTOR BASED EXEMPTION: The prohibited transaction exemptions described under "ERISA Considerations -- Purchases of the Notes" in this prospectus supplement.

ISDA MASTER AGREEMENT: The International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency--Cross Border).

ISSUER: HomeBanc Mortgage Trust 2005-4.

LIBOR BUSINESS DAY: Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR DETERMINATION DATE: The second LIBOR Business Day preceding the commencement of each Accrual Period.

LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment), and any Second Lien Mortgage Loan that is 180 or more days delinquent in payment.

LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

LOAN-TO-VALUE RATIO: With respect to any First Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan as of the applicable date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

LPMI POLICY: A loan level primary mortgage insurance policy acquired by HBMC covering certain 80+ LTV Loans.

M-1 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M-2 Principal Deficiency Amount, the M-3 Principal Deficiency Amount, the M-4 Principal Deficiency Amount, the M-5 Principal Deficiency Amount, the B-1 Principal Deficiency Amount and the B-2 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class M-1 Notes immediately prior to such Payment Date.

M-2 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M-3


                                     S-A-11

Principal Deficiency Amount, the M-4 Principal Deficiency Amount, the M-5 Principal Deficiency Amount, the B-1 Principal Deficiency Amount and the B-2 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class M-2 Notes immediately prior to such Payment Date.

M-3 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M-4 Principal Deficiency Amount, the M-5 Principal Deficiency Amount, the B-1 Principal Deficiency Amount and the B-2 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class M-3 Notes immediately prior to such Payment Date.

M-4 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M-5 Principal Deficiency Amount, the B-1 Principal Deficiency Amount and the B-2 Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class M-4 Notes immediately prior to such Payment Date.

M-5 PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the lesser of
(a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the B-1 Principal Deficiency Amount and the B-2 Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class M-5 Notes immediately prior to such Payment Date.

MASTER SERVICER: Wells Fargo, and its successors and assigns.

MASTER SERVICER REMITTANCE DATE: With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

MAXIMUM NOTE INTEREST RATE: 11.50% per annum.

MAXIMUM RATE: With respect to a Mortgage Loan, a specified percentage in the related mortgage note that is the maximum Mortgage Rate allowable over the life of such Mortgage Loan.

MINIMUM RATE: With respect to a Mortgage Loan, a specified percentage in the related mortgage note that is the minimum Mortgage Rate allowable over the life of such Mortgage Loan.

MONTHLY ADVANCE: An advance made by the Servicer or Master Servicer, as applicable, with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate.

MONTHLY EXCESS CASHFLOW: With respect to any Payment Date, (a) the sum of (1) Monthly Excess Interest and (2) any Principal Payment Amount remaining after application pursuant to either clauses A.(1) through A.(9) or clauses B.(1) through B.(9), as applicable, under


                                     S-A-12

"Description of the Notes--Payments of Principal" minus (b) the Extra Principal Payment Amount.

MONTHLY EXCESS INTEREST: With respect to any Payment Date, the amount of Interest Funds remaining after application pursuant to clauses (1) through (9) under "Description of the Notes--Payments of Interest."

MONTHLY PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan, which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

MOODY'S: Moody's Investors Service, Inc.

MORTGAGED PROPERTY: With respect to any Mortgage Loan, the real property securing such Mortgage Loan.

MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement dated as of August 1, 2005, between the Seller and the Depositor.

MORTGAGE LOANS: The conventional, adjustable rate, second lien residential mortgage loans sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and subsequently transferred by the Depositor to the Issuer pursuant to the Transfer and Servicing Agreement.

MORTGAGE POOL: The pool of Mortgage Loans in the Trust Estate.

MORTGAGE RATE: With respect to any Mortgage Loan, the applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

NET LIQUIDATION PROCEEDS: All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

NET MORTGAGE RATE: With respect to any Mortgage Loan at any time, the Mortgage Rate thereof minus the Servicing Fee Rate.

NET PREPAYMENT INTEREST SHORTFALLS: Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer.

NET SWAP PAYMENT: With respect to any Swap Agreement, the net payment required to be made one Business Day prior to each Payment Date either by (a) the Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount,


                                     S-A-13
or (b) the Swap Counterparty to the Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

NON-CONFORMING BALANCE MORTGAGE LOAN: Any First Lien Mortgage Loan other than a Conforming Balance Mortgage Loan.

NOTE: Any of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 or Class B-2 Notes.

NOTEHOLDER: A holder of a Note.

NOTE INTEREST RATE: With respect to each Payment Date and each class of Notes, an adjustable rate equal to the least of (1) One-Month LIBOR plus the related Note Margin, (2) the Maximum Note Interest Rate and (3) the Available Funds Rate with respect to such Payment Date.

NOTE MARGIN: With respect to the Class A-1 Notes, on any Payment Date prior to the Step-up Date, 0.270% per annum, and on any Payment Date on and after the Step-up Date, 0.540% per annum. With respect to the Class A-2 Notes, on any Payment Date prior to the Step-up Date, 0.330% per annum, and on any Payment Date on and after the Step-up Date, 0.660% per annum. With respect to the Class M-1 Notes, on any Payment Date prior to the Step-up Date, 0.470% per annum, and on any Payment Date on and after the Step-up Date, 0.705% per annum. With respect to the Class M-2 Notes, on any Payment Date prior to the Step-up Date, 0.490% per annum, and on any Payment Date on and after the Step-up Date, 0.735% per annum. With respect to the Class M-3 Notes, on any Payment Date prior to the Step-up Date, 0.540% per annum, and on any Payment Date on and after the Step-up Date, 0.810% per annum. With respect to the Class M-4 Notes, on any Payment Date prior to the Step-up Date, 0.650% per annum, and on any Payment Date on and after the Step-up Date, 0.975% per annum. With respect to the Class M-5 Notes, on any Payment Date prior to the Step-up Date, 1.150% per annum, and on any Payment Date on and after the Step-up Date, 1.725% per annum. With respect to the Class B-1 Notes, on any Payment Date prior to the Step-up Date, 2.100% per annum, and on any Payment Date on and after the Step-up Date, 3.150% per annum. With respect to the Class B-2 Notes, on any Payment Date prior to the Step-up Date, 2.100% per annum, and on any Payment Date on and after the Step-up Date, 3.150% per annum.

NOTE PAYMENT ACCOUNT: The note payment account maintained by the Securities Administrator for the benefit of the Noteholders.

NOTE REGISTRAR: Wells Fargo Bank, N.A., and its successors and assigns.

OFFERED NOTES: Each Class of Notes other than the Class M-5, Class B-1 or Class B-2 Notes.

ONE-MONTH LIBOR OR ONE-MONTH LIBOR INDEX: The Interest Settlement Rate for U.S. dollar deposits of one-month maturity set by the BBA as of 11:00 a.m. (London time) on the LIBOR Determination Date.


                                     S-A-14

ONE-MONTH LIBOR LOANS: Mortgage Loans that have a Monthly Payment that adjusts based on the One-Month LIBOR Index.

OPTIONAL TERMINATION: The Residual Holder's option to purchase the Mortgage Loans, the REO Property and any other property remaining in the Trust as described under "Description of the Notes -- Optional Purchase of the Mortgage Loans" in this prospectus supplement.

ORIGINATOR: HBMC.

OUTSTANDING PRINCIPAL BALANCE: With respect to a Mortgage Loan, the principal balance of such Mortgage Loan remaining to be paid by the borrower or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the borrower at the time such property was acquired by or on behalf of the Trust.

OVERCOLLATERALIZED AMOUNT: For any Payment Date, the amount, if any, by which
(1) the aggregate Scheduled Principal Balance of the Mortgage Loans exceeds (2) the aggregate Class Principal Amount of the Notes as of such Payment Date (assuming that 100% of Principal Funds is applied as a principal payment on the Notes on such Payment Date).

OVERCOLLATERALIZATION DEFICIENCY: With respect to any Payment Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Payment Date exceeds (2) the Overcollateralized Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Amounts of the Notes resulting from the payment of Principal Funds on such Payment Date.

OVERCOLLATERALIZATION FLOOR: Approximately $5,602,991.

OVERCOLLATERALIZATION TARGET AMOUNT: With respect to any Payment Date, approximately 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

OWNERSHIP CERTIFICATE: The single ownership certificate that evidences the equity ownership in the Trust.

OWNER TRUSTEE: Wilmington Trust Company, and its successors and assigns.

OWNER TRUSTEE FEE: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee from income on funds held in the Collection Account.

PARTICIPANT: A participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.

PAYAHEAD: Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.


                                     S-A-15

PAYING AGENT: Initially, the Securities Administrator.

PAYMENT DATE: The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in September 2005.

PERIODIC CAP: With respect to a Mortgage Loan, a fixed percentage by which the Mortgage Rate will not increase or decrease on the any Adjustment Date (other than the initial Adjustment Date), as specified in the related mortgage note.

PLAN ASSETS REGULATION: A regulation issued by the United States Department of Labor under which the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.

PLANS: Pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called "Keogh" plan, an educational savings account or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing.

POOL BALANCE: As of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in the Mortgage Pool as of such date.

PREPAYMENT INTEREST SHORTFALL: The amount by which one month's interest at the Mortgage Rate (as reduced by the Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

PREPAYMENT PERIOD: With respect to any Payment Date, the immediately preceding calendar month.

PRINCIPAL DEFICIENCY AMOUNT: With respect to the Class A-1 Notes, the A-1 Principal Deficiency Amount; with respect to the Class A-2 Notes, the A-2 Principal Deficiency Amount; with respect to the Class M-1 Notes, the M-1 Principal Deficiency Amount; with respect to the Class M-2 Notes, the M-2 Principal Deficiency Amount; with respect to the Class M-3 Notes, the M-3 Principal Deficiency Amount; with respect to the Class M-4 Notes, the M-4 Principal Deficiency Amount; with respect to the Class M-5 Notes, the M-5 Principal Deficiency Amount; with respect to the Class B-1 Notes, the B-1 Principal Deficiency Amount; and with respect to the Class B-2 Notes, the B-2 Principal Deficiency Amount.

PRINCIPAL FUNDS: With respect to any Payment Date, the sum of (1) the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and


                                     S-A-16
partial prepayments, the proceeds of any purchase of Mortgage Loans by the Seller, the Servicer or the Residual Holder, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Agreements (to the extent not reimbursed from Interest Funds).

PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date, the sum of (1) the Principal Funds for such Payment Date and (2) the Extra Principal Payment Amount for such Payment Date.

PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

PURCHASE PRICE: The sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan, (d) any outstanding amounts due to the Master Servicer, the Securities Administrator, the Custodian, the Owner Trustee and the Indenture Trustee and (e) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the option to purchase the Mortgage Loans.

RATING AGENCIES: S&P and Moody's.

REALIZED LOSS: With respect to a Mortgage Loan, (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

RECORD DATE: For each class of Notes and each Payment Date, will be the close of business on the Business Day immediately preceding such Payment Date; provided, however, that if any such Note is no longer a Book-Entry Note, the "Record Date" for such class of Notes shall be the close of business on the last Business Day of the calendar month preceding such Payment Date.

REIT: A real estate investment trust within the meaning of Section 856 of the Code.

RELEVANT DEPOSITARY: Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) or JPMorgan Chase Bank (in its capacity as a depositary for Euroclear), as the case may be.


                                     S-A-17

RELIEF ACT REDUCTION: With respect to a Mortgage Loan, a reduction of the applicable Mortgage Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REO PROPERTY: A Mortgaged Property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure.

REPURCHASE PROCEEDS: The purchase price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

RESIDUAL HOLDER: The holder of the Ownership Certificate.

RETAINED NOTES: The Class M-4 Notes.

ROLLING THREE MONTH DELINQUENCY RATE: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

RULES: The rules, regulations and procedures creating and affecting DTC and its operations.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan and any Payment Date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (giving effect to the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

SECOND LIEN MORTGAGE LOANS: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.

SECURITIES: Collectively, the Notes and the Ownership Certificate.

SECURITIES ACT: Securities Act of 1933, as amended.

SECURITIES ADMINISTRATOR: Wells Fargo, and its successors and assigns.

SECURITYHOLDER: A holder of a Security.


                                     S-A-18

SELLER: HomeBanc.

SENIOR ENHANCEMENT PERCENTAGE: With respect to any Payment Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to payments on such Payment Date, and the denominator of which is the Pool Balance for such Payment Date.

SENIOR NOTES: The Class A-1 and Class A-2 Notes.

SERVICER: HomeBanc.

SERVICER REMITTANCE DATE: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

SERVICING ACCOUNT: The custodial account maintained by the Servicer on behalf of the Trust for collection of principal and interest on the Mortgage Loans.

SERVICING ADVANCE: All reasonable and customary "out-of-pocket" costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

SERVICING FEE: A monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

SERVICING FEE RATE: The applicable annual rate with respect to the Servicer set forth under "Fees and Expenses of the Trust."

SEVEN-YEAR HYBRID LOAN BALANCE: With respect to any Payment Date, the aggregate Scheduled Principal Balances of all seven-year hybrid mortgage loans included in the Mortgage Pool. As of the Cut-off Date, the Seven-year Hybrid Loan Balance is equal to approximately $216,514,463.

SEVEN-YEAR HYBRID SCHEDULED NOTIONAL BALANCE: With respect to any Payment Date, the corresponding scheduled notional balance set forth in the table entitled "Seven-year Hybrid Swap Agreement" attached to this prospectus supplement as Annex D.

SEVEN-YEAR HYBRID SWAP AGREEMENT: The interest rate swap agreement relating to seven-year hybrid loans documented pursuant to an ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, on behalf of the Trust, and the Swap Counterparty.


                                     S-A-19

SEVEN-YEAR HYBRID SWAP NOTIONAL AMOUNT: With respect to any Payment Date, the lesser of (i) the Seven-year Hybrid Swap Balance for such Payment Date and (ii) the Seven-year Scheduled Notional Amount for such Payment Date.

SIMILAR LAW: State or local laws substantially similar to ERISA or the Code.

SIX-MONTH LIBOR INDEX: The interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note.

SIX-MONTH LIBOR LOANS: Mortgage Loans that have a Monthly Payment that adjusts based on the Six-Month LIBOR Index.

STEPDOWN DATE: The later to occur of (a) the Payment Date occurring in September 2008 and (b) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Notes on such Payment Date) is greater than or equal to approximately 14.50%.

STEP-UP DATE: The first Payment Date after the Initial Purchase Date.

SUBORDINATE NOTES: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2 Notes.

SUBSERVICER: HBMC.

SUBSERVICING AGREEMENT: The subservicing agreement dated as August 1, 2005, between the Servicer and the Subservicer.

SWAP AGREEMENTS: The Three-year Hybrid Swap Agreement, the Five-year Hybrid Swap Agreement and the Seven-year Hybrid Swap Agreement.

SWAP COUNTERPARTY: Bear Stearns Financial Products Inc., or any successor thereto.

SWAP COUNTERPARTY TRIGGER EVENT: The occurrence of any of the following events:
(1) a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, (2) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or (3) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.

SWAP DEFAULT: The events of default under any Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

     o    "Failure to Pay,"

     o   "Bankruptcy" and

     o    "Merger without Assumption,"


                                     S-A-20
as provided in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement, respectively.

SWAP EARLY TERMINATION: The occurrence of an Early Termination Date under the Swap Agreement.

SWAP PAYMENT ACCOUNT: A Trust Account maintained by the Securities Administrator on behalf of the Trust to hold payments received from the Swap Counterparty under the Swap Agreements.

SWAP TERMINATION EVENT: Any termination payment that either the Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.

SWAP TERMINATION PAYMENT: Any termination payment that either the Interest Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.

TERMS AND CONDITIONS: Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

THREE-YEAR HYBRID LOAN BALANCE: With respect to any Payment Date, the aggregate Scheduled Principal Balances of all three-year hybrid mortgage loans included in the Mortgage Pool. As of the Cut-off Date, the Three-year Hybrid Loan Balance is equal to approximately $125,576,261.

THREE-YEAR HYBRID SCHEDULED NOTIONAL BALANCE: With respect to any Payment Date, the corresponding scheduled notional balance set forth in the table entitled "Three-year Hybrid Swap Agreement" attached to this prospectus supplement as Annex D.

THREE-YEAR HYBRID SWAP AGREEMENT: The interest rate swap agreement relating to three-year hybrid loans documented pursuant to an ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, on behalf of the Trust, and the Swap Counterparty.

THREE-YEAR HYBRID SWAP NOTIONAL AMOUNT: With respect to any Payment Date, the lesser of (i) the Three-year Hybrid Swap Balance for such Payment Date and (ii) the Three-year Scheduled Notional Amount for such Payment Date.

TMP: Taxable mortgage pool.

TOTAL PRINCIPAL DEFICIENCY AMOUNT: With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Pool Balance as of the last day of the related Collection Period.


                                     S-A-21

TRANSFER AND SERVICING AGREEMENT: The transfer and servicing agreement dated as of August 1, 2005, among the Depositor, the Seller, the Servicer, the Master Servicer and the Securities Administrator.

TRIGGER EVENT: A Trigger Event will have occurred with respect to any Payment Date if (a) a Delinquency Event has occurred for such Payment Date, (b) a Cumulative Loss Trigger Event has occurred for such Payment Date or (c) a Principal Deficiency Amount exists for such Payment Date.

TRUST: HomeBanc Mortgage Trust 2005-4.

TRUST ACCOUNTS: The Servicing Account, the Collection Account, the Certificate Distribution Account, the Note Payment Account and the Swap Payment Account.

TRUST AGREEMENT: The trust agreement dated as of August 1, 2005, among the Owner Trustee, the Depositor and the Securities Administrator.

TRUST ESTATE: The Mortgage Loans and the other assets of the Trust and proceeds therefrom.

UNDERWRITERS: Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and KeyBanc Capital Markets, A Division of McDonald Investments Inc.

UNDERWRITING AGREEMENT: The underwriting agreement dated as of August 25, 2005, among the Depositor, the Seller and the Underwriters.

UNDERWRITTEN NOTES: Each Class of Offered Notes other than the Retained Notes.

WELLS FARGO: Wells Fargo Bank,  N.A.



                                     S-A-22

                                     ANNEX B
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered HomeBanc Mortgage Trust 2005-4 Mortgage-Backed Notes will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

         Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional


                                     S-B-1
eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring


                                     S-B-2
within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg


                                     S-B-3

Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a United States person within the meaning of
Section 7701(a)(30) of the Code holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         I. the Securities Administrator or the U.S. withholding agent receives a statement--

                  (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

                           (i) is signed by the noteholder under penalties of
                  perjury,

                           (ii) certifies that such owner is not a United States
                  person, and

                           (iii) provides the name and address of the
                  noteholder, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--


                                     S-B-4

                           (i) is signed under penalties of perjury by an
                  authorized representative of the financial institution,

                           (ii) states that the financial institution has
                  received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

                           (iii) provides the name and address of the
                  noteholder, and

                           (iv) attaches the IRS Form W-8BEN (or any successor
                  form) provided by the noteholder;

         II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;

         III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

         IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

         A holder holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;
         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or



                                     S-B-5

         III. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

         The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.



                                     S-B-6

                                     ANNEX C
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

       Number of Mortgage Loans..............................  5,205
       Total Scheduled Principal Balance.....................  $1,120,598,134
       Mortgage Rates:
           Weighted Average..................................  5.814%
           Range.............................................  3.500% to 8.875%
       Weighted Average Remaining Term to Maturity (months)..  352

         The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date range from approximately $252 to $2,000,000. The Mortgage Loans have an average Scheduled Principal Balance of approximately $215,293.

         The weighted average Loan-to-Value Ratio at origination of the First Lien Mortgage Loans is approximately 82.49%.

         The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 86.42%.

         No more than approximately 1.13% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         None of the Mortgage Loans were more than 30 days delinquent as of the Cut-off Date.

         The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).





                                     S-C-1

                           ORIGINAL PRINCIPAL BALANCES


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
   RANGE OF ORIGINAL                         MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
PRINCIPAL BALANCES ($)                         LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
        0 - 50,000                                761       $    22,302,647                1.99%
   50,001 - 100,000                               391            29,768,202                2.65
  100,001 - 150,000                               973           124,809,177               11.12
  150,001 - 200,000                               919           160,336,894               14.29
  200,001 - 250,000                               664           148,593,815               13.24
  250,001 - 300,000                               399           109,468,990                9.75
  300,001 - 350,000                               305            99,182,303                8.84
  350,001 - 400,000                               206            77,372,950                6.89
  400,001 - 450,000                               152            64,756,700                5.77
  450,001 - 500,000                               122            58,621,590                5.22
  500,001 - 550,000                                65            34,315,150                3.06
  550,001 - 600,000                                65            37,287,674                3.32
  600,001 - 650,000                                66            41,740,050                3.72
  650,001 - 700,000                                20            13,597,450                1.21
  700,001 - 750,000                                11             8,014,450                0.71
  750,001 - 800,000                                16            12,505,350                1.11
  800,001 - 850,000                                10             8,262,005                0.74
  850,001 - 900,000                                 1               900,000                0.08
  900,001 - 950,000                                 8             7,363,900                0.66
  950,001 - 1,000,000                              23            22,692,850                2.02
1,000,001 - 1,100,000                               3             3,236,350                0.29
1,100,001 - 1,200,000                               4             4,687,500                0.42
1,200,001 - 1,300,000                               3             3,718,000                0.33
1,300,001 - 1,400,000                               1             1,400,000                0.12
1,400,001 - 1,500,000                               8            11,664,800                1.04
1,500,001 or Greater                                9            15,606,300                1.39
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,122,205,097              100.00%
                                                =====       ===============              ======


The minimum original principal balance of the Mortgage Loans is approximately $10,000.

The maximum original principal balance of the Mortgage Loans is approximately $2,000,000.

The average original principal balance of the Mortgage Loans is approximately $215,601.


                                     S-C-2

                    CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
  RANGE OF SCHEDULED                         MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
PRINCIPAL BALANCES ($)                         LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
        0 - 50,000                                767       $    22,334,311                1.99%
   50,001 - 100,000                               388            29,496,572                2.63
  100,001 - 150,000                               971           124,528,363               11.11
  150,001 - 200,000                               919           160,294,405               14.30
  200,001 - 250,000                               664           148,560,169               13.26
  250,001 - 300,000                               399           109,454,622                9.77
  300,001 - 350,000                               305            99,175,064                8.85
  350,001 - 400,000                               210            78,906,049                7.04
  400,001 - 450,000                               149            63,480,811                5.66
  450,001 - 500,000                               121            58,113,099                5.19
  500,001 - 550,000                                64            33,778,342                3.01
  550,001 - 600,000                                65            37,286,877                3.33
  600,001 - 650,000                                66            41,717,932                3.72
  650,001 - 700,000                                21            14,283,350                1.27
  700,001 - 750,000                                11             8,014,450                0.72
  750,001 - 800,000                                15            11,719,231                1.05
  800,001 - 850,000                                10             8,262,005                0.74
  850,001 - 900,000                                 1               900,000                0.08
  900,001 - 950,000                                 9             8,266,900                0.74
  950,001 - 1,000,000                              22            21,712,633                1.94
1,000,001 - 1,100,000                               3             3,236,350                0.29
1,100,001 - 1,200,000                               4             4,687,500                0.42
1,200,001 - 1,300,000                               3             3,718,000                0.33
1,300,001 - 1,400,000                               1             1,400,000                0.12
1,400,001 - 1,500,000                               8            11,664,800                1.04
1,500,001 or Greater                                9            15,606,300                1.39
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The minimum scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $252.

The maximum scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $2,000,000.

The average scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $215,293.


                                     S-C-3

                                 MORTGAGE RATES


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
     RANGE OF                                MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
MORTGAGE RATES (%)                             LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
3.500 - 3.999                                       1               398,009                0.04%
4.000 - 4.499                                       2               555,000                0.05
4.500 - 4.999                                     127            44,924,939                4.01
5.000 - 5.499                                     888           258,178,206               23.04
5.500 - 5.999                                   1,564           418,030,186               37.30
6.000 - 6.499                                   1,164           258,866,258               23.10
6.500 - 6.999                                     535            82,246,243                7.34
7.000 - 7.499                                     480            36,544,590                3.26
7.500 - 7.999                                     241            11,266,917                1.01
8.000 - 8.499                                     169             7,845,784                0.70
8.500 - 8.999                                      34             1,742,000                0.16
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The minimum Mortgage Rate of the Mortgage Loans is approximately 3.500%.

The maximum Mortgage Rate of the Mortgage Loans is approximately 8.875%.

The weighted average Mortgage Rate of the Mortgage Loans is approximately
5.814%.


         LIEN POSITIONS AS OF THE CUT-OFF DATE


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
      LIEN POSITION                            LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
First Lien                                      4,125       $ 1,070,751,404               95.55%
Second Lien*                                      527            25,326,343                2.26
Second Lien**                                     553            24,520,387                2.19
                                                -----       ---------------              ------
    Total                                       5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


* These Mortgage Loans are second lien mortgage loans that correspond to first lien mortgage loans which are included in the Mortgage Pool.

** These Mortgage Loans are second lien mortgage loans that correspond to first lien mortgage loans which are not included in the Mortgage Pool.



                                     S-C-4

            ORIGINAL LOAN-TO-VALUE RATIOS (LTV) AND ORIGINAL COMBINED
                          LOAN-TO-VALUE RATIOS (CLTV)


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
    RANGE OF ORIGINAL                        NUMBER OF                                BY AGGREGATE
     LTV RATIOS AND                          MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
ORIGINAL CLTV RATIOS (%)                       LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
FIRST LIEN (LTV)
----------------
 0.00 - 30.00                                      17       $     3,580,275                0.32%
30.01 - 40.00                                      14             3,916,700                0.35
40.01 - 50.00                                      62            16,979,437                1.52
50.01 - 55.00                                      39             9,875,289                0.88
55.01 - 60.00                                      76            24,232,639                2.16
60.01 - 65.00                                     102            37,917,883                3.38
65.01 - 70.00                                     107            43,877,305                3.92
70.01 - 75.00                                     228            88,561,646                7.90
75.01 - 80.00                                   1,887           475,750,779               42.46
80.01 - 85.00                                      21             4,248,709                0.38
85.01 - 90.00                                     199            49,129,088                4.38
90.01 - 95.00                                     251            56,660,624                5.06
95.01 or Greater                                1,122           256,021,029               22.85

SECOND LIEN (CLTV)
------------------
 0.00 - 75.00                                       5               524,600                0.05
75.01 - 80.00                                       5               679,739                0.06
80.01 - 85.00                                      22               631,026                0.06
85.01 - 90.00                                     359            11,813,299                1.05
90.01 - 95.00                                     190             8,078,619                0.72
95.01 - 100.00                                    498            28,093,147                2.51
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======




                                     S-C-5

                            GEOGRAPHIC DISTRIBUTION*


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
           LOCATION                            LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
Alabama                                            11       $     2,589,939                0.23%
Colorado                                            3             1,267,000                0.11
Florida                                         2,622           649,053,522               57.92
Georgia                                         2,172           398,971,066               35.60
North Carolina                                    351            58,363,174                5.21
South Carolina                                     36             8,647,695                0.77
Tennessee                                          10             1,705,737                0.15
                                                -----       ---------------              ------
    Total                                       5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


*No more than approximately 1.13% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.


        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
     RANGE OF CREDIT SCORES                    LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
    N/A                                            26       $     7,070,549                0.63%
600 - 619                                           2               475,500                0.04
620 - 639                                          47            12,748,932                1.14
640 - 659                                         217            47,667,065                4.25
660 - 679                                         498            87,645,450                7.82
680 - 699                                         751           164,506,491               14.68
700 - 719                                         815           181,988,400               16.24
720 - 739                                         753           165,814,398               14.80
740 - 759                                         740           156,847,420               14.00
760 - 779                                         684           154,095,469               13.75
780 - 799                                         495           105,532,882                9.42
800 - 819                                         176            36,105,577                3.22
820 - 839                                           1               100,000                0.01
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The weighted average credit score of the Mortgage Loans (where credit scores are available) is approximately 727.


                                     S-C-6

                                 PROPERTY TYPES


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
         PROPERTY TYPE                         LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
2-4 Family                                         49       $     9,006,100                0.80%
Condominium                                       950           175,223,701               15.64
PUD                                             2,470           561,243,522               50.08
Single Family                                   1,689           367,129,438               32.76
Townhouse                                          47             7,995,373                0.71
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======



                                OCCUPANCY STATUS


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
        OCCUPANCY STATUS                       LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
Investor                                          694       $   102,085,936                9.11%
Owner Occupied                                  3,957           873,121,824               77.92
Second Home                                       554           145,390,373               12.97
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======



                                  LOAN PURPOSE


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
          LOAN PURPOSE                         LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
Cash Out Refinance                                460       $   142,208,266               12.69%
Other                                               1                70,650                0.01
Purchase                                        4,098           812,025,062               72.46
Rate / Term Refinance                             646           166,294,155               14.84
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======



                                     S-C-7

                               LOAN DOCUMENTATION


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
       LOAN DOCUMENTATION                      LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
Full/Alternative                                3,752       $   747,157,375               66.67%
No Documentation                                  104            19,957,779                1.78
No Ratio                                           73            18,809,566                1.68
Stated Income/Full Asset                        1,163           299,764,046               26.75
Stated Income/Stated Asset                         52            15,171,044                1.35
Streamline Refi                                    61            19,738,322                1.76
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======



                           ORIGINAL TERMS TO MATURITY


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
         ORIGINAL TERMS                      MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
      TO MATURITY (MONTHS)                     LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
240                                             1,080       $    49,846,730                4.45%
300                                                61            24,246,408                2.16
360                                             4,064         1,046,504,996               93.39
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The minimum original term to maturity of the Mortgage Loans is approximately 240 months.

The maximum original term to maturity of the Mortgage Loans is approximately 360 months.

The weighted average original term to maturity of the Mortgage Loans is approximately 353 months.



                                     S-C-8

                           REMAINING TERMS TO MATURITY


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
        REMAINING TERMS                      MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
      TO MATURITY (MONTHS)                     LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
228                                                 1       $           252                0.00%
233                                                 1                   478                0.00
237                                                 7               444,351                0.04
238                                               378            16,251,572                1.45
239                                               371            18,452,264                1.65
240                                               322            14,697,813                1.31
282                                                 1               398,009                0.04
295                                                 1               348,000                0.03
296                                                 1                   418                0.00
297                                                 3               760,150                0.07
298                                                31            12,780,831                1.14
299                                                13             6,655,450                0.59
300                                                11             3,303,550                0.29
351                                                 1             1,000,000                0.09
355                                                 1               170,936                0.02
356                                                 1               229,999                0.02
357                                                40             9,744,894                0.87
358                                             1,041           259,867,170               23.19
359                                             1,514           391,226,403               34.91
360                                             1,466           384,265,594               34.29
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The minimum remaining term to maturity of the Mortgage Loans is approximately 228 months.

The maximum remaining term to maturity of the Mortgage Loans is approximately 360 months.

The weighted average remaining term to maturity of the Mortgage Loans is approximately 352 months.



                                     S-C-9

                                   INDEX TYPES


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
           INDEX TYPE                          LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
1 Mo LIBOR                                         18       $     7,970,684                0.71%
6 Mo LIBOR                                      5,187         1,112,627,449               99.29
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======



                            RATE ADJUSTMENT FREQUENCY

                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
    RATE ADJUSTMENT FREQUENCY                  LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
1 Month                                            18       $     7,970,684                0.71%
6 Months                                        5,187         1,112,627,449               99.29
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======




                                     S-C-10

                         MONTHS TO NEXT ADJUSTMENT DATE*

                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
       MONTHS TO NEXT RATE                   MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
         ADJUSTMENT DATE                       LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------

1                                                  18       $     7,793,684                0.70%
2                                                   2               525,418                0.05
3                                                  12             2,312,501                0.21
4                                                 406            27,224,569                2.43
5                                                 386            22,906,095                2.04
6                                                 332            17,870,524                1.59
7                                                   3               130,100                0.01
32                                                  1               229,999                0.02
33                                                  9             2,275,700                0.20
34                                                206            47,955,861                4.28
35                                                141            36,776,500                3.28
36                                                139            38,198,200                3.41
37                                                  1               140,000                0.01
57                                                 29             7,211,194                0.64
58                                                735           182,366,043               16.27
59                                              1,066           257,663,681               22.99
60                                                991           250,042,952               22.31
61                                                 12             2,460,650                0.22
79                                                  1               170,936                0.02
81                                                  1               150,000                0.01
82                                                 91            27,194,566                2.43
83                                                301            95,701,169                8.54
84                                                318            91,682,042                8.18
85                                                  4             1,615,750                0.14
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The weighted average months to next Adjustment Date of the Mortgage Loans is approximately 57 months.

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.


                                     S-C-11

                             MAXIMUM MORTGAGE RATES

                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
            RANGE OF                         NUMBER OF                                BY AGGREGATE
            MAXIMUM                          MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
        MORTGAGE RATE (%)                      LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
 9.750 or Less                                      3       $       477,050              $ 0.04%
10.001 - 10.250                                     4             1,027,150                0.09
10.251 - 10.500                                     5             2,335,633                0.21
10.501 - 10.750                                    13             2,802,539                0.25
10.751 - 11.000                                    38            12,843,275                1.15
11.001 - 11.250                                    64            17,853,653                1.59
11.251 - 11.500                                   123            32,847,330                2.93
11.501 - 11.750                                   112            25,399,838                2.27
11.751 - 12.000                                   218            53,438,408                4.77
12.001 - 12.250                                    89            17,989,884                1.61
12.251 - 12.500                                    71            14,339,071                1.28
12.501 - 12.750                                    19             2,830,124                0.25
12.751 - 13.000                                 3,344           876,533,704               78.22
13.001 - 13.250                                    42            10,278,197                0.92
13.251 - 13.500                                     5               951,300                0.08
13.501 - 13.750                                     1                90,250                0.01
14.001 - 16.000                                 1,054            48,560,728                4.33
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The weighted average maximum Mortgage Rate of the Mortgage Loans is approximately 12.920%.



                                  PERIODIC CAPS


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
        PERIODIC CAP (%)                       LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
Uncapped                                        5,178       $ 1,112,972,928               99.32%
5.000                                              27             7,625,206                0.68
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The weighted average periodic cap of the Mortgage Loans is approximately 5.000%.



                                     S-C-12

                                  GROSS MARGINS


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
        GROSS MARGIN (%)                       LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
1.375                                               1       $       384,000                0.03%
1.500                                               1                85,150                0.01
1.625                                               5             1,123,150                0.10
1.750                                               5             3,577,482                0.32
1.875                                               5             3,830,000                0.34
2.000                                               5             1,338,600                0.12
2.125                                               9             2,400,521                0.21
2.250                                           4,079         1,051,555,498               93.84
2.625                                               3               670,403                0.06
2.750                                               3             2,168,300                0.19
3.000                                              97             3,641,004                0.32
3.125                                               1               109,300                0.01
3.250                                              30             2,307,659                0.21
3.375                                              76             3,522,511                0.31
3.500                                             263            14,994,624                1.34
3.625                                              31             1,446,230                0.13
3.750                                              78             4,147,091                0.37
3.875                                              36             1,727,679                0.15
4.000                                             158             7,366,300                0.66
4.125                                              94             4,230,663                0.38
4.250                                              17               463,658                0.04
4.375                                              14               700,236                0.06
4.500                                              45             1,426,770                0.13
4.625                                              15               740,839                0.07
4.750                                             129             6,400,916                0.57
4.875                                               4               188,050                0.02
5.000                                               1                51,500                0.00
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


The weighted average gross margin of the Mortgage Loans is approximately 2.321%.



                                     S-C-13

                              NEXT RATE CHANGE DATE


                                                                                      PERCENTAGE OF
                                                                                     MORTGAGE LOANS
                                             NUMBER OF                                BY AGGREGATE
                                             MORTGAGE      AGGREGATE SCHEDULED         SCHEDULED
      NEXT RATE CHANGE DATE                    LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------           ---------     -------------------     -----------------
 9/1/2005                                          18       $     7,793,684                0.70%
10/1/2005                                           2               525,418                0.05
11/1/2005                                          12             2,312,501                0.21
12/1/2005                                         406            27,224,569                2.43
 1/1/2006                                         386            22,906,095                2.04
 2/1/2006                                         332            17,870,524                1.59
 3/1/2006                                           3               130,100                0.01
 4/1/2008                                           1               229,999                0.02
 5/1/2008                                           9             2,275,700                0.20
 6/1/2008                                         206            47,955,861                4.28
 7/1/2008                                         141            36,776,500                3.28
 8/1/2008                                         139            38,198,200                3.41
 9/1/2008                                           1               140,000                0.01
 5/1/2010                                          29             7,211,194                0.64
 6/1/2010                                         735           182,366,043               16.27
 7/1/2010                                       1,066           257,663,681               22.99
 8/1/2010                                         991           250,042,952               22.31
 9/1/2010                                          12             2,460,650                0.22
 3/1/2012                                           1               170,936                0.02
 5/1/2012                                           1               150,000                0.01
 6/1/2012                                          91            27,194,566                2.43
 7/1/2012                                         301            95,701,169                8.54
 8/1/2012                                         318            91,682,042                8.18
 9/1/2012                                           4             1,615,750                0.14
                                                -----       ---------------              ------
     Total                                      5,205       $ 1,120,598,134              100.00%
                                                =====       ===============              ======


                                     ANNEX D
          SCHEDULED NOTIONAL AMOUNTS FOR INTEREST RATE SWAP AGREEMENTS
                            SWAP AGREEMENT SCHEDULES







                                     S-D-1

                        THREE-YEAR HYBRID SWAP AGREEMENT


                                             SCHEDULED NOTIONAL AMOUNT($):
      PAYMENT DATE OCCURRING IN:            (ROUNDED TO THE NEAREST DOLLAR)
      --------------------------            ------------------------------

             September 2005                         125,576,260.54
              October 2005                          122,601,556.81
              November 2005                         119,697,319.12
              December 2005                         116,861,878.25
              January 2006                          114,093,604.50
              February 2006                         111,390,906.79
               March 2006                           108,752,231.74
               April 2006                           106,176,062.74
                May 2006                            103,660,919.12
                June 2006                           101,205,355.30
                July 2006                            98,807,959.91
               August 2006                           96,467,355.03
             September 2006                          94,182,195.41
              October 2006                           91,951,167.61
              November 2006                          89,772,989.34
              December 2006                          87,646,408.68
              January 2007                           85,570,203.37
              February 2007                          83,543,180.10
               March 2007                            81,564,173.80
               April 2007                            79,632,047.05
                May 2007                             77,745,689.34
                June 2007                            75,904,016.47
                July 2007                            74,105,969.93
               August 2007                           72,350,516.28
             September 2007                          70,636,646.55
              October 2007                           68,963,375.70
              November 2007                          67,329,742.01
              December 2007                          65,734,806.51
              January 2008                           64,177,652.53
              February 2008                          62,657,385.07
               March 2008                            61,173,130.35
               April 2008                            59,724,035.29
                May 2008                             58,309,267.01
                June 2008                            56,928,012.35
                July 2008                            55,579,477.45
               August 2008                           54,262,887.21


                                     S-D-2

                         FIVE-YEAR HYBRID SWAP AGREEMENT



                                             SCHEDULED NOTIONAL AMOUNT($):
      PAYMENT DATE OCCURRING IN:            (ROUNDED TO THE NEAREST DOLLAR)
      --------------------------            ------------------------------

             September 2005                         699,744,519.83
              October 2005                          683,168,674.80
              November 2005                         666,985,485.41
              December 2005                         651,185,650.28
              January 2006                          635,760,088.35
              February 2006                         620,699,933.68
               March 2006                           605,996,530.33
               April 2006                           591,641,427.44
                May 2006                            577,626,374.32
                June 2006                           563,943,315.73
                July 2006                           550,584,387.23
               August 2006                          537,541,910.69
             September 2006                         524,808,389.87
              October 2006                          512,376,506.10
              November 2006                         500,239,114.06
              December 2006                         488,389,237.71
              January 2007                          476,820,066.26
              February 2007                         465,524,950.26
               March 2007                           454,497,397.75
               April 2007                           443,731,070.58
                May 2007                            433,219,780.74
                June 2007                           422,957,486.79
                July 2007                           412,938,290.42
               August 2007                          403,156,433.02
             September 2007                         393,606,292.40
              October 2007                          384,282,379.57
              November 2007                         375,179,335.54
              December 2007                         366,291,928.28
              January 2008                          357,615,049.70
              February 2008                         349,143,712.69
               March 2008                           340,873,048.31
               April 2008                           332,798,302.94
                May 2008                            324,914,835.56
                June 2008                           317,218,115.10
                July 2008                           309,703,717.81
               August 2008                          302,367,324.76
             September 2008                         295,204,719.30
              October 2008                          288,211,784.70
              November 2008                         281,384,501.70
              December 2008                         274,718,946.20
              January 2009                          268,211,287.30
              February 2009                         261,857,784.50
               March 2009                           255,654,786.20
               April 2009                           249,598,727.20
                May 2009                            243,686,126.70
                June 2009                           237,913,586.30
                July 2009                           232,277,788.40
               August 2009                          226,775,493.60
             September 2009                         221,403,539.50
              October 2009                          216,158,838.50


                                     S-D-3

                                             SCHEDULED NOTIONAL AMOUNT($):
      PAYMENT DATE OCCURRING IN:            (ROUNDED TO THE NEAREST DOLLAR)
      --------------------------            ------------------------------

              November 2009                         211,038,376.20
              December 2009                         206,039,209.70
              January 2010                          201,158,465.50
              February 2010                         196,393,338.40
               March 2010                           191,741,089.70
               April 2010                           187,199,045.40
                May 2010                            182,764,595.00
                June 2010                           178,435,189.70
                July 2010                           174,208,341.30
               August 2010                          170,081,620.20




                                     S-D-4

                        SEVEN-YEAR HYBRID SWAP AGREEMENT



                                             SCHEDULED NOTIONAL AMOUNT($):
      PAYMENT DATE OCCURRING IN:            (ROUNDED TO THE NEAREST DOLLAR)
      --------------------------            ------------------------------

             September 2005                         216,514,462.80
              October 2005                          211,385,576.35
              November 2005                         206,378,185.15
              December 2005                         201,489,411.15
              January 2006                          196,716,444.50
              February 2006                         192,056,541.91
               March 2006                           187,507,025.07
               April 2006                           183,065,279.12
                May 2006                            178,728,751.12
                June 2006                           174,494,948.65
                July 2006                           170,361,438.28
               August 2006                          166,325,844.26
             September 2006                         162,385,847.10
              October 2006                          158,539,182.27
              November 2006                         154,783,638.86
              December 2006                         151,117,058.36
              January 2007                          147,537,333.37
              February 2007                         144,042,406.43
               March 2007                           140,630,268.80
               April 2007                           137,298,959.34
                May 2007                            134,046,563.34
                June 2007                           130,871,211.49
                July 2007                           127,771,078.71
               August 2007                          124,744,383.19
             September 2007                         121,789,385.33
              October 2007                          118,904,386.70
              November 2007                         116,087,729.15
              December 2007                         113,337,793.77
              January 2008                          110,653,000.03
              February 2008                         108,031,804.82
               March 2008                           105,472,701.60
               April 2008                           102,974,219.50
                May 2008                            100,534,922.51
                June 2008                            98,153,408.61
                July 2008                            95,828,309.03
               August 2008                           93,558,287.40
             September 2008                          91,342,038.99
              October 2008                           89,178,290.02
              November 2008                          87,065,796.86
              December 2008                          85,003,345.33
              January 2009                           82,989,750.02
              February 2009                          81,023,853.62
               March 2009                            79,104,526.20
               April 2009                            77,230,664.63
                May 2009                             75,401,191.88
                June 2009                            73,615,056.46
                July 2009                            71,871,231.77
               August 2009                           70,168,715.55
             September 2009                          68,506,529.25
              October 2009                           66,883,717.52


                                     S-D-5

                                             SCHEDULED NOTIONAL AMOUNT($):
      PAYMENT DATE OCCURRING IN:            (ROUNDED TO THE NEAREST DOLLAR)
      --------------------------            ------------------------------

              November 2009                          65,299,347.64
              December 2009                          63,752,509.00
              January 2010                           62,242,312.52
              February 2010                          60,767,890.21
               March 2010                            59,328,394.65
               April 2010                            57,922,998.47
                May 2010                             56,550,893.91
                June 2010                            55,211,292.35
                July 2010                            53,903,423.83
               August 2010                           52,626,536.66
             September 2010                          51,379,896.93
              October 2010                           50,162,788.14
              November 2010                          48,974,510.73
              December 2010                          47,814,381.75
              January 2011                           46,681,734.39
              February 2011                          45,575,917.66
               March 2011                            44,496,295.99
               April 2011                            43,442,248.85
                May 2011                             42,413,170.43
                June 2011                            41,408,469.26
                July 2011                            40,427,567.87
               August 2011                           39,469,902.49
             September 2011                          38,534,922.70
              October 2011                           37,622,091.10
              November 2011                          36,730,883.05
              December 2011                          35,860,786.31
              January 2012                           35,011,300.79
              February 2012                          34,181,938.25
               March 2012                            33,372,221.99
               April 2012                            32,581,686.64
                May 2012                             31,809,877.82
                June 2012                            31,056,351.94
                July 2012                            30,320,675.90
               August 2012                           29,602,426.87




                                     S-D-6

PROSPECTUS

                  ASSET-BACKED NOTES/ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

                              HMB ACCEPTANCE CORP.
                                    DEPOSITOR

THE TRUSTS:

o may periodically issue asset-backed notes or asset-backed pass-through certificates, in each case in one or more series with one or more classes; and

o will be established from time to time as separate trusts to hold assets transferred to a trust by HMB Acceptance Corp. in connection with each series of securities. These assets may include:

        o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one-to four-family residential properties, shares in a cooperative corporation or unimproved land;

        o mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

        o asset-backed securities backed by assets of the type described in this prospectus; and

        o other assets described in the applicable prospectus supplement, including various forms of credit enhancement.

        The assets in your trust will be specified in the prospectus supplement for your securities. The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

THE SECURITIES:

o   will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

o   will have the benefit of one or more forms of credit enhancement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February 16, 2005

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                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
Table of Contents....................................................................................i

The Trusts and the Trust Assets......................................................................1
  General............................................................................................1
  Mortgage Loans.....................................................................................2
  Agency Securities..................................................................................9
  Non-Agency Securities.............................................................................14
  Pre-Funding.......................................................................................16
  Assignment of Primary Assets......................................................................16

The Depositor.......................................................................................18

HomeBanc Corp. and HomeBanc Mortgage Corporation....................................................18

Use of Proceeds.....................................................................................18

Origination, Acquisition and Servicing of Mortgage Loans............................................18
  Origination and Acquisition of Mortgage Loans.....................................................18
  Servicing.........................................................................................19

The Securities......................................................................................20
  General...........................................................................................20
  Payments on the Securities........................................................................21
  Optional Termination..............................................................................23
  Optional Purchase of Securities...................................................................24
  Other Purchases or Redemption.....................................................................24
  Book-Entry Registration...........................................................................24

Credit Enhancement..................................................................................29
  Financial Guaranty Insurance Policies; Surety Bonds...............................................29
  Letters of Credit.................................................................................30
  Subordinate Securities............................................................................31
  Shifting Interest.................................................................................31
  Overcollateralization.............................................................................32
  Interest Rate Caps and Swaps; Yield Supplement Agreements.........................................32
  Mortgage Loan Purchase Obligations and Options....................................................33
  Reserve Funds.....................................................................................33
  Performance Bond..................................................................................35

Insurance...........................................................................................36
  Primary Mortgage Insurance Policies...............................................................36
  FHA Insurance and VA Guarantees...................................................................38
  Standard Hazard Insurance Policies on Mortgage Loans..............................................38
  Special Hazard Insurance Policies.................................................................39
  Pool Insurance Policies...........................................................................39
  Mortgagor Bankruptcy Bond.........................................................................39

Yield and Prepayment Considerations.................................................................40
  Yield.............................................................................................40
  Maturity and Prepayment...........................................................................43

The Agreements......................................................................................46

  General...........................................................................................46
  Assignment of Primary Assets......................................................................46
  The Pooling and Servicing Agreement and the Servicing Agreements..................................49
  The Indenture.....................................................................................59
  The Trust Agreement...............................................................................63
  Reports to Securityholders........................................................................63
  The Trustees; Agents..............................................................................65
  Loss Mitigation Advisor; Investment Manager; Other Parties........................................65

Certain Legal Aspects of Mortgage Loans.............................................................65
  Mortgage Loans....................................................................................66
  Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries....................................66
  Cooperatives......................................................................................68
  Foreclosure.......................................................................................69
  Realizing Upon Cooperative Security...............................................................70
  Rights of Redemption..............................................................................71
  Anti-Deficiency Legislation and Other Limitations on Lenders......................................72
  Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico....................73
  Bankruptcy Laws...................................................................................73
  Due-on-Sale Clauses...............................................................................75
  Enforceability of Certain Provisions..............................................................76
  Environmental Considerations......................................................................76
  Servicemembers Civil Relief Act...................................................................78
  Alternative Mortgage Instruments..................................................................78
  Consumer Protection Laws..........................................................................79
  Applicability of Usury Laws.......................................................................80
  Default Interest and Limitations on Prepayment....................................................80
  Secondary Financing...............................................................................80
  Certain Laws and Regulations......................................................................80
  Type of Mortgaged Property........................................................................80
  FHA Insurance and VA Guaranty.....................................................................81

Material Federal Income Tax Considerations..........................................................83
  Types of Securities...............................................................................84
  Taxation of Securities Treated as Debt Instruments................................................87
  REMIC Residual Certificates.......................................................................93
  Grantor Trust Certificates.......................................................................100
  Partner Certificates.............................................................................103
  Special Tax Attributes...........................................................................106
  Backup Withholding...............................................................................108
  Reportable Transaction...........................................................................108

State And Local Tax Considerations.................................................................108

ERISA Considerations...............................................................................108
  General..........................................................................................108
  Debt Securities..................................................................................109
  Underwriters' Exemptions Applicable to Purchase of Certificates and Debt Securities..............110
  Other Considerations.............................................................................116

Legal Investment Considerations....................................................................117

Method of Distribution.............................................................................119

Legal Matters......................................................................................120

Financial Information..............................................................................120

Additional Information.............................................................................120

Reports to Securityholders.........................................................................120

Incorporation of Certain Information by Reference..................................................120

Ratings............................................................................................121

Index of Defined Terms.............................................................................122

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                         THE TRUSTS AND THE TRUST ASSETS

GENERAL

        Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an "Asset Group"), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement. The securities of a series will be non-recourse obligations of the trust. Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

        Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee. In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee. References in this prospectus to "trustee" are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

        If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

        The property or the trust for each series of securities will generally consist of (including any combination of):

        o mortgage loans secured by properties of the types described in this prospectus;

        o asset-backed or mortgage-backed securities, all of which are sometimes referred to in this prospectus as asset-backed securities, of the types described in this prospectus supplement;

        o amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

        o amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

        o mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

        o any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

        o any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in the prospectus supplement;

        o any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

        o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

        o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

        o any other asset, instrument or agreement relating to the trust and specified in the prospectus supplement.

        The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or by the seller of the Primary Asset, but will be retained by that party (the "retained interest"). Therefore, amounts received with respect to retained interest in a mortgage loan, an Agency Security or a Non-Agency Security (each as defined herein) included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

        The "Primary Assets" in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

        o   mortgage loans;

        o Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates, all of which are referred to in this prospectus as "Agency Securities;" and

        o securities representing a fractional, undivided interest in or secured by Primary Assets ("Non-Agency Securities").

        For convenience of reference, Agency Securities and Non-Agency Securities are sometimes referred to in this prospectus collectively as "Underlying Securities."

        If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement. If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

MORTGAGE LOANS

General

        If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

        o conventional one- to four-family residential, first and/or junior lien mortgage loans;

        o cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

        o   mortgage loans secured by unimproved land;

        o   mortgage loans insured by the FHA or partially guaranteed by the VA;

        o closed-end and/or revolving home equity loans or specified balances thereof that are secured by first lien or junior lien mortgages primarily on single family properties that may be subordinated to other mortgages on the same mortgaged property ("home equity loans"); or

        o   any combination of the foregoing.

        The mortgage loans will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor. Mortgage loans may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

        The mortgage loans will be evidenced by notes ("mortgage notes"). Generally, the mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on mortgaged property owned in fee simple by the borrower and, in the case of a condominium, may include a proportionate undivided interest in areas and facilities designated for the common use of condominium owners. See "Certain Legal Aspects of Mortgage Loans -- Types of Mortgaged Property. In some cases, mortgage loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan.

        Single family property will consist of one-to four-family residential dwelling units including single family detached homes, modular homes, attached homes, single family units having a common wall, individual units located in condominiums, cooperative dwellings and such other type of homes or units as are described in the related prospectus supplement. Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). The mortgaged properties may include investment properties and vacation and second homes. If specified in the applicable prospectus supplement, mortgaged properties may be located in any state or territory of the United States or outside of the United States, and the related mortgage notes may be denominated in foreign currencies. Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

        If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield and Prepayment Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

        If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, or from a fixed to an adjustable rate, in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances. If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

        If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

        If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property ("partially disbursed loans"), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed ("holdback loans") or mortgage loans that otherwise provide for future advances to the borrowers. Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

        A trust may include VA loans or FHA loans. VA loans will be partially guaranteed by the United States Department of Veteran's Affairs (the "VA"), under the Servicemen's Readjustment Act of 1944, as amended. FHA loans will be insured by the Federal Housing Administration (the "FHA"), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program.

        With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information, to the extent material to investors, as to:

        o the total principal balance of the mortgage loans as of the applicable cut-off date;

        o   the types of mortgaged properties securing the mortgage loans;

        o   the range of original terms to maturity of the mortgage loans;

        o the range of principal balances and average principal balance of the mortgage loans;

        o the earliest origination date and latest maturity date of the mortgage loans;

        o   mortgage loans having loan-to-value ratios at origination exceeding
            80%;

        o the interest rate or range of interest rates borne by the mortgage loans;

        o   the geographical distribution of the mortgage loans;

        o the total principal balance of buydown loans or GPM loans, if applicable;

        o the total principal balance of mortgage loans that are subject to negative amortization, if applicable;

        o   the delinquency status of the mortgage loans as of the cut-off date;

        o with respect to adjustable-rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

        o whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

        The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

        No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of Mortgage Loans -- Cooperatives" in this prospectus. To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

        The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series. The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services. References made herein to servicing agreements shall mean the applicable pooling and servicing agreement in each case where servicing provisions have been included therein. With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans. HomeBanc Corp. or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust. The servicing of the mortgage loans is generally described under "Origination, Acquisition and Servicing of Mortgage Loans" and "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements" in this prospectus supplement.

        If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

        The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. In addition, if stated in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for an initial interest-only period prior to the amortization of principal. Mortgage pools may also include other types of single family mortgage loans to the extent described in the applicable prospectus supplement.

        If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan ("buydown loans"). The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund. Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

        If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable ("GPM loans"). GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a "GPM fund"). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

        If specified in the related prospectus supplement, a trust may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

        If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

        If specified in the applicable prospectus supplement, a trust may include "reverse mortgage loans" that do not provide for monthly payments of principal and interest by the borrower. Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events. Maturity events will generally include:

        o   the death of the borrower, or the last living of two co-borrowers;

        o the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

        o   the sale of the related Mortgaged Property.

        The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

        As more fully described in the related prospectus supplement, interest on each revolving credit line home equity loan may be computed and payable monthly on the average daily outstanding principal balance of the home equity loan. Principal amounts on the revolving credit line home equity loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line home equity loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line home equity loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line home equity loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line home equity loans. The amounts of draws and payments on the revolving credit line home equity loans will usually differ each day. The full principal amount of a closed-end home equity loan is advanced at origination of the home equity loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the home equity loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its home equity loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the home equity loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line home equity loan or a closed-end home equity loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the home equity loan or, in some cases, the interest-only payment option may be available for the entire term of the mortgage loan up until its maturity, resulting in an obligation of the borrower to make a balloon payment on the maturity date.

Balloon Loans

        A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Unless specified in the related prospectus supplement, neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

        If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

        Monthly payments on most mortgage loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

AGENCY SECURITIES

Government National Mortgage Association

        Ginnie Mae is a wholly owned corporate instrumentality of the United States, which operates under the supervision of the United States Department of Housing and Urban Development. Section 306(g) of Title 11 of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

        Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

        Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

        The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie

Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the total amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

        If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

        All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

        Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

        Regular monthly installment payments on each Ginnie Mae certificate held in a trust will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee, by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

        Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie

Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

        The Ginnie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation

        Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

        Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

        Mortgage loans underlying the Freddie Mac certificates held by a trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

        Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates. guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards that require that the demand be made within any specified period.

        Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

        Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

        Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

        Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

Federal National Mortgage Association

        Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

        Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

        Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

        Mortgage loans underlying Fannie Mae certificates held by a trust will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificate may be backed by adjustable rate mortgages.

        Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal balance of any foreclosed or other finally liquidated mortgage loan, whether or not the principal balance is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to 52.25 billion outstanding at anytime, neither the United States nor any of its agencies is obligated to finance Fannie

Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

        Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

        The Fannie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities

        Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities

        If specified in the related prospectus supplement, a trust may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust.

NON-AGENCY SECURITIES

        Non-Agency Securities may consist of pass-through certificates or notes representing an ownership interest in, or secured by, pools of mortgage loans. Non-Agency Securities will have been issued pursuant to a pooling and servicing agreement, trust agreement, indenture or similar agreement.

        If so specified in the related prospectus supplement, the sponsor or issuer of Non-Agency Securities may be an affiliate of the depositor. The obligations of the sponsor of Non-Agency Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The sponsor of Non-Agency Securities will not have guaranteed any of the assets conveyed to the related trust or any of the Non-Agency Securities issued under the agreements. Additionally, although the mortgage loans underlying the Non-Agency Securities may be guaranteed by an agency or instrumentality the United States, the Non-Agency Securities themselves will not be so guaranteed.

        Distributions of principal and interest will be made on the Non-Agency Securities on the dates specified in the related prospectus supplement. The Non-Agency Securities may he entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will he made on the Non-Agency Securities by the private trustee or the private servicer. The sponsor of Non-Agency Securities may have the right to repurchase assets underlying the Non-Agency Securities after a certain date or under other circumstances specified in the related prospectus supplement.

        The loans underlying the Non-Agency Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property, by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative, by manufactured housing or by commercial property.

        The prospectus supplement for a series for which the trust includes Non-Agency Securities will specify, to the extent material to investors:

        o the total approximate principal amount and type of the Non-Agency Securities to be included in the trust;

        o certain characteristics of the loans that comprise the underlying assets for the Non-Agency Securities, including:

        o   the payment features of the underlying loans,

        o the approximate total principal balance, known, of underlying mortgage loans insured or guaranteed by a governmental entity,

        o the servicing fee or range of servicing fees with respect to the loans, and

        o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

        o   maximum original term-to-stated maturity of the Non-Agency
            Securities;

        o the weighted average term-to stated maturity of the Non-Agency Securities;

        o   the interest rates of the Non-Agency Securities;

        o   the weighted average interest rate of the Non-Agency Securities;

        o   the issuer of Non-Agency Securities;

        o certain characteristics of credit enhancement, if any, applicable to the Non-Agency Securities; and

        o the terms on which the underlying loans for the Non-Agency Securities may, or are required to be purchased (or substituted for) before the stated maturity of the Non-Agency Securities.

        Non-Agency Securities included in the trust for a series of securities that were issued by an issuer of Non-Agency Securities that is not affiliated with the depositor must, if issued in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), be acquired in bona fide secondary market transactions, and must either have been previously registered under the Securities Act or, if not registered, have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

PRE-FUNDING

        If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement. Prior to the application of amounts on deposit in the related pre-funding account to purchase additional Primary Assets, those amounts may be invested in one or more investments permitted under the applicable agreements.

        Additional Primary Assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for additional Primary Assets will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

        Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

        o the period during which additional Primary Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

        o the additional Primary Assets to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional Primary Assets may be purchased exceed one year.

ASSIGNMENT OF PRIMARY ASSETS

General

        In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust. The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.

        For more information, see "The Agreements -- Assignment of Primary Assets" in this prospectus.

Representations and Warranties

        Unless otherwise specified in the applicable prospectus supplement, a seller of mortgage loans to the depositor will make certain representations and warranties as to each mortgage loan, including representations and warranties to the effect that:

        o   the information on the applicable mortgage loan schedule is correct;

        o   the seller has good title to the mortgage loan;

        o   the seller is transferring the mortgage loan free of any liens;

        o   the mortgage loan was originated in accordance with applicable law;

        o the related mortgage or security agreement creates a valid lien on the collateral securing the mortgage loan;

        o the mortgage loan and the related mortgage or security agreement are enforceable;

        o there is no default under the loan other than, if applicable, delinquency in payment; and

        o if applicable, the mortgaged property has not incurred material damage from fire, storm or other casualty.

        The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

        In general, a seller of Agency or Non-Agency Securities will make only very limited representations and warranties, including:

        o   the seller has good title to the Underlying Securities; and

        o the seller is transferring the Underlying Securities free of any liens.

        The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan or Underlying Security, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

        Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such mortgage loan. However, in the event of insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

        In addition, the insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

                                  THE DEPOSITOR

        HMB Acceptance Corp., a Delaware corporation, was organized on May 5, 2004 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities. The depositor will not guarantee payments on any securities.

        The depositor is a wholly owned subsidiary of HomeBanc Corp. The principal executive offices of the depositor are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319. Its telephone number is (404) 303-4000.

                HOMEBANC CORP. AND HOMEBANC MORTGAGE CORPORATION

        HomeBanc Corp. is a Georgia corporation that owns 100% of the outstanding stock of HomeBanc Mortgage Corporation, or "HBMC," a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc Corp. has elected to be taxed as a real estate investment trust, or "REIT," and is self-managed and self-advised. HBMC is a taxable REIT subsidiary that focuses its origination activities primarily on prime one-to-four family residential mortgage loans.

                                 USE OF PROCEEDS

        The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

            ORIGINATION, ACQUISITION AND SERVICING OF MORTGAGE LOANS

ORIGINATION AND ACQUISITION OF MORTGAGE LOANS

        The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers, including HBMC. The discussion below under "Underwriting Process" is a general summary description of underwriting standards that may be applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Process

        Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer several different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

        In general, where a mortgage loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

        In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

        After all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors as low loan-to-value ratios or other favorable credit factors exist.

        In many cases, underwriting procedures are less thorough than the summary description above or differ in other ways. "Limited documentation," "stated income documentation" and "no documentation" underwriting programs require less documentary support and fewer, or no, verification procedures for a borrower's income and assets.

        Certain of the types of mortgage loans that may be included in a trust may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of loan-to-value ratios or other favorable credit factors.

SERVICING

        The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers. References in this prospectus to "master servicer" under an agreement are intended to refer to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise. Similarly, references to obligations of the "servicer" for a series may apply to the master servicer.

        Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements. The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Advances" in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property. However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements. Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

        HomeBanc Corp. or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to mortgage loans included in a trust. These parties, referred to as "servicing rights owners," will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related mortgage loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

                                 THE SECURITIES

GENERAL

        The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements. A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the "securities") that will represent indebtedness of the related trust and will be issued pursuant to an indenture. See "The Agreements" in this prospectus.

        Each series of securities will consist of one or more classes of securities, one or more of which may:

        o   accrue interest based on a variable or adjustable rate;

        o provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

        o be entitled to payments of principal but not to any payments of interest;

        o be entitled to payments of interest but not to any payments of principal;

        o be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

        o be entitled to a greater percentage of principal on the mortgage loans underlying or comprising the Primary Assets for the series than the percentage of interest on the mortgage loans to which the securities are entitled;

        o not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

        o   be entitled to payments of principal in accordance with a schedule;

        o   be entitled to payments of interest for a specified period of time;

        o be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust;

        o be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement; and/or

        o have other payment characteristics, as described in the prospectus supplement.

        If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

        Each class of securities offered by this prospectus and the prospectus supplement (the "offered securities") will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement. The classes of securities of a series may be issued in U.S. dollars or any foreign currency. The specific terms of any security denominated in a foreign currency will be described in the prospectus supplement. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge. The classes of securities of a series may be issued in fully registered, certificated form ("definitive securities") or issued in book-entry form only ("book-entry securities") in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration" below.

PAYMENTS ON THE SECURITIES

General

        Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement. Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a security will be provided to the securityholders.

        Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as "basis risk shortfalls" or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments as specified in the related prospectus supplement. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

        The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date. In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

        For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders" in this prospectus

Single Class Securities Generally

        With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

        If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the "interest rate") may also vary, due to changes in prevailing interest rates and due to prepayments on mortgage loans comprising the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary as specified in the related prospectus supplement. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

        A series of securities may include fixed and floating rate securities, accrual securities, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a "multi class series"). For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero). Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of securities to receive current distributions. See " -- Subordinate Securities" below and "Credit Enhancement -- Subordinate Securities" in this prospectus.

        Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement. On each distribution date on or before the accretion termination date, interest on the accrual securities accrues, and the amount of interest accrued is added on each distribution date to the principal balance of the security. On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement.

        A multi-class series may include one or more classes of floating rate securities. The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement. For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

Subordinate Securities

        A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the "subordinate securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "senior securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a "rating agency"), subordinate securities will not be offered by this prospectus or the prospectus supplement. See "Credit Enhancement -- Subordinate Securities" in this prospectus.

OPTIONAL TERMINATION

        If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the

Primary Assets from the trust or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust. This bid process may be subject to a minimum bid price.

         The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Master Servicer Default" and "-- Optional Purchase or Substitution of Assets; Termination" in this prospectus.

OPTIONAL PURCHASE OF SECURITIES

         The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES OR REDEMPTION

         If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

         The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

         o call protection for any class of securities of a series;

         o a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

         o certain other guarantees described in the prospectus supplement.

BOOK-ENTRY REGISTRATION

General

         If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as "Clearstream") or the Euroclear System ("Euroclear"). Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstrem and Euroclear. Investors' interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

         No person acquiring an interest in a book-entry security (each, a "Beneficial Owner") will be entitled to receive a definitive security, except as set forth below under "-- Definitive Securities." Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

         Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

DTC

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in United States dollars or in certain foreign currencies. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "cooperative corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation. The cooperative corporation establishes policy for Euroclear on behalf of its participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

        Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

Beneficial Ownership of Book-Entry Securities

        Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security. Unless and until definitive securities are issued, it is anticipated that the only "securityholder" of the offered securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders," "Noteholders" or

"Securityholders" as those terms are used in the related agreements. Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

        The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

        Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants. While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities. Participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

        Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below. Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

        Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Material Federal Income Tax Considerations" in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

        Transfers between participants of DTC will occur in accordance with DTC Rules. Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

        Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures. Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

        Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

        Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

        Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the

Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

        None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

        Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

                               CREDIT ENHANCEMENT

        Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund, another method of credit enhancement specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under "Insurance." The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

        The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

        Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

        The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities. The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans in the related pool or the repurchase of all mortgage loans in the pool, or on another date specified in the related prospectus supplement.

        If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of (unless otherwise specified):

        o   the remaining amount available under the letter of credit; and

        o the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

        The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

        If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan. Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

        To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

        Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

SUBORDINATE SECURITIES

        To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions. In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under "-- Reserve Funds." If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

        If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority. If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the mortgage loans, the amount of such reduction will be referred to as an "applied loss amount" or other term specified in the applicable prospectus supplement.

SHIFTING INTEREST

        If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

        The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or on the loans underlying the related Non-Agency Securities. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans or loans underlying the related Non-Agency Securities will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool. Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

OVERCOLLATERALIZATION

        If stated in the applicable prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

        If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

INTEREST RATE CAPS AND SWAPS; YIELD SUPPLEMENT AGREEMENTS

        The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars intended to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

        An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap and an interest rate floor are, essentially, two separate agreements that taken together achieve the same economic result as a swap. Under a cap agreement, the counterparty would agree to pay to the trust a specified fixed or floating rate of interest on a notional principal amount for a specified period of time. Under a floor agreement, the trust would agree to pay to the counterparty a fixed or floating rate of interest on a notional principal amount that may or may not be the same as the amount on which payments received under the cap agreement held by the trust are calculated. If a trust is party to both a cap and floor agreement, the counterparties may be different. The counterparty under a floor agreement may be an affiliate of the depositor.

        The credit rating of the counterparty under any interest rate swap or cap agreement will be specified in the applicable prospectus supplement.

        The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.

        Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

        There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

MORTGAGE LOAN PURCHASE OBLIGATIONS AND OPTIONS

        Some of the mortgage loans and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation or a purchase option. The terms and conditions of each purchase obligation and/or purchase option, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation or purchase option with respect to mortgage loans may apply to the related mortgage loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation or purchase option with respect to mortgage loans will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations and purchase options may be payable to the trustee or directly to the holders of the securities to which the obligations or options relate.

RESERVE FUNDS

        If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series. The reserve fund for a series may or may not be included in the trust for that series. The reserve fund for each series will be created by the depositor and will be funded by:

        o the retention by the servicer of certain payments on the mortgage loans;

        o the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

        o   an initial deposit;

        o   any combination of the foregoing; or

        o   some other manner as specified in the related prospectus supplement.

        Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans, and/or on the mortgage loans in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund. After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount. The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class. The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time. The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise. A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

        Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below. If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

        o the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount; or

        o the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

        In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans when amounts on deposit in the reserve fund are less than the required amount. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

        If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

        (1) to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

        (2) to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

        (3) to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

        If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

        Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

        Funds in the reserve fund for a series will be invested as provided in the related agreements. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party. Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement. Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities.

        The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

        If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                                    INSURANCE

        To the extent described in the applicable prospectus supplement, the real property that secures a mortgage loan will be covered by a standard hazard insurance policy and other insurance policies. Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement. In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement. The most common forms of insurance are described below. The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

        To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each single family mortgage loan for which the seller's underwriting guidelines requires such insurance. The master servicer or the applicable servicer will be required to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination or 80% of the current value as supported by a current appraisal acceptable to the servicer. Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans. A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee.

        Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

        o all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

        o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

        o   amounts expended but not approved by the primary mortgage insurer;

        o   claim payments previously made by the primary mortgage insurer; and

        o   unpaid premiums.

        As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

        (1)     advance or discharge:

                (A)     all hazard insurance premiums; and

                (B) as necessary and approved in advance by the primary mortgage insurer:

                        o   real estate property taxes;

                        o all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

                        o   property sales expenses;

                        o any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

                        o foreclosure costs, including court costs and reasonable attorneys' fees;

        (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

        (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

        Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

        (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

        (2) written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

        (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

        (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

        (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

        (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

        Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

        A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA INSURANCE AND VA GUARANTEES

        Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under "Certain Legal Aspects of Mortgage Loans -- FHA Insurance and VA Guaranty" in this prospectus.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

        The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

        Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

        The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

        o the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

        o the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

        Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

        The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit. Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's cooperative dwelling or that cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

        Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

SPECIAL HAZARD INSURANCE POLICIES

        If so specified in the applicable prospectus supplement, a separate special hazard insurance policy will be obtained for the related trust from the insurer named in the prospectus supplement. The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

POOL INSURANCE POLICIES

        If specified in the related prospectus supplement, a pool insurance policy for the mortgage loans in the related trust will be obtained from the insurer named in the prospectus supplement. Each pool insurance policy will cover any loss (subject to limitations described in the applicable prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

        In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

                       YIELD AND PREPAYMENT CONSIDERATIONS

YIELD

        The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

        In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

        A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index or otherwise.

        The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

        In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

        The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

        The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under "The Agreements -- The Pooling and Servicing Agreement," in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

        In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

        For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans may be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

        For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

        The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

        Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

        The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

        If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers may be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

        If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

        The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

        No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

        Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See "-- Maturity and Prepayment" below.

MATURITY AND PREPAYMENT

        The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

        Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

        The following is a list of some of the factors that may affect prepayment experience:

        o   homeowner mobility;

        o   economic conditions;

        o   changes in borrowers' housing needs;

        o   job transfers;

        o   unemployment;

        o   borrowers' equity in the properties securing the mortgages;

        o   servicing decisions;

        o   enforceability of due-on-sale clauses;

        o   mortgage market interest rates;

        o   mortgage recording taxes;

        o   solicitations and the availability of mortgage funds; and

        o   the obtaining of secondary financing by the borrower.

        All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

        Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans. The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

        The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower's monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

        The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

        Mortgage loans with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan. This assumption would have the effect of extending the average life of the mortgage loan. FHA loans and VA loans are not permitted to contain "due on sale" clauses, and are freely assumable.

        An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreement -- Due on Sale Clauses; Assumptions," and "Certain Legal Aspects of Mortgage Loans -- Enforceability of Certain Provisions" in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

        The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Due on Sale Clauses; Assumptions" and "Certain Legal Aspects of Mortgage Loans" in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

        At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur. A borrower may be legally entitled to require the servicer to allow a refinancing. Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

        For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

        If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust. The sellers will also have certain repurchase obligations or options, as more fully described in this prospectus.

                                 THE AGREEMENTS

        The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

GENERAL

        Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the "sale agreement"). Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement. A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement. In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

        The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement, servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the "agreements" for that series. In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the "pooling and servicing agreement" for the applicable series. In the case of a series of notes, the trust will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements. In some cases, provisions regarding the servicing of mortgage loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

ASSIGNMENT OF PRIMARY ASSETS

General

        The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement. Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee. The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

        The depositor will cause the mortgage loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement. The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

        If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System. For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

        In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee's security interest in each cooperative loan.

        The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents. If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan. This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

        If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. See "The Trusts and the Trust Assets -- Assignment of Primary Assets" in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

        Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

        If stated in the related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

        If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

        Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Agency and Non-Agency Securities

        Pursuant to the applicable agreements for a series of securities as to which Agency or Non-Agency Securities are included in the related trust, the depositor will cause the Underlying Securities to be transferred to the trustee together with all principal and interest payable thereon after the date specified in the applicable prospectus supplement. Each Underlying Security included in a trust will be identified in a schedule appearing as an exhibit to the applicable agreement. The schedule will include information as to the principal balance of each Underlying Security as of the date of issuance of the securities and its interest rate. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Underlying Security that is included in a trust and to provide for all distributions on each Underlying Security to be made directly to the trustee.

        In connection with the assignment of Underlying Securities to the trustee, the depositor or seller will make certain limited representations and warranties in the related agreements as to, among other things, its ownership of the Underlying Securities. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of securityholders in the Underlying Securities , the depositor or seller will be required to repurchase the affected Underlying Securities at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for the Underlying Securities. The Underlying Securities with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Underlying Securities will be distributed to securityholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

        The applicable prospectus supplement will describe the characteristics of the mortgage loans underlying the Underlying Securities.

        If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of securities, the depositor or seller may, in lieu of the repurchase obligation described above, and in certain other circumstances, deliver to the trustee new Underlying Securities in substitution for any one or more of the Underlying Securities initially included in the trust. The required characteristics or any such substitute Underlying Securities and any additional restrictions relating to the substitution of Underlying Securities will be set forth in the related prospectus supplement.

THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

        The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

        If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement. If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

        The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

        Each servicer will be required to service the mortgage loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under "-- Advances" below. In addition, unless otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise ("REO property"). If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

        A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

        A servicer will have the discretion to waive prepayment premiums (if any) as provided in the related servicing agreement.

        The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

        Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

        Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis. See "-- Full Recourse Servicing of Certain FHA and VA Mortgage Loans" below.

        A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may, but is not required to be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may, but will not be required to procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

        Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the "collection account") on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer. The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

        o   to withdraw amounts deposited in error;

        o to make distributions of retained interest to any retained interest holder;

        o if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

        o   to reimburse itself or a servicer for outstanding Advances;

        o to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

        o   to pay itself the master servicing fee;

        o   to reimburse itself and other parties for expenses;

        o to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

        o to make such other payments as are provided for in the pooling and servicing agreement;

        o   to remit amounts to the trustee; and

        o to clear and terminate the collection account upon termination of the trust.

        The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

        The trustee will establish and maintain a segregated account (the "distribution account") on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made. If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

        Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less. Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired. Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account. Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit. This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement. Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance. Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

        Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan. See "Insurance -- Standard Hazard Insurance Policies on Mortgage Loans" in this prospectus.

        Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in FEMA designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

        In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan. This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

        Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.

        See "Insurance -- Standard Hazard Insurance Policies on Mortgage Loans" in this prospectus.

Primary Mortgage Insurance

        To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "the insured," under each primary mortgage insurance policy. The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies. See "Insurance -- Primary Mortgage Insurance Policies" in this prospectus.

        If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of mortgage loans.

Other Insurance

        Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the mortgage loans.

Due on Sale Clauses; Assumptions

        Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses."

Prepayment Interest Shortfalls

        When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month's interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer's servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

        The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

        Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a "delinquency advance"); provided, however, that with respect to delinquent balloon payments a servicer's obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan. References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

        Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

        The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees (collectively, "servicing advances"). Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

        We refer to delinquency advances and servicing advances collectively as "Advances." If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer's determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

        All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

        To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments. We refer to these FHA and VA mortgage loans as full recourse mortgage loans.

        In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date. The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below. In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

        When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

        As described under "-- Servicing" above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement. If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above. Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis

Foreclosure and Other Disposition

        Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise. However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related mortgage loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

        As an alternative to foreclosure, a servicer may sell a defaulted mortgage loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

        The pooling and servicing agreement provides that each year during which the master servicer directly services any of the mortgage loans a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the master servicer's performance of its servicing obligations under the pooling and servicing agreement and similar agreements and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for such exceptions as the firm believes to be immaterial and such other exceptions set forth in such statement. The servicing agreements will require the servicers to furnish similar reports to the master servicer on an annual basis, together with an officer's certification to the effect that, based upon a review of the activities of the servicer during the preceding calendar year, the servicer has fulfilled its obligations under the servicing agreement.

Errors and Omissions Coverage

        The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

        The master servicer will be paid the compensation specified in the applicable prospectus supplement. This may be a monthly fee calculated as a fixed percentage on the principal balance of the mortgage loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the "servicing fee") calculated as a fixed percentage on the principal balance of the mortgage loans serviced by it. A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement. If an affiliate of the depositor owns the servicing rights relating to particular mortgage loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

        Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a "servicing account") pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

        The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

        A "master servicer event of default" under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement;
(3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a report expressly required by the pooling and servicing agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

        So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

Amendment

        In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error,
(iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

        The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66-2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

        To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

        To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

        Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

        Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

         If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer.

         If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.
The Master Servicer

         The master servicer under each agreement will be named in the related prospectus supplement. The entity acting as master servicer under each agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus supplement to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

THE INDENTURE

Modification of Indenture

         If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

         Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). However, without the consent of each Noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

        o   change the amount of, or delay the timing of, payments on any note;

        o alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

        o reduce the proportion of notes required to consent to a supplemental indenture; or

        o permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

        In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

        Events of default under an indenture (each, an "indenture default") will generally consist, unless otherwise specified, of:

        o a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the "highest priority class");

        o a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

        o a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

        o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture; or

        o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

        If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes.

        If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the mortgage loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the mortgage loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the mortgage loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

        If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

        If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

        Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

        o such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

        o the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

        o such holder or holders have offered the indenture trustee reasonable indemnity;

        o the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

        o no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

        Each indenture will provide generally that the related trust will not, among other things:

        o so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

        o except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

        o claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series (other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

        o permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

        o permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

        o take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

        In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

        Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee's Annual Report

        To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

        An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

THE TRUST AGREEMENT

        Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory business trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

        o issuing notes pursuant to an indenture and to conducting an offering of the notes;

        o issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

        o acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the trust's obligations under the notes;

        o entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

        o   entering into any applicable interest rate cap or swap agreements;

        o such other purposes as are described in the applicable prospectus supplement;

        o engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

        o engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

        Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

REPORTS TO SECURITYHOLDERS

        The pooling and servicing agreement will provide that on each distribution date, the trustee will make available to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

        o the amount of the distribution with respect to each class of securities;

        o the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

        o   the amount of such distributions allocable to interest;

        o the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

        o the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

        o if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

        o the amount of any Advances for such distribution date, and the amount of any outstanding Advances remaining after such distribution date;

        o the purchase price deposited into the collection account with respect to any mortgage loan;

        o the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

        o the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

        o   the pool balance as of such distribution;

        o   any applied loss amount for any class of securities;

        o the amount of any basis risk shortfall with respect to any class of securities;

        o   the overcollateralization amount for such distribution date;

        o the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

        o the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

        o the amount of fees paid to the trustee, the custodian, the master servicer and the servicers for such distribution date; and

        o such other information as is required under the pooling and servicing agreement.

        In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

        The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement. In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

THE TRUSTEES; AGENTS

        The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to "trustee" are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

        Each trustee's liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

        To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time. In the case of foreign currency securities, one or more paying agents may be appointed in the appropriate countries.

LOSS MITIGATION ADVISOR; INVESTMENT MANAGER; OTHER PARTIES

        The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or
(3) such other parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

        The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

MORTGAGE LOANS

        The mortgage loans are secured by first or junior mortgages and deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender. In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

        The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

        The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

        The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

        The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

        Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

        The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVES

        Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

        A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

        The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "-- Realizing Upon Cooperative Security" below.

Tax Aspects of Cooperative Ownership

        In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

        Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

        Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

        In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

        In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Rights of Redemption" below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

        In addition to applicable state law, a mortgagee's ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

REALIZING UPON COOPERATIVE SECURITY

        The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

        Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

        In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

        In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

        In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

        Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

        Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

        In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

        In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have construed the provisions of the UCC regarding a secured party's right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 case under the United States Bankruptcy Code (the "Bankruptcy Code"), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

        The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

        Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the borrower resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

        There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

        Under Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of liquidation proceeds available to satisfy a defaulted mortgage loan, and may increase the amount of any realized loss on such a loan.

BANKRUPTCY LAWS

        Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior "wraparound" mortgage or deed of trust encumbering such mortgaged property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

        Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

        A "deficient valuation" with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "outstanding balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, "deficient valuation" means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan's revised amortization schedule). A "debt service reduction" with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

        Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or
(3) to the extent other collateral may be substituted for the rents.

        To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

        In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

        In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

        Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor's mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is "adequate protection" of the existing mortgagee's interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor's principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such "superpriority" status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

        Both the House of Representatives and the Senate have passed major bankruptcy reform bills. The two bills contain certain inconsistencies and, as of the date of this prospectus, lawmakers have not resolved these differences through the conference process. It is impossible to predict with any degree of certainty which, if any, of the substantial changes that are included in the two bills will be enacted. Each of the bills contains provisions that could adversely affect the value of the mortgage loans. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from either of the bills as passed.

DUE-ON-SALE CLAUSES

        The enforceability of due-on-sale clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

        The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

        Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

        Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

        Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

        Under the laws of certain states where the mortgaged properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

        Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

        Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

        It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

        If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

        Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, none of the depositor, the seller or sellers or any of their respective affiliates have made such evaluations prior to the origination of the mortgage loans, nor does the depositor, the seller or sellers or their respective affiliates require that such evaluations be made by originators who have sold the mortgage loans to a seller. Neither the depositor nor any seller is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. None of the depositor, the seller or sellers or the master servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the a seller authorized or able to make any such representation, warranty or assumption of liability relative to any such mortgaged property.

SERVICEMEMBERS CIVIL RELIEF ACT

        Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws ("Relief Act shortfalls"), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

ALTERNATIVE MORTGAGE INSTRUMENTS

        Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

CONSUMER PROTECTION LAWS

        The Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

        Mortgage loans are also subject to various other federal laws, including
(1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers' credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

        State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

APPLICABILITY OF USURY LAWS

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

        Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING

        Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

        The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

        Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question. Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium. A "condominium form" of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.

FHA INSURANCE AND VA GUARANTY

        The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement will be borne by securityholders.

        Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment. Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

        FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended. FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage. These programs generally limit the principal balance of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

        The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings. Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower. Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date. In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

        HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements. In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

        To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee. The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions. To date, however, HUD has not adopted implementing regulations.

        HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

        The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

        Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan. Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty
        VA mortgage loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

        With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

        In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

        When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "buydown"). In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

        In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

        This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as "capital assets" within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

        In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

        In this discussion, when we use the term:

        o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

        o   "Code," we mean the Internal Revenue Code of 1986, as amended;

        o   "IRS," we mean the Internal Revenue Service;

        o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

        o   "Foreign Person," we mean any person other than a U.S. Person; and

        o "U.S. Person," we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

        This discussion addresses the following three types of securities:

        o   REMIC securities;

        o notes issued by a trust, including a trust for which a REIT election has been made; and

        o trust securities issued by trusts for which a REMIC election is not made.

        The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "--Special Tax Attributes," "--Backup Withholding" and "--Reportable Transactions" below address all types of securities.

REMIC Securities Generally

        With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in
Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

        A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a "REMIC regular security." REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

        We refer to a REMIC security representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual securities is discussed under "--REMIC Residual Certificates" below.

        A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

        If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

        To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally

        For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

        With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

        With respect to each series of trust securities for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the securities issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or

Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

        When we refer to "Debt Securities" in the discussion that follows, we mean (1) REMIC regular securities and (2) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

Interest Income and OID

        Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

        For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

        The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal balance (a "super-premium class").

        To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

        If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

        The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

        The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

        For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

        Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

        Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

        If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

        If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1)
0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

        Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

        Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

        The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

        If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

        A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

        A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

        The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

        Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

        Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

        If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

        Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

Foreign Persons

        Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

        Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

        Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

        Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

        If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

        Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

        A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

        Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

        For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

        Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

        Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

        In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

        Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

Basis Rules and Distributions

        A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

        A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

        A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

        The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

Sales of REMIC Residual Certificates

        If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

        The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

        If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

        The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "--Taxation of Securities Treated as Debt Instruments -- Interest Income and OID" above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

        In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

        A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

        A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-Taxation of Securities Treated as Debt Instruments -- Interest Income and OID" above for a discussion concerning prepayment assumptions.

        All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

        Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

        The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

        o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

        o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

        o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

        o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

        Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual security before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

        Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign

Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

        The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

        The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

        Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

        The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "--Special Tax Attributes--REMIC Securities" below.

Mark-to-Market Rule

        Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUST CERTIFICATES

        For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

        There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

        Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning

"stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

        Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

        Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

        For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

        A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "--Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

        In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--Trust Expenses" below, subject to the limitation described therein.

Purchase of More Than One class of Stripped Certificates

        When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

        For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

        For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

        Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

        If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition" above. Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

        Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

        The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above.

PARTNER CERTIFICATES

        If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner's Distributive Share

        The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

        A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

        A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

        A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

        If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

        If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

        Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

        If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

        Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

        Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

        Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

        Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

        In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

        REMIC Securities

        REMIC securities held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

        In addition, REMIC securities held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

        REMIC regular securities also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

        The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

        The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

        For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

        As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Securities Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

        Debt Securities that are not REMIC regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

Grantor Trust Certificates

        Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

        Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

        For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

        Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTION

        Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

        In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

        For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that prospective investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called "Keogh" plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a "Benefit Plan"). ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code. Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code ("Similar Law").

        In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of "prohibited transactions" involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are "parties in interest" as described in Section 3(14) of ERISA or "disqualified persons" as described in Section 4975 of the Code (collectively, "parties in interest") with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

        In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "DOL") (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A certificate will normally be treated as an equity interest for these purposes.

DEBT SECURITIES

        Although there is little guidance on how the definition of "equity interest" described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

        The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. However, a number of prohibited transaction class exemptions (or "PTCEs") issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan: PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

        To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

        Notes of a series should also not be purchased with the assets of a Benefit Plan if HomeBanc Corp., the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

UNDERWRITERS' EXEMPTIONS APPLICABLE TO PURCHASE OF CERTIFICATES AND DEBT SECURITIES

        The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions" or the collectively the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met. Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

        Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

        (1) at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of "designated transactions" described below, three) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. (each a "rating agency" as defined herein);

        (2) the trustee is not an affiliate of any member of the "Restricted Group" other than the underwriter. The "Restricted Group" includes HomeBanc Corp., the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of mortgage loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

        (3) the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, certain mortgage-backed or asset-backed securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

        (4) the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, Agency Securities or Non-Agency Securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

        (5) the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., "fully secured");

        (6) the mortgage loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in "designated transactions" described below);

        (7) the Benefit Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

        (8) the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

        (9) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

        (10) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

        (11) the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses;

        (12) assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan's acquisition of securities in reliance upon the Exemption.

Designated Transactions

        In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, cooperative or commercial loans which are described and defined in the Exemption as "designated transactions", the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will be considered "designated transactions" for purposes of the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

        (1) not subordinated to the rights and interests evidenced by securities of the same trust;

        (2) such securities acquired by the Benefit Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

        (3) any mortgage loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

        In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

        The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it:

        (1)     is an "eligible Swap;"

        (2)     is with an "eligible counterparty;"

        (3)     is purchased by a "qualified plan investor;"

        (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

        (5) permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

        An "eligible Swap" is one which:

        (1)     is denominated in U.S. dollars;

        (2) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

        (3) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

        (4) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the ---- fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

        (5) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

        (6) does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

        An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

        A "qualified plan investor" is a Benefit Plan or Benefit Plans where the decision to buy such class of securities is made on behalf of the Benefit Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

        (1)     a "qualified professional asset manager" ("QPAM") under PTCE
                84-14;

        (2)     an "in-house asset manager" under PTCE 96-23; or

        (3) has total assets (both Benefit Plan and non-Benefit Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

        In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

        (1) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

        (2) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

        In the event that the servicer fails to meet these obligations, Benefit Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Benefit Plan which involves such ratings dependent Swap.

        "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

        (1) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

        (2) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

        (3)     terminate the Swap Agreement in accordance with its terms.

        An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Benefit Plans if it meets the following conditions:

        (1)     it is denominated in U.S. dollars;

        (2)     it pays an Allowable Interest Rate;

        (3)     it is not Leveraged;

        (4) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

        (5) it is entered into between the trust and an eligible counterparty and

        (6)     it has an Allowable Notional Amount.

Pre-Funding Accounts

        The Exemption permits transactions using pre-funding accounts ("Pre-Funding Account") whereby a portion of the mortgage loans are transferred to the trust within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such mortgage loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

        (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%);

        (2) all mortgage loans transferred after the closing date (referred to here as "additional mortgage loans") must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust, which terms and conditions have been approved by the rating agency;

        (3) the transfer of such additional mortgage loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

        (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the mortgage loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the mortgage loans which were transferred to the trust on the closing date;

        (5) either: (i) the characteristics of the additional mortgage loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans conform to the characteristics described in the prospectus or prospectus supplement ("Offering Documents") and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred as of the closing date;

        (6) the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

        (7) amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional mortgage loans ("Capitalized Interest Account") used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency; and

        (8)     certain disclosure requirements must be met.

Limitations on Scope of Relief

        The Underwriter Exemption will not apply to a Benefit Plan's investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

        (1) in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

        (2) the Benefit Plan's investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

        (3) immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

        (4) the Benefit Plan is not sponsored by any member of the Restricted Group.

        Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities. Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

OTHER CONSIDERATIONS

        Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan. In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available. Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

        Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

        The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

        All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

                         LEGAL INVESTMENT CONSIDERATIONS

        The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

        Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

        The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled "Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

        o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives; and

        o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

        For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

        The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

        On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

        Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        Except as to the status of certain classes of securities as "mortgage related securities," no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

        Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                             METHOD OF DISTRIBUTION

        Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

        Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

        If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

        The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

        The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

        If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

        One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

                                  LEGAL MATTERS

        Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

        The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of the depositor.

        A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

        The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's web site (http://www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

        Periodic reports containing information about the securities of a series and the related trust will be made available to holders of securities of that series as described under "The Agreements -- Reports to Securityholders" in this prospectus. These periodic reports will contain financial information that will not have been examined or reported on by an independent certified public accountant.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer's financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust.

        The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Legal Department, HMB Acceptance Corp.

                                     RATINGS

        It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

        Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets. These ratings address such factors as:

        o   structural and legal aspects associated with the securities;

        o the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

        o   the credit quality of the credit enhancer or guarantor, if any.

        o Ratings on the securities do not, however, constitute a statement regarding:

        o   the likelihood of principal prepayments by borrowers;

        o the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

        o whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

        A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

                                             PAGE
                                             ----
1986 Act.......................................87
accrual class..................................88
acquisition premium............................89
additional mortgage loans.....................115
Advances.......................................54
AFR............................................84
Agency Securities...............................2
agreements.....................................46
Allowable Interest Rate.......................112
Allowable Notional Amount.....................113
applied loss amount............................31
Asset Conservation Act.........................77
Asset Group.....................................1
Bankruptcy Code................................72
basis risk shortfalls..........................22
Beneficial Owner...............................25
Benefit Plan..................................108
book-entry securities..........................21
buydown........................................83
buydown loans...................................5
CERCLA.........................................77
clearing agency................................25
clearing corporation...........................25
Clearstream....................................25
Code...........................................84
coinsurance....................................38
collection account.............................51
condominium form...............................81
constant yield election........................91
cooperative corporation........................26
credit limit...................................67
Debt Securities................................87
debt service reduction.........................74
deficient valuation............................74
definitive securities..........................21
delinquency advance............................54
distribution account...........................51
DOL...........................................109
DTC............................................24
electing large partnership.....................97
eligible counterparty.........................112
eligible Swap.................................112
eligible yield supplement agreement...........114
ERISA.........................................108
Euroclear......................................24
Euroclear Operator.............................26
European Depositaries..........................26
excess inclusion...............................99
Exchange Act...................................25
Exemption.....................................110
FHA.............................................4
FHA/VA Claim Proceeds..........................81
Foreign Person.................................84
full recourse mortgage loans...................55
future advance.................................67
GPM fund........................................7
GPM loans.......................................7
Grantor Trust..................................86
Grantor Trust Certificates.....................86
hazardous substances...........................77
highest priority class.........................60
holdback loans..................................4
home equity loans...............................3
indenture default..............................60
indirect participants..........................25
inducement fees................................96
in-house asset manager........................113
interest rate..................................22
IRS............................................84
Leveraged.....................................113
LIBOR..........................................32
market discount bond...........................89
master servicer................................20
master servicer event of default...............57
mortgage notes..................................3
multi class series.............................23
National Housing Act...........................81
NCUA...........................................79
No-Bid.........................................83
Non-Agency Securities...........................2
noneconomic....................................97
non-pro rata security..........................90
Non-ratings dependent Swaps...................114
notional.......................................32
obligatory.....................................67
offered securities.............................21
OID............................................87
OID Regulations................................87
optional.......................................67
outside reserve fund...........................86
outstanding balance............................74
PAC Method.....................................88
partially disbursed loans.......................4
participants...................................25
parties in interest...........................109
Partner Certificates...........................86
pass through entity............................97
Plan Assets Regulation........................109
pooling and servicing agreement................46
Pre-Funding Account...........................114
Pre-Funding Limit.............................114
Primary Assets..................................2
prohibited transaction.........................85
PTCEs.........................................109
QPAM..........................................113
qualified mortgages...........................106
qualified plan investor.......................112
Qualified Stated Interest......................87
qualifying liquidation.........................46
rating agency..................................23
ratings dependent Swaps.......................113
RCRA...........................................77
real estate assets............................106
real estate investment trust...................86
regular interests..............................85
Reigle Act.....................................79
REIT...........................................86
Relevant Depositary............................26
Relief Act.....................................78
Relief Act shortfalls..........................78
REMIC regular security.........................85
REMIC residual certificate.....................85
REO property...................................50
residual interests.............................85
Residual Owner.................................85
Restricted Group..............................110
retained interest...............................2
Rules..........................................27
sale agreement.................................46
SBJPA of 1996.................................106
securities.....................................20
Securities Act.................................16
Security Owner.................................84
securityholder.................................26
senior securities..............................23
servicer.......................................20
servicing account..............................56
servicing advances.............................54
servicing fee..................................56
servicing rights owners........................20
Similar Law...................................109
SMMEA.........................................117
Standard Certificates.........................100
Stripped Bond Rules...........................100
stripped bonds................................100
Stripped Certificates.........................100
subordinate securities.........................23
super-premium class............................88
Swap..........................................112
Swap Agreement................................112
tax matters person.............................99
Terms and Conditions...........................26
Tiered REMICs.................................107
TILA...........................................79
Title V........................................80
Title VIII.....................................78
Trust Indenture Act............................59
U.S. Person....................................84
Underlying Securities...........................2
Underwriter Exemptions........................110
VA..............................................4
withholding agent..............................92

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                                 $1,089,221,300
                                  (Approximate)

                         HOMEBANC MORTGAGE TRUST 2005-4
                              MORTGAGE BACKED NOTES


                                 [HOMEBANC LOGO]


                                 HOMEBANC CORP.
                                     Sponsor


                              HMB ACCEPTANCE CORP.
                                    Depositor


                             WELLS FARGO BANK, N.A.
                                 Master Servicer


                               ------------------


                              PROSPECTUS SUPPLEMENT
                                 August 25, 2005

                               ------------------


BEAR, STEARNS & CO. INC.

                                 JPMORGAN
                                                        KEYBANC CAPITAL MARKETS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.